SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Computer Sciences Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF 2013 ANNUAL
MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Tuesday, August 13, 2013 at 10:00 a.m., Eastern Time 3170 Fairview Park Drive Falls Church, Virginia 22042

Computer Sciences Corporation

     Dear Stockholder:

     You are cordially invited to join CSC’s Board of Directors and senior leadership at our 2013 Annual Meeting of Stockholders to be held on August 13, 2013. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide important information about the meeting and will serve as your guide to the business to be conducted at the meeting.

     As stewards of your Company, the Board is focused on achieving long-term performance and creating value for our stockholders through prudent execution of business strategies, risk management, strong corporate governance and top quality talent and succession planning.

     In Fiscal 2013, we made several important changes in the following areas:

  New Management Team
  Executive Compensation Oversight
  Good Corporate Governance Practices
  Stockholder Engagement and Outreach

New Management Team

     Fiscal 2013 represents the beginning of a multi-year effort to return the Company to a path of sustained profitability. The key management changes that began in March 2012 with the appointment of the President and Chief Executive Officer (“CEO”), Mike Lawrie, continued in Fiscal 2013 with new appointments for the roles of Chief Financial Officer, General Manager of Global Infrastructure Services, General Manager of Global Sales and Marketing and Regional Operations, General Manager of the North American Public Sector, Chief Human Resources Officer, Controller and Principal Accounting Officer, Chief Technology Officer, Head of Internal Audit and Chief Information Officer.

     Under Mike Lawrie’s leadership, CSC has performed well with total shareholder return growing 68% in Fiscal 2013. This performance allowed CSC to return $428 million to stockholders in Fiscal 2013, including $123 million in dividends and $305 million in share repurchases. Mike and his management team continue to make important changes such as establishing a global set of CLEAR (Client-focused, Leadership, Execution Excellence, Aspiration and Results) values to drive a strong performance culture. Through these values, we have emphasized a return to profitability by managing costs and aligning the executive team to this one overriding goal. Mike has significantly strengthened the senior leadership team and has improved the Company’s effectiveness by setting the appropriate tone for driving accountability, discipline and long term stockholder value creation.

Executive Compensation Oversight

     We believe that our compensation program provides an appropriate mix of elements to incentivize our executives to turn the business around and to foster a performance-based culture. We made significant changes to our executive compensation program to better align the mix of compensation with profitability and

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

stockholder value. We revised the 2013 compensation program to place greater emphasis on profitability, eliminate annual time vested RSU grants, focus on EPS growth and eliminate overlapping financial measures. More about these changes is contained in the Compensation Discussion and Analysis section of this Proxy Statement.

Good Corporate Governance Practices

     We believe that the strength of our governance is key to our success, and we continually review our practices to ensure effective collaboration of management and our Board to deliver value for stockholders.

     In Fiscal 2013, the Board engaged an independent consultant to facilitate an assessment of its performance and effectiveness. As part of the assessment, each director was individually interviewed. The consultant also interviewed certain members of senior management regarding Board performance and effectiveness. The collective ratings and comments of the directors and senior management were compiled and presented to the full Board for discussion. Consistent with our commitment to the quality of our Board, we expect to revise our annual Board assessment process going forward.

     Additionally, in Fiscal 2013, the Board implemented an improved management succession planning process for the identification and development of succession candidates to our executive officers, including the Chief Executive Officer. This review occurs on an annual basis.

Stockholder Engagement and Outreach

     Stockholders are key participants in the governance of the Company. For this reason, we continually seek to communicate with our stockholders and seek your perspective. Since joining the Company in March 2012, Mike Lawrie has regularly met with investors representing a substantial portion of our investor base to understand their perspectives. In our efforts to communicate with you, we improved the format of last year’s proxy statement to make it easier to read and to make the material more accessible. The Board and I were extremely pleased with the positive feedback we received about the redesigned proxy statement and the investor outreach. This year, we have further enhanced the presentation of the information by supplementing disclosure required by the SEC rules.

New Board Members

     I am pleased to introduce two new nominees for election to the Board at the Annual Meeting. Nancy Killefer, Partner at McKinsey & Company, Inc., and Brian MacDonald, Chief Executive Officer of ETP Holdco, have the qualifications and experience that will enhance the skillset and quality of the Board. More about Brian and Nancy is contained in their biographies under Proposal 1. They are being nominated to replace Irv Bailey and Steve Baum, who are retiring from the Board effective at the Annual Meeting. We would like to thank Irv and Steve for their many contributions to the Company over their years of service.

     I would also like to thank our CSC employees for their hard work in, and dedication to, the Company’s turnaround. Finally, I would like to thank you for being a stockholder and for the trust you have placed in CSC. We value your support. We encourage you to share your opinions, interests and concerns, and invite you to write to us with your reactions and suggestions to the Corporate Secretary, CSC, 3170 Fairview Park Drive, Falls Church, VA 22042.

Sincerely,
Rodney F. Chase

Chairman of the Board of Directors

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Computer Sciences Corporation

Notice of 2013 Annual Meeting of Stockholders

Tuesday, August 13, 2013
10:00 a.m., Eastern Time
Executive Briefing Center, 3170 Fairview Park Drive, Falls Church, Virginia 22042

     The 2013 Annual Meeting of Stockholders will be held on Tuesday, August 13, 2013, at 10:00 a.m. Eastern Time, at the headquarters of the Company, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The purpose of the meeting is to vote on:

1.	the election of the nine director nominees named in the attached proxy statement as directors of CSC;

2.	the approval, by non-binding vote, of the Company’s executive compensation;

3.	the approval of an amendment to the 2010 Non-Employee Director Incentive Plan;

4.	the approval of amendments to the 2011 Omnibus Incentive Plan;

5.	the ratification of the appointment of independent auditors; and

6.	such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on June 17, 2013 will be entitled to vote at the meeting and any postponements or adjournments thereof.

     Your vote is important. Whether or not you plan to attend the meeting, we encourage you to read this proxy statement and vote as soon as possible. Information on how to vote is contained in this proxy statement. In addition, voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested printed materials, the instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

By Order of the Board of Directors,

M. Louise Turilli Secretary

Falls Church, Virginia June 28, 2013

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully, before voting.

Annual Meeting of Stockholders		Meeting Agenda

Meeting Date:	August 13, 2013
  Election of nine directors

  Advisory vote to approve executive compensation

  Approval of an amendment to the 2010 Non-Employee Director Incentive Plan

  Approval of amendments to the 2011 Omnibus Incentive Plan

  Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2014

  Such other business that may properly come before the meeting

Meeting Time:	10:00 a.m. Eastern Time

Location:	Computer Sciences Corporation
Executive Briefing Center
3170 Fairview Park Drive
Falls Church, VA 22042

Record Date:	June 17, 2013

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Admission to Meeting:	Proof of share ownership will be required to enter the CSC Annual Meeting

Voting matters and vote recommendation

Matter		Vote Recommendation
Management Proposals
1.	Election of directors	FOR each nominee
2.	Advisory vote to approve executive compensation	FOR
3.	Approval of an amendment to the 2010 Non-Employee Director Incentive Plan	FOR
4.	Approval of amendments to the 2011 Omnibus Incentive Plan	FOR
5.	Ratification of Deloitte & Touche LLP as our independent auditor for fiscal year 2014	FOR

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Our Director Nominees

The following table provides summary information about each director nominee. Each director is elected annually by a majority of votes cast.

		Director		Other Public	Committee Memberships
Name	Age	Since	Independent	Boards	AC	CC	NCG	EC
David J. Barram	69	2004	•	0	M		C	M
Erik Brynjolfsson	51	2010	•	0	M		M
Rodney F. Chase	70	2001	•	3	EO	EO	EO	M
Judith R. Haberkorn	66	2007	•	0		C	M
Nancy Killefer	59	Nominee	•	0
J. Michael Lawrie	60	2012		1				C
Brian P. MacDonald	47	Nominee	•	1
C.S. Park	65	2007	•	1		M
Lawrence A.
Zimmerman	70	2012	•	3	C

AC	Audit Committee	C Chair
CC	Compensation Committee	M Member
NCG	Nominating Corporate Governance Committee	EO Ex-Officio Member
EC	Executive Committee

Attendance

Each director nominee who is a current director attended at least 75% of the aggregate of all fiscal year 2013 meetings of the Board.

CORPORATE GOVERNANCE HIGHLIGHTS

CSC’s governance is guided by our CLEAR (Client-Focused, Leadership, Execution Excellence, Aspiration and Results) values. We believe that the strength of our governance is key to our success, and we continually review our practices to ensure effective collaboration of management and our Board to yield value for stockholders. Highlights of our governance include:

BOARD OF DIRECTORS

  Independent Chairman
  9 Directors; 8 are independent
  All Audit, Compensation and Nominating/Corporate Governance Committee members are independent
  Majority of members of our Audit Committee are “financial experts”
  Executive Sessions at each regularly-scheduled meeting
  All Directors attended at least 75% of Board and Committee meetings in Fiscal 2013
  Limited membership on other public company boards
  Regular assessments and Director evaluations
  Declassified Board

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

STOCKHOLDERS’ INTERESTS

  Majority voting in uncontested Director elections
  Annual advisory vote to approve executive compensation
  Annual advisory vote to ratify auditor independence
STOCKHOLDER RETURN AND FISCAL 2013 COMPENSATION

CSC’s Total Shareholder Return (“TSR”) was 68% in Fiscal 2013. The Compensation Committee emphasized the turnaround strategy in setting compensation for NEOs and others in Fiscal 2013. Consistent with that strategy, the Committee revised the design of our annual cash incentive program to create a near-term focus on operating income, simplified the financial metrics used in connection with performance share units to focus on earnings per share and eliminated overlapping financial measures between short and long term incentives.

New CEO Performance

Under Mike’s leadership, the Company’s Fiscal 2013 performance has significantly improved over the prior fiscal year, with total stockholder return growing 68% in Fiscal 2013. The Compensation Committee awarded Mr. Lawrie an inducement grant of 200,000 performance-based Restricted Stock Units (“RSUs”) in connection with hiring him as the President and CEO. These RSUs vest if the average closing price over any 30 consecutive trading day period equals or exceeds the following percentage increases over a “base price” calculated as the average closing price over the three calendar months preceding Mr. Lawrie’s first day of employment, March 19, 2012, as follows:

Common Stock price
increase from Base Price of	Cumulative Number of
$28.32	RSUs Vesting
20%	50,000
40%	100,000
60%	150,000
80%	200,000

Increases in the trading price of the common stock since April 16, 2012 have resulted in the first three tranches of the units vesting, with the first tranche vesting on November 29, 2012, the second tranche vesting on January 10, 2013, and the third tranche vesting on March 4, 2013.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Say-on-Pay Vote

The Company’s executive compensation programs for Fiscal 2013 were designed to support the Company’s turnaround strategy. Our compensation design successfully:

  Encouraged a performance-based culture driven by our CLEAR values
  Based short and long-term incentive compensation on company-wide achievement and individual performance goals
  Aligned the interests of the executives with those of our stockholders

In Fiscal 2014, the Compensation Committee has made additional design changes to our programs to continue to strengthen our performance-based culture by awarding performance share units more deeply in the executive population and standardizing the calibration of employee performance globally.

Amendment of the 2010 Non-Employee Director Incentive Plan

At the Annual Meeting, stockholders will be asked to consider and vote upon an amendment to the 2010 Non-employee Director Incentive Plan to increase the number of shares available for issuance from 150,000 to 300,000 shares. Only 69,400 shares of CSC common stock remain available under the 2010 Director Plan as of May 31, 2013.

Amendment of the 2011 Omnibus Incentive Plan

At the Annual Meeting, stockholders will be asked to consider and vote upon amendments to the 2011 Omnibus Incentive Plan to:

  increase in the number of shares authorized for issuance under the plan from 11,000,000 to 19,300,000. Only 6,591,913 shares of CSC common stock remain available under the 2011 Incentive Plan as of May 31, 2013. The Board believes that this share reserve should be sufficient for a period of two to three years, taking into account potential grant increases over at least that period;

  add Client Satisfaction as a new performance goal to be used in connection with awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

  eliminate interest on dividend equivalents paid in connection with the settlement of RSUs;

  streamline the provisions relating to the determination of specified employees under Section 409A of the Code; and

  extend the term of the 2011 Incentive Plan through the ten year anniversary of the date stockholders approve the amended 2011 Incentive Plan.

Ratification of Independent Auditors

At the Annual Meeting, stockholders will be asked to consider and to vote upon the ratification of the appointment of Deloitte & Touche LLC as CSC’s independent auditors. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLC to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	2

HOW DO I VOTE?	8

CORPORATE GOVERNANCE	9
Corporate Governance Guidelines	9
Board Leadership Structure	10
Director Independence	10
Oversight of Risk Management	11
Compensation and Risk	12
Equity Ownership Guidelines	12
Talent Management and Succession Planning	12
Director Education	12
Oversight of Related Party Transactions	13
Code of Ethics and Standards of Conduct	13
Board Diversity	14
Mandatory Retirement of Directors	14
Resignation of Employee Directors	14
Communicating with the Board or the Chairman	14

BOARD STRUCTURE AND COMMITTEE COMPOSITION	15

DIRECTOR COMPENSATION	18

PROPOSAL 1 - ELECTION OF DIRECTORS	21
Director Nomination Process	21
2013 Director Nominees	22
Summary of Director Qualifications and Experience	28

CERTAIN LITIGATION	29

STOCK OWNERSHIP	33

AUDIT COMMITTEE REPORT	35

EXECUTIVE COMPENSATION	36
Compensation Committee Report	36
Compensation Discussion and Analysis	36
Executive Summary	36
Fiscal 2013 Direct Compensation	39
Other Executive Compensation	51

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	i

Compensation Framework	53
Additional Compensation Policies	56
Summary Compensation Table	58
Summary of CEO Compensation Realized in Fiscal 2013	61
Grants of Plan-Based Awards	63
Outstanding Equity Awards at Fiscal Year-End	64
Option Exercises and Stock Vested	67
Pension Benefits	68
Fiscal Year 2013 Nonqualified Deferred Compensation	68
Potential Payments Upon Change in Control and Termination of Employment	69

PROPOSAL 2 - ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	78

PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE
2010 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN	79

PROPOSAL 4 - APPROVAL OF AMENDMENTS TO THE 2011 OMNIBUS
INCENTIVE PLAN	86

PROPOSAL 5 - RATIFICATION OF INDEPENDENT AUDITORS	96
Fees	96
Pre-Approval Policy	97
Vote Required	97

ADDITIONAL INFORMATION	98
Section 16(a) Beneficial Ownership Reporting Compliance	98
Business for 2014 Annual Meeting	98

APPENDIX A - INDEPENDENCE STANDARDS	A-1

APPENDIX B - 2010 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN	B-1

APPENDIX C - 2011 OMNIBUS INCENTIVE PLAN	C-1

ii	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Computer Sciences Corporation

3170 Fairview Park Drive
Falls Church, Virginia 22042

June 28, 2013

PROXY STATEMENT

     We are providing these proxy materials in connection with the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Sciences Corporation (“CSC” or the “Company” and sometimes referred to with the pronouns “we”, “us” and “our”). The Notice of Internet Availability of Proxy Materials, this proxy statement, any accompanying proxy card or voting instruction card and our 2013 Annual Report to Stockholders (“2013 Annual Report”), which includes our 2013 Annual Report on Form 10-K, were first made available to stockholders on or about June 28, 2013. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

     We are delivering proxy materials for the Annual Meeting under the United States Securities and Exchange Commission’s “Notice and Access” rules. These rules permit us to furnish proxy materials, including this proxy statement and our 2013 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders received a Notice of Internet Availability of Proxy Materials (the “Notice”), which provides instructions on how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. More information about Notice and Access is set forth in “Questions and Answers about the Annual Meeting and Voting.”

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Who is soliciting my vote?

     The Board of Directors of CSC (sometimes referred to herein as the “Board”) is soliciting your vote at the 2013 Annual Meeting.

2.	When will the meeting take place?

     The Annual Meeting will be held on Tuesday, August 13, 2013 at 10:00 a.m., Eastern Time, at the headquarters of the Company, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

3.	What is the purpose of the Annual Meeting?

     You will be voting on:

  the election of each of the nine nominees as directors of CSC;

  the approval, by non-binding vote, of the Company’s executive compensation;

  the approval of an amendment to the 2010 Non-Employee Director Incentive Plan;

  the approval of amendments to the 2011 Omnibus Incentive Plan;

  the ratification of the selection of Deloitte & Touche LLP as our auditors for the fiscal year ending March 28, 2014 (“Fiscal 2014”); and

  any other business that may properly come before the meeting.
4.	What are the Board of Directors’ recommendations?

     The Board recommends a vote:

1.	for the election of each of the nine nominees for director;

2.	for the approval, on an advisory basis, of the Company’s executive compensation;

3.	for the approval of the amendment to the 2010 Non-Employee Director Incentive Plan;

4.	for the approval of the amendments to the 2011 Omnibus Incentive Plan;

5.	for the ratification of the selection of Deloitte & Touche LLP as our auditors for Fiscal 2014; and

6.	for or against other matters that come before the Annual Meeting, as the proxy holders deem advisable.

2	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

5.	Who is entitled to vote at the Annual Meeting?

     The Board of Directors set June 17, 2013 as the record date for the Annual Meeting (the “Record Date”). All stockholders who owned CSC common stock at the close of business on June 17, 2013 may attend and vote at the Annual Meeting and any postponements or adjournments thereof.

6.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a paper copy of proxy materials?

     Under the “Notice and Access” rules of the United States Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this proxy statement and our 2013 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

7.	Can I vote my shares by filling out and returning the Notice?

     No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by (i) Internet, (ii) telephone, (iii) requesting and returning a paper proxy card or voting instruction card, or (iv) submitting a ballot in person at the meeting.

8.	Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

     If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

     If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents to your home or business and help us conserve natural resources. See http://www.icsdelivery.com/csc to request complete electronic delivery. Enrollment for electronic delivery is effective until cancelled.

9.	How many votes do I have?

     You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	3

10.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

     Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

     Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the Annual Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

     Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

11.	How many votes must be present to hold the Annual Meeting?

     A majority of our issued and outstanding shares entitled to vote at the Annual Meeting as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a “quorum.” Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

     As of the record date there were 148,770,270 shares of CSC common stock outstanding.

12.	How many votes are required to elect directors and adopt the other proposals?

     Proposal 1 – Election of Directors. Directors are elected by a majority vote in uncontested elections. Therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” any nominee; therefore, they will have no effect on the outcome of the vote on this proposal. In accordance with the Company’s Corporate Governance Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee. Within 30 days following the certification of the stockholder vote, the Nominating/Corporate Governance Committee will make a recommendation to the Board of Directors as to the treatment of any director who did not receive a majority vote, including whether to accept or reject any tendered resignation. The Board of Directors will make a final determination within 90 days following the certification of the election results, and publicly disclose its decision and rationale.

4	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

     Proposal 3 – Approval of an Amendment to the 2010 Non-Employee Director Incentive Plan. This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. In accordance with NYSE listing requirements, approval of the Amendment to the 2010 Non-Employee Director Incentive Plan requires an affirmative vote of the holders of a majority of the shares of Common Stock cast on such proposal, in person or by proxy, provided the total vote cast on the proposal represents more than 50% of the outstanding shares of common stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our common stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast. Abstentions will have the effect of a vote against this proposal. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against this proposal.

     Proposal 4 - Approval of Amendments to the 2011 Omnibus Incentive Plan. This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. In accordance with NYSE listing requirements, approval of the Amendments to the 2011 Omnibus Incentive Plan requires an affirmative vote of the holders of a majority of the shares of common stock cast on such proposal, in person or by proxy, provided the total vote cast on the proposal represents more than 50% of the outstanding shares of Common Stock entitled to vote on the proposal. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. All outstanding shares, including broker non-votes, count as shares entitled to vote. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions, which is referred to as the “NYSE Votes Cast,” must be greater than 50% of the total outstanding shares of our Common Stock. Once satisfied, the number of votes “for” the proposal must be greater than 50% of NYSE Votes Cast. Abstentions will have the effect of a vote against this proposal. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against this proposal.

     Proposal 5 – Ratification of Independent Auditors. This proposal requires an affirmative “FOR” vote of a majority of the votes cast (i.e., of the votes “FOR” or “AGAINST”) to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

13.	What if I don’t give specific voting instructions?

     Stockholders of Record. If you are a stockholder of record and you:

  Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

  Return a signed proxy card but do not indicate how you wish to vote;

then your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	5

     Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the Annual Meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the Company’s executive compensation or the ratification of the appointment of independent auditors. Broker non-votes may affect the outcome of the approval of the amendment to the 2010 Non-Employee Directors Incentive Plan and Approval of Amendments to the 2011 Omnibus Incentive Plan if broker non-votes cause less than a majority of the shares outstanding to be voted in favor of these matters.

     Your broker will vote your street name shares at the Annual Meeting with respect to (i) the election of directors, (ii) approval of the Company’s executive compensation, (iii) approval of the amendment to the 2010 Non-Employee Incentive Plan and (iv) approval of amendments to the 2011 Omnibus Incentive Plan only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposals 1, 2, 3 and 4.

     Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

     Participants in the Matched Asset Plan (MAP) If you participate in the MAP, you will receive a voting instruction form for all shares you may vote under the plan. Under the terms of the MAP, the MAP trustee votes all shares held in the CSC Stock Fund, but each participant in the MAP may direct the trustee how to vote the shares of Company common stock allocated to his or her account. The MAP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the MAP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. The deadline for returning your voting instructions to the MAP trustee is 11.59 p.m. Eastern Time on August 8, 2013.

14.	Can I change my vote after I voted?

     Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of CSC, specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the stockholder of record, you must request, complete and deliver a legal proxy from your broker, bank or nominee.

15.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

     It generally means your shares are registered differently or are in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

6	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

16.	Are there other matters to be acted upon at the meeting?

     The Company does not know of any matter to be presented at the Annual Meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the Annual Meeting, the proxy holders named in the proxy will have the discretion to vote on such matters in accordance with their best judgment.

17.	Who is paying for the solicitation of proxies?

     CSC is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of CSC stock. We have engaged the services of Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $10,000 not including incidental expenses.

18.	What if I have any questions about voting, electronic delivery or Internet voting?

     Questions regarding voting, electronic delivery or Internet voting should be directed to Investor Relations at 800.542.3070 or e-mail address, investorrelations@csc.com.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	7

HOW DO I VOTE?

     Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on August 12, 2013.

Vote on the Internet

     If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

     You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

     If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to CSC, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

     The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

     The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting.

8	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

CORPORATE GOVERNANCE

     CSC is committed to maintaining the highest standards of corporate governance, which we believe is essential for sustained success and long-term stockholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include, but are not limited to:

  overseeing the management of our business and the assessment of our business risks;

  overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics;

  reviewing and approving our major financial objectives and strategic and operating plans, and other significant actions; and

  overseeing our talent management and succession planning.

     The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, action by written consent and other communications with management as appropriate. CSC expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Company’s stockholders at which they are standing for election or re-election as directors. During the fiscal year ended March 29, 2013 (“Fiscal Year 2013” or “Fiscal 2013”), the Board held 8 meetings. During Fiscal 2013, the Audit Committee held 11 meetings, the Compensation Committee held 11 meetings, the Nominating/Corporate Governance Committee held 9 meetings and the Executive Committee held 2 meetings. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the board on which he or she served during Fiscal 2013. Each of the directors then serving attended the 2012 Annual Meeting of Stockholders.

     In Fiscal 2013, an independent consulting firm assisted the Board in evaluating its performance. The effectiveness of each individual director who is standing for re-election was also considered.

     Governance is a continuing focus at CSC, starting with the Board and extending to all employees. In this section, we describe some of our key governance policies and practices. In addition, we solicit feedback from our stockholders on governance and executive compensation practices and engage in discussions with various groups and individuals on governance issues and improvements.

Corporate Governance Guidelines

     The Board has long adhered to governance principles designed to assure excellence in the execution of its duties and regularly reviews the Company’s governance policies and practices. These principles are outlined in CSC’s Corporate Governance Guidelines (the “Guidelines”), which, in conjunction with our Amended and Restated Articles of Incorporation (“Articles of Incorporation”), Amended and Restated Bylaws (“Bylaws”), Code of Business Conduct (“Code of Conduct”), Board committee charters and related policies, form the framework for the effective governance of CSC.

     The full text of the Guidelines, the charters for each of the Board committees, the Code of Conduct, the Equity Grant Policy, the Related Party Transactions Policy and Clawback Policy are available on CSC’s Website, www.csc.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon request, by calling 800.542.3070 or writing to:

Investor Relations
CSC
3170 Fairview Park Drive
Falls Church, Virginia 22042

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	9

Board Leadership Structure

     Mr. Rodney F. Chase, serves as the Chairman of our Board of Directors. Our independent directors determined that it is in the best interests of the stockholders of the Company to separate the roles of Chairman and CEO after thoughtful and rigorous consideration of its governance structure. Separating the roles of Chairman and CEO creates clear and unambiguous lines of authority. This strong counter balancing structure allows the Board to focus on corporate governance and oversight and the CEO to focus on the Company’s business.

Board Leadership Structure

  Separation of Chairman and CEO roles
  Non-executive Chairman of the Board, Rodney F. Chase
  Strong Committee Chairs
  Active engagement by all nine Directors, including 8 independent Directors

The Board believes that this structure provides effective oversight of management.

     CSC’s governance processes include executive sessions of the independent directors before and after every board meeting, annual evaluations by the independent directors of the CEO’s performance, succession planning, annual Board and committee self assessments and the various governance processes contained in the Guidelines and the Board committee charters.

Director Independence

     Independent Directors. The Board assesses the independence of our directors and examines the nature and extent of any relations between the Company and our directors, their families and their affiliates. The Guidelines provide that a director is “independent” if he or she satisfies the New York Stock Exchange (“NYSE”) requirements for director independence (as set forth in Appendix A) and the Board of Directors affirmatively determines that the director has no material relationship with CSC (either directly, or as a partner, stockholder or officer of an organization that has a relationship with CSC). In Fiscal 2013, the Board determined that, with the exception of our CEO, each of the remaining eight directors – Irving W. Bailey, II, David J. Barram, Stephen L. Baum, Erik Brynjolfsson, Rodney F. Chase, Judith R. Haberkorn, Chong Sup Park and Lawrence A. Zimmerman – is independent.

     Independent Director Meetings. The non-management directors regularly meet in executive session prior to the commencement and/or after the conclusion of each regularly scheduled Board meeting, and meet at such additional times as they may determine.

     Committee Independence Requirements. All members serving on the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee must be independent as defined by the Guidelines. In addition, Audit Committee members must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees and each Compensation Committee member must be a “non-employee director” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

10	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Oversight of Risk Management

     We believe our Board leadership structure supports a risk-management process in which senior management is responsible for our day-to-day risk-management processes and the Board provides oversight of our risk management. As part of its oversight responsibility, the Board oversees and maintains the Company’s governance and compliance processes and procedures to promote high standards of responsibility, ethics and integrity.

     Management Role. In order for the Company to identify and mitigate the Company’s risk exposures, the Company has established an Enterprise Risk Management (“ERM”) function to (i) identify risks in the strategic, operational, financial reporting and compliance domains, for the Company as a whole, as well as for each operating unit, and (ii) evaluate the effectiveness of existing mitigation strategies. The ERM function reports to the CFO, and coordinates and reviews assessments of internal processes and controls for ongoing compliance with internal policies and legal regulatory requirements. The ERM function periodically reports potential areas of risk to the Board and its committees.

     During Fiscal 2013, CSC has centralized ownership of our enterprise risk, issue, and opportunity management framework under a single executive. We are developing and deploying globally consistent processes, definitions, and tools to proactively address operational, financial, compliance and strategic risks, issues, and opportunities.

     Board Role. The Board has overall responsibility for oversight of risk and assesses our strategic and operational risks throughout the year on an ongoing basis. Senior management regularly report on the opportunities and risks faced by the Company in the markets in which the Company conducts business.

     Committee Role. In fulfilling its oversight role, the Board delegates certain risk management oversight responsibility to the Board’s committees. The committees meet regularly and report any significant issues and recommendations discussed during the committee meetings to the Board. Specifically, each committee fulfills the following oversight roles:

  The Audit Committee oversees risks related to accounting, financial reporting processes and internal controls, of the Company as well as reviews the Company’s policies and practices with respect to risk assessment and risk management. During the Audit Committee review, the Committee discusses the Company’s major risk exposures and the steps that have been taken to monitor and control such exposures with management and meets separately with management, internal auditors and independent auditors. The Audit Committee reports the results of its review to the Board.

  The Compensation Committee monitors the risks associated with succession planning and leadership development as well as compensation plans, including evaluating the effect that the Company’s executive and sales compensation plans may have on decision making.

  The Nominating/Corporate Governance Committee monitors the risks related to the Company’s governance structure and process. The Nominating/Corporate Governance Committee is responsible for developing and implementing a director evaluation program to measure the individual and collective performance of directors and the fulfillment of their responsibilities to our stockholders, including an assessment of the Board’s compliance with applicable corporate governance requirements and identification of areas in which the Board might improve its performance. The Nominating Committee also is responsible for developing and implementing an annual self-evaluation process for the Board designed to assure that directors contribute to our corporate governance and to our performance. These tasks are accomplished in part through our annual Board evaluation.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	11

Compensation and Risk

     During Fiscal 2013, CSC management reviewed its executive and non-executive (non-sales) compensation programs and also undertook a comprehensive global review of its sales force incentive compensation programs. Management determined that none of its compensation programs encourages or creates unnecessary risk taking, and none is reasonably likely to have a material adverse effect on the Company. In conducting this assessment, CSC inventoried its executive, non-executive and sales plans and programs and analyzed the components and design features of these programs in the context of risk mitigation. A summary of the findings of the assessment was provided to the Compensation Committee and the Board. Overall, CSC concluded that (1) CSC’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate excessive risk taking; (2) non-executive employee (non-sales) arrangements are primarily fixed compensation (salary and benefits) with limited incentive opportunity and do not encourage excessive risk taking; and (3) sales force compensation has been more closely aligned to total contract value. In Fiscal 2014, the Company is undertaking to further align its annual incentive compensation plans and its sales compensation plans to support the Company’s overall turnaround strategy.

Equity Ownership Guidelines

     Under stock ownership guidelines adopted by the Board, Board members, other than the CEO, have an equity ownership requirement of five times their annual retainer to be achieved over a three-year period. Restricted stock units, as well as directly held shares, are taken into account for purposes of determining whether requirements have been met. Stock ownership guidelines for the executive officers, including the CEO, are described under “Compensation Discussion and Analysis – Additional Compensation Policies - Equity Ownership Guidelines.”

Talent Management and Succession Planning

     The Company’s Compensation Committee and Board are actively engaged and involved in succession planning and talent management and they engage annually in a review of succession plans in August. The annual review focuses on emerging talent and key positions at the executive officer and operating unit leadership level that are important to the execution of the Company’s strategic priorities and are critical to achieving the Company’s business goals. The Compensation Committee is also updated on issues relating to the overall workforce such as diversity, health and welfare benefits, performance management, turnover, attrition and engagement.

Director Education

     The Board recognizes the importance of its members keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. Also, the Board encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

12	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Oversight of Related Party Transactions

     The Company has adopted a written policy requiring the approval of the Nominating/Corporate Governance Committee of all transactions in excess of $120,000 between the Company and any related person (“Interested Transactions”). For the purposes of this policy, a related person is any person who was in any of the following categories at any time during Fiscal 2013:

  A director or executive officer of the Company;

  Any nominee for director;

  Any immediate family member of a director or executive officer, or of any nominee for director. Immediate family members are any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer or nominee for director, and any person (other than a tenant or employee) sharing the household of such director, executive officer or nominee for director; and

  Any person who was in any of the following categories when a transaction in which such person had a direct or indirect material interest occurred or existed:
  Any beneficial owner of more than 5% of the Company’s common stock; or

  Any immediate family member of any such beneficial owner, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such security holder, and any person (other than a tenant or employee) sharing the household of such security holder.

     A transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

     In determining whether to approve an interested transaction, the Nominating/Corporate Governance Committee will take into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director will participate in any discussion or approval of an interested transaction for which he or she (or an immediate family member) is a related party, except that the director will provide all material information concerning the interested transaction to the Nominating/Corporate Governance Committee.

     There have been no transactions since March 31, 2012 (i.e., the first day of Fiscal 2013), nor are there any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000, which required the approval of the Nominating/Corporate Governance Committee under the Company’s interested transaction policy or in which any related person had, has or will have a direct or indirect material interest and which is required to be disclosed under applicable SEC rules.

Code of Ethics and Standards of Conduct

     CSC is committed to high standards of ethical conduct and professionalism, and our Code of Business Conduct (the “Code of Conduct”) confirms our commitment to ethical behavior in the conduct of all CSC activities and reflects our CLEAR values. The Code of Conduct applies to all directors, all officers (including our CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”)) and employees of CSC and it sets forth our policies and expectations on a number of topics including avoiding conflicts of interest, confidentiality, insider

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	13

trading, protection of CSC and customer property and providing a proper and professional work environment. We maintain a worldwide toll-free and internet-based helpline, the CSC OpenLine, which employees can use to communicate any ethics-related concerns, and we provide training on ethics and compliance topics for all employees. The CSC OpenLine is administered by a third-party provider. The ethics and compliance function resides in the Ethics and Compliance Office and is managed by CSC’s Chief Ethics and Compliance Officer.

     In Fiscal 2013, there were no waivers of any provisions of the Code of Conduct for the CEO, CFO or CAO. In the event the Company amends or waives any of the provisions of the Code of Conduct applicable to our CEO, CFO and CAO that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the 1934 Act, the Company intends to disclose these actions on the Company website.

Board Diversity

     The Company’s policy on Board diversity is set forth in the Guidelines, which provide that Board membership should reflect diversity in many respects, by including, for example, persons diverse in geography, gender and ethnicity. In addition, the Nominating/Corporate Governance Committee seeks to maintain a mix of individuals who possess experience in the sectors in which the Company operates, such as international business, technology, health care, government service and public policy, as well as those having backgrounds as executives in operations, finance, accounting, marketing and sales. The Nominating/Corporate Governance Committee deems this policy to be effective.

Mandatory Retirement of Directors

     Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Pursuant to the Bylaws, Irving W. Bailey, II and Stephen L. Baum are retiring from the Board effective at the 2013 Annual Meeting.

Resignation of Employee Directors

     Under the Guidelines, the CEO must offer to resign from the Board when he or she ceases to be a CSC employee.

Communicating with the Board or the Chairman

     Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the non-executive Chairman, by writing in care of the Corporate Secretary, Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary reviews all submissions and forwards to members of the Board all appropriate communications that in his judgment are not offensive or otherwise objectionable and do not constitute commercial solicitations.

14	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

BOARD STRUCTURE AND COMMITTEE COMPOSITION

     As of the date of this proxy statement, the Board has nine directors and four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

     Each director serving on the Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee must be independent. A majority of the members of the Executive Committee are independent. In addition:

  Each Audit Committee member must meet heightened independence criteria under the rules and regulations of the NYSE and the SEC relating to audit committees, and must be financially literate. No member of the Audit Committee may simultaneously serve on the audit committees of more than three other public companies unless the Board determines that such simultaneous service would not impair the member’s ability to effectively serve on the Audit Committee. One member of the Audit Committee serves on three other public company audit committees. The Board has determined that such simultaneous service does not impair the ability of the members of the Audit Committee who serve on the other public company audit committees to effectively serve in their CSC Audit Committee roles.

  Messrs. Barram, Baum and Zimmerman each qualifies as an “audit committee financial expert”, for purposes of the rules of the SEC, and all members of the Committee are financially literate. Mr. Baum is retiring from the Board effective at the Annual Meeting. Brian P. MacDonald, a nominee for election to the Board at the Annual Meeting, has extensive experience in corporation finance and accounting, including as former Chief Financial Officer at Sunoco, Inc. and Dell, Inc. If elected, Mr. MacDonald is expected to serve on the Company’s Audit Committee.

  Each Compensation Committee member must be a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Board has determined that each committee member satisfies all applicable requirements for membership on that committee.

  The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below.
COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	15

Audit Committee

Number of Fiscal
Committee	Current Members	Primary Responsibilities	2013 Meetings
Audit	Lawrence A. Zimmerman (Chairman) David J. Barram Stephen L. Baum Erik Brynjolfsson Rodney F. Chase, ex-officio
➢ Oversees financial reporting, accounting, control and compliance matters.
➢ Appoints and evaluates the independent auditor.
➢ Reviews with the internal and independent auditors the scope, results and adequacy of their audits and effectiveness of internal controls.
➢ Reviews material financial disclosures.
➢ Pre-approves all audit and permitted non-audit services.
➢ Annually reviews the Company’s compliance programs and receives regular updates about compliance matters.
➢ Annually reviews the Company’s disclosure controls and procedures.
➢ Reviews, and makes recommendations to the Board about related person transactions.
11

     Anyone with questions or complaints regarding accounting, internal accounting controls or auditing matters may communicate them to the Audit Committee by calling CSC’s Open Line available at http://www.cscopenline.ethicspoint.com. Calls may be confidential or anonymous. All such questions and complaints will be forwarded to the Audit Committee for its review and will be simultaneously reviewed and addressed under the direction of the Vice President, Internal Audit. The Audit Committee may direct special treatment, including the retention of outside advisors, for any concern communicated to it. The Code of Conduct prohibits retaliation against CSC employees for any report or communication made in good faith through the Open Line.

Compensation Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2013 meetings
Compensation	Judith R. Haberkorn (Chairman) Irving W. Bailey, II Chong Sup Park Rodney F. Chase, ex-officio	➢ Approves and recommends full Board approval of the CEO’s compensation based upon an evaluation of his performance by the independent directors. ➢ Reviews and approves senior management’s compensation and approves compensation guidelines for all other officers. ➢ Administers incentive and equity compensation plans and, in consultation with senior management, approves compensation policies. ➢ Reviews executive compensation disclosures and the annual compensation risk assessment.	11

16	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee was at any time during Fiscal 2013, or at any other time, one of our officers or employees. No executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Compensation Committee or Board. For information regarding certain related party transactions, see “Oversight of Related Party Transactions.”

Nominating/Corporate Governance Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2013 meetings
Nominating/ Corporate Governance	David J. Barram (Chairman) Stephen L. Baum Erik Brynjolfsson Judith R. Haberkorn Rodney F. Chase, ex-officio	➢ Monitors the Board’s structure and operations. ➢ Sets criteria for Board membership. ➢ Searches for and screens candidates to fill Board vacancies and recommends candidates for election. ➢ Evaluates Director and Board performance and assesses Board composition and size. ➢ Evaluates the Company’s corporate governance process. ➢ Recommends to the Board whether to accept the resignation of incumbent Directors that fail to be re-elected in uncontested elections.	9

Executive Committee

			Number of Fiscal
Committee	Current Members	Primary Responsibilities	2013 meetings
Executive	J. Michael Lawrie (Chairman) David J. Barram Rodney F. Chase	➢ Assists the CEO in making decisions on how best to progress the strategy set by the Board between Board meetings. ➢ Assists in time sensitive decision-making to achieve strategic objectives. ➢ Assists in implementation of strategy set by the Board.	2

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	17

DIRECTOR COMPENSATION

     Mr. Lawrie, as CEO and an employee director, does not receive any separate compensation for his Board activities. The following table sets forth the annual retainer and attendance fees paid to our non-employee directors. On August 7, 2012 the retainers and fees paid to our non-management directors were amended as set forth below.

Fiscal 2013 Director Retainers and Fees
Annual Retainer[1]	$90,000
Annual Equity Award[2]	$135,000
Non-Executive Chairman Retainer[1]	$150,000
Audit Committee Chairman Retainer[1]	$20,000
Compensation Committee Chairman Retainer[1]	$15,000
Nominating/Corporate Governance Committee Chairman Retainer[1]	$10,000
Committee Member Retainer[1]	$10,000
Additional Meeting Attendance Fee[1,3]	$2,500 per meeting

1.	Amounts payable in cash may be deferred pursuant to the Company’s Deferred Compensation Plan, which is described further below in this proxy statement.

2.	Restricted stock unit awards vest in full at the 2013 Annual Meeting and are automatically redeemed for CSC stock and dividend equivalents (plus interest) when a CSC director ceases to serve on the Board, either in a lump sum or in annual installments over periods of 5, 10 or 15 years, at the director’s election. In addition, restricted stock units vest in full upon a change in control of the Company.

3.	For meetings, special projects and assignments involving travel, once a Director has exceeded (i) an aggregate of 8 Board meetings, projects and assignments or (ii) an aggregate of Committee meetings, projects and assignments equal to 6 times the number of Committees on which the Director serves.

18	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     The following table sets forth for each of the non-management directors certain information with respect to compensation earned in Fiscal 2013.

			Change in Pension
			Value and
			Nonqualified
			Deferred
	Fees Earned[1]		Compensation	All Other
Name	or Paid in Cash	Stock Awards[2]	Earnings[3]	Compensation	Total
(a)	(b)	(c)	(f)	(g)	(h)
Irving W. Bailey, II	$99,870	$135,063	$45,571	$–	$280,504
David J. Barram	134,402	135,063	–	–	269,465
Stephen L. Baum	106,337	135,063	31,801	–	273,201
Erik Brynjolfsson	106,870	135,063	634	–	242,567
Rodney F. Chase[4]	154,000	351,217	–	–	505,217
Judith R. Haberkorn	120,038	135,063	–	–	255,101
F. Warren McFarlan	35,196	–	5,301	44,475	84,972
Chong Sup Park	105,168	135,063	11,234	–	251,465
Thomas H. Patrick	35,196	–	–	34,886	70,082
Lawrence A. Zimmerman	84,853	135,063	–	–	219,916
____________________

1.	Column (b) reflects all cash compensation earned during Fiscal 2013, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

2.	Each Non-Employee Director as of the close of the Company’s 2012 Annual Meeting of Stockholders on August 7, 2012, received 4,300 Restricted Stock Units (“RSUs”) determined by (i) dividing $135,000 by the closing price of $31.41 of the Company’s Common Stock on the New York Stock Exchange Composite Tape on the grant date of August 13, 2012 and (ii) rounding the result to the nearest multiple of 100. Column (c) reflects the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (“FASB ASC Topic 718”) in connection with the RSUs granted on August 13, 2012 to our directors then serving. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 of the Consolidated Financial Statements in the Company’s 2013 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. The aggregate number of stock awards outstanding for each director at fiscal year-end are as follows:

Aggregate Stock
Awards
Outstanding
Name	as of March 29, 2013
Irving W. Bailey, II	35,352
David J. Barram	24,700
Stephen L. Baum	32,419
Erik Brynjolfsson	10,200
Rodney F. Chase	39,540
Judith R. Haberkorn	18,600
Chong Sup Park	19,300
Lawrence A. Zimmerman	4,300

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	19

3.	Column (f) reflects that portion of the interest credited to the director during Fiscal Year 2013 under the Deferred Compensation Plan, which for the period through December 31, 2012, is considered to be at above-market rates pursuant to SEC rules. Effective January 1, 2013, in a change to align to market practice, each director is required to select from among four notional investment options that are available to employee 401(k) participants, and deferred amounts are credited with earnings based on the participant’s investment choices. The non-management directors do not have a pension plan.

4.	In Fiscal 2012, the Board, on the recommendation of the Compensation Committee, approved a new compensation arrangement for Rodney F. Chase, who assumed the role of non-executive Chairman of the Board for a two-year term. The annual compensation is as follows: a $150,000 cash retainer, an award of restricted stock units granted effective May 22, 2012, having a value of $250,000 and a discretionary award of restricted stock units having a value of $100,000 for Fiscal Year 2013.

20	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

PROPOSAL 1 - ELECTION OF DIRECTORS

     Our Board of Directors has nominated nine persons for election as directors at the 2013 Annual Meeting to hold office until their successors have been elected and qualified. Under our Bylaws, directors must retire by the close of the first annual meeting of stockholders held after they reach age 72, unless the Board determines that it is in the best interests of CSC and its stockholders for the director to continue to serve until the close of a subsequent annual meeting. Under this mandatory retirement provision of the Bylaws, Messrs. Bailey and Baum are retiring from the Board effective at the Annual Meeting. The Board wishes to thank Messrs. Bailey and Baum for the valuable contributions they made to CSC throughout their tenure.

     Directors are elected by a majority vote in uncontested elections; therefore, each director nominee must receive a majority of the votes cast with respect to such nominee at the Annual Meeting (the number of “FOR” votes must exceed the number of “AGAINST” votes). In accordance with the Guidelines, if an incumbent director nominee fails to receive the requisite number of votes, such director nominee shall promptly tender his or her resignation for consideration by the Nominating/Corporate Governance Committee.

     It is intended that the accompanying proxy, if executed and returned with no voting instructions indicated, will be voted for the election to the Board of the nine director nominees named in this proxy statement.

Director Nomination Process

     The Nominating/Corporate Governance Committee is responsible for reviewing and assessing with the Board the appropriate skills, experience, and background sought for Board members in the context of our business and then-current membership on the Board. This assessment of Board skills, experience, and background includes numerous diverse factors including independence, experience, age and gender and ethnic diversity. In addition, the Board believes that current and potential directors collectively should possess the following mix of skills and attributes:

  Professional and personal ethics and values

  Senior level management or operations experience

  Government and public policy experience

  Experience in major academic institution

  Public company governance experience
International business experience Financial literacy and expertise Experience in areas of CSC’s business Independence

     In evaluating potential director nominees, the Nominating/Corporate Governance Committee considers each of these attributes. The Committee then considers the contribution they would make to the quality of the Board’s decision making and effectiveness.

     The Nominating/Corporate Governance Committee will also consider potential director candidates recommended by stockholders as described under “Business for 2014 Annual Meeting” at the end of this Proxy Statement. The Committee has retained from time to time third-party search firms to identify qualified director candidates and to assist the Committee in evaluating candidates that have been identified by others.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	21

2013 Director Nominees

     The biographies of each of the nominees below contains information as of the date of this proxy statement regarding the person’s service as a director, director positions held currently or at any time during the last five years and skills, experience and qualifications that led to the conclusion that such person should serve as one of our directors.

     Each of the nominees has a strong reputation and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries and growth segments that the Company serves, such as technology, financial services, international business and government, as well as key geographic markets where it operates. Each of the nominees holds or has held senior executive positions in large, complex organizations or has relevant operating experience or experience in a major academic institution. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, thought leadership, executive management and leadership development. Many of our directors also have experience serving on boards of directors and board committees of other public companies.

     The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards, sound judgment, analytical skills, the ability to engage management and each other in a constructive and collaborative fashion, diversity of origin, background, experience and thought, and the commitment to devote significant time and energy to service on the Board and its Committees. A chart summarizing the attributes and skills of the Board as a whole is set forth further below.

David J. Barram Age: 69 Director Since: 2004	CSC Committees: Audit Nominating/Corporate Governance (Chair) Executive	Private Directorships: Mobibucks Corporation

Mr. Barram is director of Mobibucks Corporation, a provider of an alternate payment system and electronic loyalty card and coupon system. Prior to his service as director, Mr. Barram served as Chief Executive Officer of Mobibucks from 2006 to 2007 and Administrator of the U.S. General Services Administration, retired as of 2000. Mr. Barram also served as a director of Pope & Talbot, Inc., from 2001 to 2008, and NetIQ Corporation, from 2002 to 2006. He was also chairman of Mobibucks from 2007 to 2012.

Skills and Qualifications:

  Senior Level Management Experience: Former Chief Financial Officer of Silicon Graphics and Apple Computer
  Government and Public Policy Experience: Former Administrator of the U.S. General Services Administration
  Experience in CSC’s Business Areas: Extensive executive experience in the technology sector
  Financial Literacy: Former Chief Financial Officer of two public companies

22	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Erik Brynjolfsson Age: 51 Director Since: 2010	CSC Committees: Audit Nominating/Corporate Governance

Dr. Brynjolfsson is the Schussel Family Professor at the MIT Sloan School. Dr. Brynjolfsson also serves as the director of the MIT Center for Digital Business, since 2002, a research associate at the National Bureau of Economic Research, since 2006, and the Chairman of the MIT Sloan Management Review, since 2007. Dr. Brynjolfsson lectures worldwide on technology strategy, productivity and intangible assets. Dr. Brynjolfsson served as a director of CSK Corporation from 2006 to 2008.

Skills and Qualifications:

  Public Company Governance Experience: Experience as a director of a public company in addition to CSC
  Major Academic Institution Experience: Professor at the MIT Sloan School; director of the MIT Center for Digital Business
  Experience in CSC’s Business Areas: Internationally recognized expert in technology strategy, productivity and intangible assets and director of the MIT Center for Digital Business

Rodney F. Chase, Non-executive Chair Age: 70 Director Since: 2001	CSC Committees: Audit (ex officio) Nominating/Corporate Governance (ex officio) Compensation (ex officio) Executive	Public Directorships: Tesoro Corporation Genel Energy Ltd Hess Corporation

Mr. Chase assumed the role of non-executive Chairman of the Board of CSC on March 19, 2012. He served as non-executive chairman of Petrofac Ltd., a provider of facilities solutions to the oil and gas industry, from 2005 to 2011. He is also the former Deputy Group Chief Executive and Managing Director of BP p.l.c., an oil and gas company, serving from 1992 to 2003. Mr. Chase served as Deputy Chairman of Tesco p.l.c., from 2002 to 2010, a director of Nalco Company from 2005 to 2011 and a director of Tesoro Corporation since 2005. He has served as non-executive Chairman of Genel Energy Ltd since 2011. He has also served as a director of Hess Corporation since 2013.

Skills and Qualifications:

  Senior Level Management Experience: Former Deputy Chief Executive and Managing Director of a major worldwide public company
  Public Company Governance Experience: Experience as a director in four other public companies in addition to CSC
  International Business Experience: Extensive chief executive and operational experience in a major international energy company
  Experience in CSC’s Business Areas: Extensive experience in the energy industry

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	23

Judith R. Haberkorn Age: 66 Director Since: 2007	CSC Committees: Compensation (Chair) Nominating/Corporate Governance

Ms. Haberkorn was the President of Consumer Sales and Service of Verizon Communications (formerly Bell Atlantic), a provider of broadband, wireline and wireless communications for business, government and consumers, from 1998 to 2000. Ms. Haberkorn also served as a director of Express Jet Holdings, Inc. from 2006 to 2010, Armstrong World Industries from 1997 to 2010, Enesco Group, Inc. from 1993 to 2007 and MCI from 2003 to 2006.

Skills and Qualifications:

  Senior Level Management Experience: Former President of Consumer Sales and Service, Verizon Communications
  Public Company Governance Experience: Experience as a director of four public companies in addition to CSC
  Experience in CSC’s Business Areas: Extensive branding, sales, marketing and executive experience at Verizon, a major U.S. technology company

Nancy Killefer Age: 59 Director Nominee

Ms. Killefer is a Partner at McKinsey & Company, Inc., a global management consulting firm. She joined McKinsey in 1979 and has led the Public Sector Practice from 2006. From 1997 to 1999, Ms. Killefer served as Assistant Secretary for Management and Chief Financial Officer to the U.S. Department of Treasury. She rejoined McKinsey in 1999.

Skills and Qualifications:

  Senior Level Management Experience: Partner at global consulting firm
  Experience in CSC’s Business Areas: Extensive experience as a partner in a global consulting firm and as a chief financial officer of a government agency
  International Business Experience: Extensive experience advising leaders of major international companies
  Government and Public Policy Experience: Former chief financial officer of the U.S. Department of Treasury

24	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

J. Michael Lawrie Age: 60 Director Since: 2012	CSC Committees: Executive	Public Directorships Juniper Networks, Inc.

Mr. Lawrie became a member of the Board of Directors on February 7, 2012 and President and Chief Executive Officer of CSC on March 19, 2012. Prior to joining CSC, he served as Chief Executive Officer of UK-based Misys plc, a leading global IT solutions provider to the financial services industry, from November 2006 to March 2012. From 2008 to 2010, Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., an industry leader in electronic health record solutions. Prior to that, Mr. Lawrie was a general partner with ValueAct Capital, a San Francisco-based private investment firm, from 2005 to 2006. He served as Chief Executive Officer of Siebel Systems, Inc., an international software and solutions company, from 2004 to 2005. Previously, Mr. Lawrie spent 27 years with IBM where he held various leadership positions, including Senior Vice President and Group Executive, responsible for sales and distribution of all IBM products and services worldwide; General Manager for operations in Europe, the Middle East and Africa; and General Manager of Industries for the Asia Pacific. Mr. Lawrie is the lead independent, non-executive Director of Juniper Networks, Inc., and is also a Trustee of Drexel University, Philadelphia.

Skills and Qualifications:

  Senior Level Management Experience: Former Chief Executive Officer of Misys plc and Siebel Systems, Inc. Former Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc.
  Public Company Governance Experience: Experience as a former director of Allscripts-Misys Healthcare Solutions, Inc. and a director of Juniper Networks, Inc.
  International Business Experience: Extensive international experience as chief executive of a leading global IT solutions provider to the financial services industry
  Experience in CSC’s Business area: Extensive experience in the IT sector

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	25

Brian Patrick MacDonald Age: 47 Director Nominee	Public Directorships: Ally Financial Inc.

Brian MacDonald has served as President and Chief Executive Officer of ETP Holdco Corporation since October 2012. Prior to Energy Transfer Partners’ acquisition of Sunoco, Inc., in October 2012, Mr. MacDonald served as Chairman, President and Chief Executive Officer of Sunoco, Inc., a leading logistics and retail company based in Philadelphia, PA.

Mr. MacDonald joined Sunoco in August 2009 as Senior Vice President and Chief Financial Officer. Prior to joining Sunoco, he was Chief Financial Officer for Dell’s commercial business unit. Before becoming the commercial business unit’s CFO in 2008, he served as Corporate Vice President and Treasurer and led Dell’s mergers and acquisitions organization and global treasury group. Prior to joining Dell, Mr. MacDonald worked at General Motors Corporation and held a variety of positions in financial management, including Deputy CFO for Isuzu Motors Limited. From 1998 to 2000, he served as Treasurer of GM Canada.

Skills and Qualifications:

  Senior Level Management Experience: chief executive officer of a major energy company
  Public Company Governance Experience: Experience as a director in three other public companies in addition to CSC
  International Business Experience: Extensive chief executive and operational experience in major international public companies
  Experience in CSC’s Business Areas: Extensive experience in the energy, manufacturing and IT industries
  Financial Literacy: Extensive experience in corporation finance and accounting, including as former Chief Financial Officer of a publicly traded worldwide energy company

26	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Chong Sup Park Age: 65 Director Since: 2007	CSC Committees: Compensation	Public Directorships: Seagate Technology

Dr. Park is the former Chairman and CEO of Maxtor Corporation, from 2004 to 2006, prior to its acquisition by Seagate Technology, a manufacturer and designer of hard disk drives. He also served as a director of Maxtor Corporation from 1994 to 2006 and has served as a director of Seagate Technology since 2006 and as Lead Independent Director since October 2011. From 2008 to 2013, Dr. Park has served as a director of Brooks Automation, Inc. He also served as a director of Ballard Power Systems Inc from 2007 to 2013 and Smart Modular Technologies, Inc. from 2004 to 2010. From 2011 to June 7, 2013, he also served as director of Enphase Energy Inc.

Skills and Qualifications:

  Senior Level Management Experience: Former chief executive officer of a worldwide computer products and components company
  Public Company Governance Experience: Experience as a director in several public companies other than CSC
  International Business Experience: Experience as a chief executive in a worldwide technology company
  Experience in CSC’s Business Areas: Extensive experience in the technology industry at major corporations

Lawrence A. Zimmerman Age: 70 Director Since: 2012	CSC Committees: Audit (Chair)	Public Directorships: Delphi Automotive, LLP Brunswick Corporation Flextronics International Ltd.

Mr. Zimmerman served as Vice Chairman from 2009 to 2011, as well as Executive Vice President and Chief Financial Officer from 2002 to 2011, of Xerox Corporation, a worldwide technology and document equipment company. From 1998 to 1999, he served as Chief Financial Officer of System Software Associates, a software company. Prior to that, he spent 32 years with IBM where he held various positions, including Vice President and Corporate Controller. Since 2009, Mr. Zimmerman has served as a director of Delphi Automotive. Since 2006, he has served as a director of Brunswick Corporation, and formerly served as a director of Stanley, Black & Decker, Inc. from 2005 to 2011. He has served as a director of Flextronics International Ltd. since 2012.

Skills and Qualifications:

  Senior Level Management Experience: Former Chief Financial Officer of Xerox Corporation, a worldwide technology, document equipment and services company
  Public Company Governance Experience: Experience as a director of three public companies other than CSC
  International Business Experience: Extensive experience as chief financial officer in major international public companies
  Experience in CSC’s Business Areas: Extensive experience as a chief financial officer in a worldwide technology, document equipment and services company
  Financial Literacy: Extensive experience in corporation finance and accounting, including as former Chief Financial Officer of a publicly traded worldwide technology, document equipment and services company

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	27

     Set forth below is a chart of the specific qualifications, attributes, skills and experience of the Board as a whole. While we look to each director or nominee to be knowledgeable in these areas, and “•” indicates that an item is a specific qualification, attribute, skill or experience that the director brings to the Board, the lack of a “•” for a particular item does not mean that the director or nominee does not possess that qualification, attribute, skill or experience:

Summary of Director Qualifications and Experience

Professional and Personal Ethics and Values is important given the critical role that ethics plays in the success of our business	•	•	•	•	•	•	•	•	•
Senior Level Management or Operations Experience signifies strong leadership qualities and an understanding of operating plans and strategies	•		•	•	•	•	•	•	•
Government and Public Policy Experience is relevant to the Company’s role as a major government contractor	•				•
Major Academic Institution Experience brings perspective regarding organizational management and academic research relevant to the Company’s business		•
Public Company Governance Experience supports our goals of strong accountability, transparency and protection of stockholder interests.	•	•	•	•		•	•	•	•
International Business Experience is important in understanding and reviewing our global business and strategy			•		•	•	•	•	•
Experience in CSC’s Business Areas is relevant to an understanding of the industries served by the Company	•	•	•	•	•	•	•	•	•
Financial Literacy and Expertise is important in understanding and overseeing our financial reporting and internal controls	•	•	•	•	•	•	•	•	•
Independence is important to insure the effective oversight of management of the Company	•	•	•	•	•		•	•	•

The Board of Directors recommends a vote FOR each of its nine director nominees.

28	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

CERTAIN LITIGATION

     As previously disclosed in fiscal 2012 and fiscal 2011, the Company initiated an investigation into out of period adjustments resulting from certain accounting errors in its MSS segment, primarily involving accounting irregularities in the Nordic region. Initially, the investigation was conducted by Company personnel, but outside Company counsel and forensic accountants retained by such counsel later assisted in the Company’s investigation. On January 28, 2011, the Company was notified by the SEC’s Division of Enforcement that it had commenced a formal civil investigation relating to these matters, which investigation has been expanded to other matters subsequently identified by the SEC, including matters specified in subpoenas issued to the Company from time to time by the SEC’s Division of Enforcement as well as matters under investigation by the Audit Committee, as further described below. The Company is cooperating in the SEC’s investigation.

     On May 2, 2011, the Audit Committee commenced an independent investigation into the matters relating to the MSS segment and the Nordic region, matters identified by subpoenas issued by the SEC’s Division of Enforcement, and certain other accounting matters identified by the Audit Committee and retained independent counsel to represent CSC on behalf of, and under the exclusive direction of, the Audit Committee in connection with such independent investigation. Independent counsel retained forensic accountants to assist with their work. Independent counsel also represents CSC on behalf of, and under the exclusive direction of, the Audit Committee in connection with the investigation by the SEC’s Division of Enforcement.

     The Audit Committee’s investigation was expanded to encompass (i) the Company’s operations in Australia, (ii) certain aspects of the Company’s accounting practices within its Americas Outsourcing operation, and (iii) certain of the Company’s accounting practices that involve the percentage-of-completion accounting method, including the Company’s contract with the NHS. In the course of the Audit Committee’s expanded investigation, accounting errors and irregularities were identified. As a result, certain personnel have been reprimanded, suspended, terminated and/or have resigned. The Audit Committee determined in August 2012 that its independent investigation was complete. The Audit Committee instructed its independent counsel to cooperate with the SEC’s Division of Enforcement by completing production of documents and providing any further information requested by the SEC’s Division of Enforcement.

     In addition to the matters noted above, the SEC’s Division of Enforcement is continuing its investigation involving its concerns with certain of the Company’s prior disclosure and accounting determinations with respect to the Company’s contract with NHS and the possible impact of such matters on the Company’s financial statements for years prior to the Company’s current fiscal year. The Company and the Audit Committee and its independent counsel are continuing to respond to SEC questions and to cooperate with the SEC’s Division of Enforcement in its investigation of prior disclosures of the Company’s contract with the NHS. The SEC’s investigative activities are ongoing.

     In addition, the SEC’s Division of Corporation Finance has issued comment letters to the Company requesting, among other things, additional information regarding its previously disclosed adjustments in connection with the above-referenced accounting errors, the Company’s conclusions relating to the materiality of such adjustments, and the Company’s analysis of the effectiveness of its disclosure controls and procedures and its internal control over financial reporting. The SEC’s Division of Corporation Finance’s comment letter process is ongoing, and the Company is continuing to cooperate with that process.

     The investigation being conducted by the SEC’s Division of Enforcement and the review of our financial disclosures by the SEC’s Division of Corporation Finance are continuing and could identify other accounting errors, irregularities or other areas of review. As a result, we have incurred and may continue to incur significant legal and accounting expenditures. We are unable to predict how long the SEC’s Division of Enforcement’s investigation will continue or whether, at the conclusion of its investigation, the SEC will seek to impose fines or take other actions against the Company. In addition, we are unable to predict the timing of the completion of the SEC’s Division of Corporation Finance’s review of our financial disclosures or the outcome of such review.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	29

Publicity surrounding the foregoing or any enforcement action as a result of the SEC’s investigation, even if ultimately resolved favorably for us, could have an adverse impact on the Company’s reputation, business, financial condition, results of operations or cash flows. The Company is unable to estimate any possible loss or range of loss associated with these matters at this time.

     Between June 3, 2011, and July 21, 2011, four putative class action complaints were filed in the United States District Court for the Eastern District of Virginia, entitled City of Roseville Employee’s Retirement System v. Computer Sciences Corporation, et al. (No. 1:11-cv-00610-TSE-IDD), Murphy v. Computer Sciences Corporation, et al. (No. 1:11-cv-00636-TSE-IDD), Kramer v. Computer Sciences Corporation, et al. (No. 1:11-cv-00751-TSE-IDD) and Goldman v. Computer Sciences Corporation, et al. (No. 1:11-cv-777-TSE-IDD). On August 29, 2011, the four actions were consolidated as In re Computer Sciences Corporation Securities Litigation (No. 1:11-cv-610-TSE-IDD) and Ontario Teachers’ Pension Plan Board was appointed lead plaintiff. A consolidated class action complaint was filed by plaintiff on September 26, 2011, and names as defendants CSC, Michael W. Laphen, Michael J. Mancuso and Donald G. DeBuck. A corrected complaint was filed on October 19, 2011. The complaint alleges violations of the federal securities laws in connection with alleged misrepresentations and omissions regarding the business and operations of the Company. Specifically, the allegations arise from the Company’s disclosure of the Company’s investigation into certain accounting irregularities in the Nordic region and its disclosure regarding the status of the Company’s agreement with the NHS. Among other things, the plaintiff seeks unspecified monetary damages. The plaintiff filed a motion for class certification with the court on September 22, 2011, and the defendants filed a motion to dismiss on October 18, 2011. A hearing was held on November 4, 2011. On August 29, 2012, the court issued a Memorandum Opinion and Order granting in part and denying in part the motion to dismiss. The court granted the motion to dismiss with respect to the plaintiff’s claims in connection with alleged misrepresentations and omissions concerning the Company’s operations in the Nordic Region. The court granted in part and denied in part the motion to dismiss with respect to the plaintiff’s claims in connection with alleged misrepresentations and omissions concerning the Company’s internal controls and the Company’s contract with the NHS. The court also granted the plaintiff leave to amend its complaint by September 12, 2012, and maintained the stay of discovery until the sufficiency of the amended complaint had been decided. The court further denied plaintiff’s motion for class certification without prejudice. On September 12, 2012, the plaintiff filed a notice advising the Court that it had determined not to amend its complaint and renewed its motion for class certification. On September 21, 2012, the court issued an Order setting the hearing on the motion for class certification for October 12, 2012, directing the parties to complete discovery by January 11, 2013 and scheduling the final pretrial conference for January 17, 2013. On October 9, 2012, the defendants filed their answer to the plaintiff’s complaint. On October 12, 2012, the hearing on the motion for class certification was rescheduled to November 1, 2012. On October 31, 2012, the parties filed a joint motion with the court requesting that the hearing on the motion for class certification be rescheduled to a later date. On November 1, 2012, the court issued an order setting the hearing for class certification for November 15, 2012. On November 30, 2012, the court granted plaintiff’s motion for class certification. On December 14, 2012, defendants filed with the Fourth Circuit a petition for permission to appeal the class certification order pursuant to Federal Rule of Civil Procedure 23(f). Plaintiff’s response to the petition was filed on February 20, 2013. On March 5, 2013, the Fourth Circuit denied the petition for permission to appeal the class certification order. On December 14, 2012, the court issued an order extending the expert discovery deadline to February 25, 2013. On December 20, 2012, the court issued an order extending the fact discovery deadline to February 11, 2013 and the expert discovery deadline to March 25, 2013. On January 13, 2013, the court issued an order extending the expert discovery deadline to April 1, 2013. Motions for summary judgment were filed on March 18, 2013. On May 15, 2013, the Company entered into a stipulation and agreement of settlement with the lead plaintiff to settle all claims in the lawsuit for $97.5 million, which was accrued for as of March 29, 2013 and included in accrued expenses and other current liabilities on the Company’s Consolidated Balance Sheet. As of March 29, 2013, the Company has also recorded a receivable of $45 million, which represents the amount recoverable under the Company’s corporate insurance policies, and is included in receivables on the Company’s Consolidated Balance Sheet. The agreement is subject to approval by the court. On May 24, 2013, the Court entered a Preliminary Approval Order Providing for Notice and Hearing in Connection with Proposed Class Action Settlement. The Preliminary Approval Order scheduled a Settlement Hearing for September 19, 2013.

30	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     On September 13, 2011, a shareholder derivative action entitled Che Wu Hung v. Michael W. Laphen, et al. (CL 2011 13376) was filed in Circuit Court of Fairfax County, Virginia, against Michael W. Laphen, Michael J. Mancuso, the members of the Audit Committee and the Company as a nominal defendant asserting claims for breach of fiduciary duty and contribution and indemnification relating to alleged failure by the defendants to disclose accounting and financial irregularities in the MSS segment, primarily in the Nordic region, and the Company’s performance under the NHS agreement and alleged failure to maintain effective internal controls. The plaintiff seeks damages, injunctive relief and attorneys’ fees and costs. On October 24, 2011, the defendants removed the action to the United States District Court for the Eastern District of Virginia. On November 23, 2011, the plaintiff filed a motion to remand the case to state court. Argument was held on December 15, 2011. During argument the plaintiff voluntarily dismissed his complaint without prejudice to refiling the action in state court. The Court granted the plaintiff’s request, dismissed the complaint without prejudice and denied the motion to remand as moot. On December 22, 2011, the plaintiff refiled his complaint in Circuit Court of Fairfax County, Virginia in a shareholder derivative action entitled Che Wu Hung v. Michael W. Laphen, et al. (CL 2011 18046). Named as defendants are Michael W. Laphen, Michael J. Mancuso, the members of the Audit Committee and the Company as a nominal defendant. The complaint asserts claims for (i) breach of fiduciary duty relating to alleged failure by the defendants to disclose accounting and financial irregularities in the MSS segment, primarily in the Nordic region, the Company’s performance under the NHS agreement and alleged failure to maintain effective internal controls and (ii) corporate waste. The plaintiff seeks damages, injunctive relief and attorneys’ fees and costs. On April 6, 2012, the state court stayed the action until the earlier of (i) entry of an order on the pending motion to dismiss In re Computer Sciences Corporation Securities Litigation (No. 1:11-cv-610-TSE-IDD) or (ii) July 5, 2012. On July 20, 2012, the state court renewed the stay until the earlier of (i) entry of an order on the pending motion to dismiss in In re Computer Sciences Corporation Securities Litigation or (ii) October 18, 2012. The stay expired on August 30, 2012 with the entry of the court’s order in In re Computer Sciences Corporation Securities Litigation. On October 19, 2012, upon the joint motion of the parties, the state court issued an order staying the action while discovery proceeded in In re Computer Sciences Corporation Securities Litigation. The order requires defendants to provide to the plaintiff certain of the discovery produced in the federal action. On May 10, 2013, the court continued the stay to May 31, 2013 upon joint motion of the parties. On June 1, 2013, the parties filed a joint motion to continue the stay. The joint motion is scheduled for hearing on June 28, 2013. The Company is unable to estimate any possible loss or range of loss associated with this matter at this time.

     On May 11, 2012, a separate shareholder derivative action entitled Judy Bainto v. Michael W. Laphen et al. (No. A-12-661695-C), was filed in District Court, Clark County, Nevada, against Messrs. Laphen and Mancuso, members of the Company’s Board of Directors and the Company as a nominal defendant. The complaint is substantively similar to the second Hung complaint. On or about August 1, 2012, the court granted the parties’ joint motion to extend the time for defendants to respond to the complaint to sixty days after the United States District Court for the Eastern District of Virginia’s entry of an order on the pending motion to dismiss the complaint in In re Computer Sciences Corporation Securities Litigation. On September 5, 2012, Defendants notified the court of the Eastern District of Virginia’s ruling in In re Computer Sciences Corporation Securities Litigation. On September 11, 2012, the parties filed a joint status report proposing a schedule for the filing of an amended complaint by plaintiff and for motion to dismiss briefing. Plaintiff filed an amended complaint on September 28, 2012. Upon stipulation of the parties, the court consolidated the Bainto case and Himmel case (described below) and deemed the amended complaint filed in Bainto the operative complaint. In addition, on November 8, 2012, upon joint motion of the parties, the court issued an order staying the action while discovery proceeds in In re Computer Sciences Corporation Securities Litigation. The order required Defendants to provide to the Plaintiffs certain of the discovery produced in the federal action. A status check is set for August 15, 2013. The Company is unable to estimate any possible loss or range of loss associated with this matter at this time.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	31

     On October 16, 2012, a separate shareholder derivative action entitled Daniel Himmel v. Michael W. Laphen et al. (No. A-12-670190-C), was filed in District Court, Clark County, Nevada, against Messrs. Laphen and Mancuso, members of the Company’s Board of Directors and the Company as a nominal defendant. The Himmel complaint is substantively similar to the Bainto complaint, but includes a claim for unjust enrichment and seeks additional injunctive relief. Upon stipulation of the parties, the court consolidated the Bainto case (describe above) and the Himmel case and deemed the amended complaint filed in Bainto the operative complaint. In addition, on November 8, 2012, upon joint motion of the parties, the court issued an order staying the action while discovery proceeded in In re Computer Sciences Corporation Securities Litigation. The order required Defendants to provide to the Plaintiffs certain of the discovery produced in the federal action. A status check is set for August 15, 2013. The Company is unable to estimate any possible loss or range of loss associated with this matter at this time.

     On December 20, 2012, a separate shareholder derivative complaint entitled Shirley Morefield v Irving W. Bailey, II, et al, (Case No. 1:120V1468GBL/TCB) was filed in the United States District Court for the Eastern District of Virginia. The complaint names certain of CSC’s current and former directors and officers as defendants and the Company as a nominal defendant. The complaint is similar to the Hung complaint but asserts only a claim for breach of fiduciary duty and alleges that the plaintiff made a demand on the CSC Board prior to commencing suit and that such demand was refused. Motions to dismiss were filed March 18, 2013. On April 8, 2013, Plaintiff filed an amended complaint. Motions to dismiss the amended complaint were filed on April 17, 2013 and were heard on May 10, 2013. A decision is pending. The Company is unable to estimate any possible loss or range of loss associated with this matter at this time.

32	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

STOCK OWNERSHIP

     The following table provides information on Common Stock beneficially owned as of June 17, 2013, by:
  each person or group believed by the Company to own beneficially more than 5% of the outstanding Common Stock;
  each of the six executive officers named in the Summary Compensation Table under “Executive Compensation,” appearing further below in this proxy statement (the “Named Executive Officers” or the “NEOs”);
  each of the current directors of the Company; and
  all executive officers and directors, as a group.

     Unless otherwise indicated, each person or group has sole voting and investment power with respect to all shares beneficially owned.

	Number of
	Shares		Percent of
Name and Address of Beneficial Owner[1]	Beneficially Owned		Class
Dodge & Cox	14,427,567	[2]	9.6%	[2]
555 California Street, 40th Floor
San Francisco, California 94104

The Vanguard Group	10,361,227	[3]	6.9%	[3]
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc.	8,429,440	[4]	5.6%	[4]
40 East 52nd Street
New York, New York 10022

J. Michael Lawrie	271,796	[5]		[6]
Paul N. Saleh	56,682	[5]		[6]
Michael J. Mancuso	152,937	[5]		[6]
William L. Deckelman	156,113	[5]		[6]
Thomas Hogan	12,057	[5]		[6]
Gary Budzinski	57,677	[5]		[6]
Irving W. Bailey, II	35,352	[7]		[6]
David J. Barram	24,700	[7]		[6]
Stephen L. Baum	32,419	[7]		[6]
Erik Brynjolfsson	10,200	[7]		[6]
Rodney F. Chase	39,540	[7]		[6]
Judith R. Haberkorn	18,600	[7]		[6]
Chong Sup Park	19,300	[7]		[6]
Lawrence A. Zimmerman	4,300	[7]		[6]
All executive officers and directors of the Company,
as a group (19 persons)	1,245,119	[6,7,8]	0.83%
____________________

1.	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042.

2.

This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on May 13, 2013. Based upon information contained in the filing, Dodge & Cox has sole voting power with respect to 13,512,117 of these shares and sole investment power with respect to 14,427,567 of these shares.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	33

3.

This information, which is not within the direct knowledge of the Company, has been derived from a Form 13F filed with the SEC on April 15, 2013. Based upon information contained in the filing, The Vanguard Group has sole voting power with respect to 271,976 of these shares, shared voting power with respect to 10,089,251 of these shares.

4.

This information, which is not within the direct knowledge of the Company, is based upon a Schedule 13G filed with the SEC on January 30, 2013 by BlackRock, Inc., which reports sole voting and dispositive power with respect to 8,429,440 shares as a result of being a parent company or control person of the following subsidiaries, each of which holds less than 5% of the outstanding shares: BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Limited, BlackRock Life Limited, BlackRock Asset Management Australia Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., and BlackRock Investment Management (UK) Limited.

5.

With respect to Messrs. Lawrie, Saleh, Mancuso, Hogan, Budzinski, Deckelman and all executive officers and directors of the Company as a group, includes 134,620; 46,377; 152,937; 0; 46,763; 125,702; and 779,303 shares of common stock, respectively, subject to employee options which were outstanding on June 17, 2013, and currently are exercisable or which are anticipated to become exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

With respect to Messrs. Lawrie, Saleh, Mancuso, Hogan, Budzinski, Deckelman and all executive officers and directors of the Company as a group, includes 0; 0; 0; 0; 0; 0; and 6530 shares of unvested restricted stock units outstanding on June 17, 2013 which are anticipated to vest within 60 days thereafter. Holders of unvested restricted stock units have no voting or investment power, with respect thereto. With respect to Messrs. Lawrie, Saleh, Mancuso, Hogan, Budzinski, Deckelman, and all executive officers and directors of the Company, as a group, includes 0; 147; 0; 346; 1,290; 4 and 2,846 shares of common stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 17, 2013, to give voting instructions to the Committee administering the Plan.

6.	Less than 1%.

7.

With respect to Mr. Bailey, Mr. Barram, Mr. Baum, Dr. Brynjolfsson, Mr. Chase, Ms. Haberkorn, Dr. Park, Mr. Zimmerman and all directors of the Company, as a group, includes 35,352; 24,700; 32,419; 10,200; 39,540; 18,600; 19,300; 4,300 and 184,411 shares of Common Stock, respectively, which shares are subject to RSUs that were outstanding on June 17, 2013, and which shares would, pursuant to such RSUs, be distributed to such directors if their directorships were to terminate on August 13, 2013. These shares have been deemed to be outstanding in computing the Percent of Class.

8.	The executive officers and directors, as a group, have sole voting and investment power with respect to 1,054,178 shares.

34	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, the Company’s independent auditors, the Company’s audited financial statements for the Fiscal Year ended March 29, 2013, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and Deloitte & Touche LLP’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the PCAOB, and discussed with them their independence.

     Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the Fiscal Year ended March 29, 2013 for filing with the SEC.

     The Audit Committee also appointed Deloitte & Touche LLP as the Company’s independent auditors for the Fiscal Year ending March 28, 2014, and recommended to the Board of Directors that such appointment be submitted to the Company’s stockholders for ratification.

Lawrence A. Zimmerman, Chair
David J. Barram
Stephen L. Baum
Erik Brynjolfsson

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	35

EXECUTIVE COMPENSATION

Compensation Committee Report

     The Compensation Discussion and Analysis set forth below discusses the Company’s executive compensation programs and policies. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

     Judith R. Haberkorn, Chair
     Irving W. Bailey, II
     Chong Sup Park
     Rodney F. Chase, ex-officio

Compensation Discussion and Analysis

     The Compensation Committee (the “Committee”) and our Board of Directors are responsible for our executive compensation philosophy and program, which are described in this Compensation Discussion and Analysis (the “CD&A”). The CD&A also describes our Fiscal 2013 compensation decisions and the factors we considered in making those decisions. The CD&A focuses on the compensation of our Fiscal 2013 Named Executive Officers (“NEOs”):

  J. Michael Lawrie, President and Chief Executive Officer

  Paul N. Saleh, Executive Vice President and Chief Financial Officer

  Michael J. Mancuso, Former Vice President and Chief Financial Officer

  Thomas E. Hogan*, Executive Vice President and General Manager, Global Business Services

  Gary M. Budzinski, Executive Vice President and General Manager, Global Infrastructure Services

  William L. Deckelman, Jr., Executive Vice President and General Counsel

  *On June 17, 2013, the Company accepted Mr. Hogan’s resignation, which was effective immediately.
Executive Summary

Approval of the Company’s Fiscal 2012 Executive Compensation on an Advisory Basis

     At our most recent annual meeting of stockholders, held on August 7, 2012, approximately 82% of the votes present in person or represented by proxy at the meeting and entitled to vote on the matter cast (excluding broker non-votes) to approve our executive compensation for the fiscal year ended March 30, 2012 (“Fiscal 2012”). The Committee took into account the results of this advisory vote when making compensation decisions for the remainder of Fiscal 2013 and Fiscal 2014. The Committee also considered many other factors in evaluating our executive compensation programs, including the Company’s pay for performance philosophy, a competitive market analysis of peer companies, the Company’s turnaround strategy, and management’s performance in executing that strategy. Each of these factors bore on the Committee’s decisions regarding our NEOs’ compensation for Fiscal 2013, which is described below.

36	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Fiscal 2013 Executive Compensation Programs

     Our executive compensation programs are designed to reflect our “pay for performance” philosophy and provide our executives with appropriate incentives to drive stockholders’ interests. The Committee reviews our compensation policies and practices each year to ensure that the programs provide our executives with an appropriate mix of market-competitive compensation opportunities.

     Fiscal 2013 represented the beginning of a multi-year effort to return CSC to sustained profitability. The leadership changes that began in March 2012 with the hiring of Mr. Lawrie continued into Fiscal 2013. Following the retirement of Mr. Mancuso, the Company appointed Mr. Saleh as Executive Vice President and Chief Financial Officer effective May 29, 2012. Mr. Budzinski assumed his current role with the Company in June 2012, and Mr. Hogan joined CSC in July 2012. The Company also appointed a new Executive Vice President to run our North American Public Sector in Fiscal 2013 and a new General Manager of Global Sales and Marketing and Regional Operations. Additional leadership changes in Fiscal 2013 included the following new officers: Chief Human Resources Officer, Controller and Chief Accounting Officer, Chief Technology Officer, Head of Internal Audit, and Chief Information Officer, as well as many business unit and regional leaders at the next layer of leadership.

     As explained in more detail below, the Committee considered a number of factors in setting Fiscal 2013 compensation opportunities for our NEOs, with an emphasis on the turnaround strategy developed by Mr. Lawrie and his senior management team. Consistent with that strategy, the Committee modified our Fiscal 2013 compensation programs to focus on profitability and stockholder value through the following actions:

  Greater Emphasis on Profitability: We revised our annual cash incentive program to provide greater near-term focus on operating income.

  Performance Vesting of Equity Awards: Beginning with the Fiscal 2013 annual Long-Term Incentive grants, all RSUs are subject to performance vesting criteria (other than one-time new-hire inducement awards), eliminating annual time-vested RSU grants for our NEOs.

  Focus on EPS Growth: We simplified the financial metrics used in connection with Performance Share Units to add investor transparency to the program and focus solely on growth in Earnings Per Share, a key measure of progress for the Company’s turnaround.

  Elimination of Overlapping Financial Measures: We removed Earnings Per Share as a financial metric in the Company’s annual cash incentive program, thereby eliminating overlap in the financial measures used in our short-term and long-term incentive programs.

     The Committee also reviewed a company-wide risk assessment of compensation programs, which revealed no material risks that may adversely affect the Company. See “Corporate Governance – Compensation and Risk” above for details.

     During Fiscal 2013, the Committee retained a new independent compensation consultant, Pearl Meyer & Partners (“PM&P”). In addition to advising the Committee on general executive compensation pay practices, PM&P was instrumental in reviewing the peer group of companies used by the Committee to benchmark executive pay levels and practices. As explained in greater detail below, the Committee acted in December 2012 to alter the Company’s peer group by removing Honeywell International Inc. and General Dynamics Corp., and by adding Hewlett-Packard Co., International Business Machines, Microsoft Corp., Dell Inc., Seagate Technology Plc, Fidelity National Information Services and Teradata Corp. Among other things, these changes were intended to move the peer group of companies away from aerospace and defense companies and closer to a peer group of information and high technology companies. It also eliminated the need for a primary and secondary peer group.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	37

Fiscal 2013 Executive Compensation and Pay for Performance

     Under Mr. Lawrie’s leadership, CSC has performed well, with total shareholder return of 61% since he was hired in March 2012, and 68% for Fiscal 2013. CSC’s financial performance allowed the Company to return $428 million to stockholders in Fiscal 2013, including $123 million in declared dividends and $305 million in share repurchases. Mr. Lawrie and his leadership team continue to make important changes such as establishing a global set of CLEAR (Client-focused, Leadership, Execution excellence, Aspiration and Results) values to drive a strong performance culture. Through these values, we have emphasized a return to profitability by demonstrating fiscal responsibility and aligning the executive team to this one overriding goal.

     The Company’s strong financial performance in Fiscal 2013 reflects the initial success of the turnaround strategy implemented by Mr. Lawrie and his senior leadership team. By design, that success also is reflected in the compensation paid to our NEOs for the fiscal year. Highlights of the strong tie between pay and performance include the following:

  Annual Cash Incentive Payments: Due to the Company’s strong financial performance in Fiscal 2013, in addition to meeting certain strategic goals, three of our NEOs received annual cash incentive awards in amounts that exceeded target, while two of our NEOs received awards at or slightly below target. See “Annual Incentive Compensation – Fiscal 2013 Financial Results and AMIP Payout” below for details.

  Performance Share Units Partially Vested: Based on the Fiscal 2013 diluted Earnings Per Share from continuing operations of $3.20 (compared to negative $28.31 for Fiscal 2012), 25% of the Fiscal 2013 target Performance Share Units vested on May 15, 2013. See “Long-Term Incentive Compensation – Performance Share Units” below for details.

  CEO Inducement Equity Award Partially Vested: Sustained increases in the trading price of the Company’s common stock since April 16, 2012, have resulted in the partial vesting of performance-vesting inducement RSUs awarded to Mr. Lawrie when he joined CSC. These RSUs were designed to vest in separate tranches if the average closing price over any 30 consecutive trading day period commencing on or after the April 16, 2012 grant date equals or exceeds percentage increases over a “base price” of $28.32. See “Long-Term Incentive Compensation – Fiscal 2013 Inducement Equity Awards” below for details.
38	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Fiscal 2013 Direct Compensation

Total Direct Compensation

     The following chart summarizes the characteristics and primary purpose of each element of our executive compensation program. The first three of these elements comprise “Total Direct Compensation.”

Compensation Element	Characteristics	Primary Purpose
Base Salary	Annual fixed cash compensation.	Provide a minimum, competitive fixed
amount of cash compensation based
on individual performance, experience,
skills, responsibilities and competitive
pay levels.
Annual Cash Incentives	Annual variable cash	Motivate and reward the achievement
	compensation determined by	of annual financial and other operating
	Company financial performance,	objectives and individual performance
	attainment of strategic objectives,	that drive stockholder value over time.
and individual performance.
Long-Term Incentives	Long-term equity awards generally	Motivate and reward profitable growth
	granted annually as a combination	and increases in share price over time
	of stock options and Performance	and align with stockholders.
Share Units.
Align pay with CSC’s performance
over multi-year overlapping
performance cycles.
Post-Employment Benefits	Retirement and deferred	Offer competitive retirement
	compensation plans and “career”	compensation designed to attract and
	equity awards.	retain mid- and late-career senior
executives.
Severance/Change-in-Control	Contingent short-term	Provide assurance of short-term
	compensation.	compensation continuity to allow
executives to remain focused on
stockholder interests in a dynamic
environment.
Perquisites and Benefits	Limited perquisites and health and	Provide business-related benefits
	welfare benefits.	consistent with competitive practice to
enhance executive work efficiency.

     The Committee makes decisions regarding each element of Total Direct Compensation. Because our focus is on performance, the Committee does not consider aggregate amounts earned or benefits accumulated by an executive from prior service with the Company as a significant factor in making compensation decisions. The Total Direct Compensation opportunity and each of its components (base salary, annual cash incentives, and long-term incentives) for our CEO and other NEOs historically have been targeted at the market median for similarly situated executives in companies against which we compete for executive talent. Please see “Compensation Framework – Review of Market Compensation Data” below for a discussion of our peer group and other data used to assess the competitive market.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	39

     Mr. Lawrie joined CSC in March 2012, shortly before Fiscal 2013 commenced. His Fiscal 2013 compensation opportunity is governed by his employment agreement, which includes a special one-time inducement equity award. Messrs. Saleh, Hogan, and Budzinski each joined the Company in Fiscal 2013. The Committee established the Fiscal 2013 compensation for these new executives by reference to market comparisons for similar positions and cognizant of the early stages and dynamic nature of the Company’s turnaround. Like Mr. Lawrie, Messrs. Saleh and Hogan each received a one-time inducement equity award upon joining the Company. These one-time awards are described below.

     In connection with its turnaround strategy, the Company undertook significant steps in Fiscal 2013 to simplify its operating model and redefine the roles and responsibilities of our senior leadership team, including many of the NEOs. These changes, combined with the adoption of a new peer group during Fiscal 2013, have necessitated moving away from the prior approach of matching the “market median” in setting Total Direct Compensation. While market compensation remains an important factor in setting Total Direct Compensation, it is just one factor to be used in setting compensation for Fiscal 2014 and beyond.

Base Salary

     General. Base salary is the only fixed component of our NEOs’ compensation and constitutes a small percentage of Total Direct Compensation. Base salary is determined by the level of responsibility assumed by an executive, experience, performance and competitive pay practices. Base salary adjustment decisions also consider promotions, changes in responsibilities, performance, succession prospects, Company merit pay budgets and market trends. At the beginning of each fiscal year, the Committee reviews the base salary for each NEO and determines base salary adjustments, if any. The Committee considers how base salary adjustments affect annual cash incentive opportunities and long-term incentive grant values, as both are defined as a percentage of base salary.

     Fiscal 2013 Compensation. Several of our NEOs were new to CSC in Fiscal 2013, and the Committee generally established their base salaries by reference to market comparisons. Mr. Lawrie’s annual base salary for Fiscal 2013 was established pursuant to his February 2012 employment agreement. Mr. Deckelman received a 3% increase in base salary over Fiscal 2012, effective July 1, 2012, following two consecutive years of no change in base salary.

     The following table presents the Fiscal 2013 annualized base salary for each of our NEOs and the percentage this base salary represents in Target Total Direct Compensation.

			Percentage
	Annualized	Actual	of Target
Named Executive	Fiscal 2013	Fiscal 2013	Total Direct
Officer	Base Salary ($)*	Base Salary ($)	Compensation
J. Michael Lawrie	1,250,000	1,250,000	11%
Paul N. Saleh	700,000	600,385	15%
Michael J. Mancuso	–	–	–
Thomas E. Hogan	680,000	457,692	12%
Gary M. Budzinski	650,000	537,500	15%
William L. Deckelman, Jr.	539,700	536,077	22%
____________________

*Messrs. Saleh, Hogan and Budzinski joined CSC during Fiscal 2013. Mr. Mancuso retired on May 29, 2012. Mr. Deckelman’s annual base salary was increased by 3% effective July 1, 2013 over his Fiscal 2012 base salary.

40	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Annual Incentive Compensation Plan

     Annual cash incentives under the Company’s Annual Management Incentive Plan (“AMIP”) reward executive officers for performance relative to key financial measures and strategic objectives that drive value for our stockholders over time. The plan also provides the Committee the ability to modify—both up and down—the actual cash incentive paid to a participant based on the participant’s individual performance, subject to certain limitations to comply with Section 162(m) of the Internal Revenue Code. Awards under the AMIP therefore are directly linked to Company and individual performance.

     Target AMIP Awards. For Fiscal 2013, the Committee established a target award percentage for each NEO, representing a percentage of base salary, and an associated target award value. Each NEO’s target award value was established in consideration of market practices, individual scope of responsibility and expected contribution. The table below reflects the Fiscal 2013 target award percentage, the corresponding target award value, and the target award value as a percentage of Target Total Direct Compensation. Mr. Mancuso, who retired from the Company on May 29, 2012, was not eligible to participate in the AMIP for Fiscal 2013 and therefore is not included in the table.

			Percentage of
Named Executive	Target AMIP	Target AMIP	Target Total Direct
Officer	Percentage	Value ($)*	Compensation
J. Michael Lawrie	150%	1,875,000	16%
Paul N. Saleh	100%	600,385	15%
Thomas E. Hogan	134%	613,308	16%
Gary M. Budzinski	100%	537,500	15%
William L. Deckelman, Jr.	100%	539,700	22%
____________________

*Because Messrs. Saleh, Hogan and Budzinski joined CSC mid-year, their Target AMIP Values are based on the actual salaries they received for Fiscal 2013 rather than their full annual salaries. Mr. Deckelman’s Target AMIP Value is based on his base salary as of July 1, 2012.

     Performance Measures. For Fiscal 2013, the Committee redesigned the AMIP performance measures and goals to drive the Company’s turnaround strategy by rewarding Company-wide profitability and the achievement of critical strategic objectives. An executive officer’s earned AMIP award, subject to discretionary modification for individual performance (as noted above), is determined by the Company’s performance relative to targeted financial goals and, new for Fiscal 2013, strategic objectives. Also new for Fiscal 2013, client satisfaction is a performance measure to help foster a client-focused, metric-driven culture within the Company.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	41

     The table below lists each performance measure used in determining Fiscal 2013 AMIP awards and its relative weight in determining those awards:

	Weight by		Weight by Performance
Category	Category	Performance Measure	Measure
		Operating Income	24%
Financial	60%	Cash Flow	24%
		Revenue	12%
Strategic	40%	Strategic Objectives	20%
		Client Satisfaction	20%

     The weights shown above reflect a target level of AMIP funding. In order to assure profitability in Fiscal 2013, the Committee determined that the Company must achieve at least 80% of its corporate Operating Income target (described below) before any incentive payments will be made under the AMIP to any participants, including our NEOs. Additionally, once this threshold level of funding is achieved, a “funding factor” is then applied to the financial category of the performance measures to adjust AMIP funding associated with the financial measures based on the level of corporate Operating Income performance achieved.

     Fiscal 2013 Financial Targets. Financial performance for Fiscal 2013 is measured against either corporate performance or the performance of the Company’s Global Commercial Sector (a combination of the historic Managed Services Sector and Business Solutions and Services Sector) depending on whether the executive serves on the Company’s corporate staff or in the Global Commercial Sector. Free Cash Flow is used for executives who serve on the Company’s corporate staff, while Performance Cash Flow is used for executives who serve in the Company’s Global Commercial Sector.

     Management recommended specific targets for each financial measure, which were reviewed by the Committee and approved (subject to adjustment) by the Board in conjunction with an overall review of the Company’s annual budget early in Fiscal 2013, and then communicated to AMIP participants. The table below describes each financial measure used in determining AMIP awards for Fiscal 2013 and the Company’s Fiscal 2013 financial targets, as subsequently adjusted to reflect the disposal of certain business segments during the year.

		Fiscal 2013 Financial
		Targets (millions)
Financial			Global
Measures	Purpose	Corporate	Commercial
Revenue	Primary measure of growth which requires expansion of
	current business, capture of new business and conversion
	into a revenue stream.	$15,252	$9,968

Operating	Key component of profitability that reflects growth and
Income	profit margins.	$837	$611

Free Cash	Key component of Company valuation reflecting liquidity
Flow	and profitability.	$328	N/A

Performance	Internal measure of cash generated or utilized by
Cash Flow	operating unit.	N/A	$643

42	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Fiscal 2013 Strategic Objectives. Management also recommended a set of strategic objectives for review by the Committee and approval by the Board. These objectives were intended to emphasize critical components of the company’s turnaround strategy, including a cost takeout program of $1 billion to $1.2 billion over an 18-month period, rationalizing the business around certain core segments, improving operating margins, improving cash flow, and improving profitability. These broad strategic objectives were then translated into specific strategic goals for each of the NEOs.

     To introduce client satisfaction as a new performance measure, the Board set a goal of surveying at least 80% of the Company’s commercial and government clients with $500,000 or more in projected Fiscal 2013 revenue, with at least 40% of those clients agreeing to participate in the survey. The Committee expects that client satisfaction will remain a performance measure in future years, and that future targets in this area will evolve with the Company’s transformation. Fiscal 2013 served as a year to secure a client satisfaction base line and a uniform methodology for measuring that baseline on an enterprise-wide basis.

     Assessing Fiscal 2013 Performance. For Fiscal 2013, the Committee established the following scale of “performance payout percentages” to assess the Company’s performance against the financial targets described above, including for purposes of determining the AMIP funding factor applicable to the financial performance measures. This scale applies to all executive officers, although the range of performance payout percentages for the CEO extends to a maximum of 200% for achievement levels at or above 135% of target.

Performance Payout Percentages
for Financial Performance Measures
% Achievement vs. Targets

     Special rules apply for executives subject to Section 162(m) of the Internal Revenue Code. The Committee established a separate performance target applicable only to these executives. This “162(m) performance target” for Fiscal 2013 required that the Company achieve 80% of its corporate Operating Income target for the year. If this target is achieved, each executive subject to Section 162(m) of the Internal Revenue Code becomes eligible to receive an incentive payment based on the maximum applicable performance payout percentage (i.e., 150%, or 200% in the case of the CEO) and the maximum funding factor (i.e., 150%). However, the Committee has retained “negative discretion” to reduce the executive’s incentive payment using the same criteria established for all other AMIP participants who are not subject to Section 162(m) of the Internal Revenue Code. This approach allows the plan to operate in the same manner for all participants, regardless of whether they are subject to Section 162(m) of the Internal Revenue Code.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	43

     With regard to the strategic objectives assigned to each executive, performance payout percentages range from 0% if the executive fails to met these objectives, to 150% if the executive significantly surpasses these objectives. For client satisfaction, a performance payout percent of 100% is assigned if the client satisfaction goals are met and a value of 0 is assigned if the goals are not met.

Annual Incentive Compensation Plan: Fiscal 2013 Results

     Company Financial Performance. At the end of Fiscal 2013, the Committee reviewed the Company’s financial performance against the applicable performance measures. The results and targets, shown below, were adjusted pursuant to the terms of the AMIP to reflect the impact of the following Fiscal 2013 divestitures: U.S. credit services business; Italian consulting and system integration business; enterprise system integration business in Malaysia and Singapore; and, Australian IT staffing business.

Fiscal 2013 Financial Results
	Corporate			Global Commercial
			Percentage			Percentage
Financial Performance	Target	Results	of Target	Target	Results	of Target
Measures	(millions)	(millions)	Achieved	(millions)	(millions)	Achieved
Revenue*	$15,252	$14,753	97%	$9,968	$9,489	95%
Operating Income**	$837	$892	107%	$611	$489	80%
Free Cash Flow***	$328	$764	233%	N/A	N/A	N/A
Performance Cash Flow****	N/A	N/A	N/A	$643	$677	105%
____________________

*Revenue and Operating Income targets and results have been adjusted to exclude the impact of all divestitures during Fiscal 2013.

**Consists of revenue less cost of services, depreciation and amortization expense and segment general and administrative (G&A) expense, excluding corporate G&A. Targets and results have been adjusted to exclude the impact of all divestitures.

***Free Cash Flow consists of operating cash flow, investing cash flow, excluding business acquisitions, dispositions and purchase or sale of available for sale securities and payments on capital leases and other long term asset financings.

****Performance Cash Flow consists of earnings before interest, depreciation and amortization, adjusted for net change in working capital and capital expenditures.

     The Company achieved 107% of its Fiscal 2013 corporate Operating Income target, exceeding the threshold performance level required for AMIP funding. Based on the performance scale printed above, the Committee therefore applied a funding factor of 114.4% to the financial category of the performance measures, thereby increasing AMIP funding above the target level. In effect, this funding factor increased the portion of the AMIP award that could be earned by each NEO with respect to the financial performance measures.

     By exceeding the Fiscal 2013 threshold level of corporate Operating Income, each executive subject to Section 162(m) of the Internal Revenue Code became eligible to receive an incentive payment based on the maximum applicable performance payout percentage and the maximum funding factor. However, the Committee exercised its negative discretion and reduced the final Performance Payout Percentage for each executive to the levels shown below under “Fiscal 2013 AMIP Payouts” so that the plan operates in the same manner for all executives.

44	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Client Satisfaction Survey Results. Client satisfaction was measured and verified by an independent consultant retained by the Company specifically for this purpose. A pool of 1,099 client accounts was identified, representing commercial and government clients with $500,000 or more in projected Fiscal 2013 revenue. Through its consultant, the Company surveyed 1,028 (or 94%) of these clients. Feedback was received from 86% of these clients. Based on these results, the Committee determined that the Company met its client satisfaction targets for Fiscal 2013, resulting in a performance payout percentage of 100% with respect to client satisfaction.

     Individual Performance. Following the end of Fiscal 2013, Mr. Lawrie reviewed with the Committee each NEO’s performance against the specific strategic goals assigned to the NEO, as well as the NEO’s overall individual performance as measured against the Company’s CLEAR (Client-focused, Leadership, Execution Excellence, Aspiration and Results) values. Based on this assessment, and the other performance factors described above, Mr. Lawrie recommended AMIP payout amounts for the other NEOs, which were reviewed and approved by the Committee. The Committee then applied a similar process in evaluating Mr. Lawrie’s performance and recommended a specific AMIP payout amount for the Board to approve.

     Fiscal 2013 AMIP Payouts. The results of the Committee’s final determinations, including the actual incentive paid to each executive for Fiscal 2013, are listed below.

Fiscal 2013 AMIP Payouts
				Award Paid
Named Executive	Target AMIP	Target AMIP	Actual Award	(as % of
Officer	Value ($)*	Percentage	Paid ($)*	Base Salary)
J. Michael Lawrie	1,875,000	150%	3,002,000	240%
Paul N. Saleh	600,385	100%	750,512	125%
Thomas E. Hogan	613,308	134%	456,000	100%
Gary M. Budzinski	537,500	100%	504,533	94%
William L. Deckelman, Jr.	539,700	100%	700,446	130%
____________________

*Because Messrs. Saleh, Hogan and Budzinski joined CSC mid-year, their AMIP awards are based on the actual salaries they earned for Fiscal 2013 rather than their full annual salaries. Mr. Deckelman’s AMIP award is based on his base salary as of July 1, 2012.

Long-Term Incentive Compensation

     General. Long-term incentive (“LTI”) compensation is the largest component of executive compensation for our NEOs. Beginning with Fiscal 2013, annual awards are limited to grants of service-vested stock options (“Stock Options”) and performance-vested restricted stock units (“Performance Share Units”). The Committee decided to move away from the past practice of annually granting time-vested restricted stock units to executive officers, concluding that Performance Share Units create a stronger connection between performance and pay.

     At the beginning of each fiscal year, the Committee establishes a target long-term incentive grant value for each NEO, expressed as a percentage of base salary, and the relative mix of award types. Individual target long-term incentive grant values are determined in light of market practices, and actual award levels reflect individual performance and succession considerations. The Committee follows a similar process for new executives who join the Company during the fiscal year, and annual grants may be prorated for these executives.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	45

     Given the Company’s disappointing financial performance in recent fiscal years, the Committee concluded that one-time inducement equity awards were needed to attract, retain and motivate a senior leadership team capable of successfully executing a turnaround strategy. Messrs. Lawrie, Saleh and Hogan therefore received one-time inducement equity awards in Fiscal 2013 upon joining the Company. These special one-time awards were in addition to annual long-term incentive awards and are described separately below.

     Fiscal 2013 LTI Target Percentage. The following table presents the Fiscal 2013 target long-term incentive grant values, the Target LTI Percentage and long-term incentives as a percentage of target total direct compensation. Mr. Mancuso was not eligible to participate in the LTI program for Fiscal 2013 and therefore is not included in the table. One-time equity inducement awards are described elsewhere and are not included in this table.

				Percentage of
				Target Total
Named Executive	Base	Target LTI	Target LTI	Direct
Officer	Salary ($)*	Percentage	Value ($)	Compensation
J. Michael Lawrie	1,250,000	700%	8,750,000	74%
Paul N. Saleh	700,000	400%	2,800,000	70%
Thomas E. Hogan	680,000	400%	2,720,000	72%
Gary M. Budzinski	650,000	375%	2,437,500	69%
William L. Deckelman, Jr.	539,700	250%	1,349,250	56%
____________________

*Base salary as of July 1, 2012, or hire date, whichever is later.

     Components of Annual Long-Term Incentive Compensation. The graph below depicts the composition of Fiscal 2013 target annual long-term incentive grant values by Stock Options and Performance Share Units.

Fiscal 2013 Annual Long-Term Incentive Mix

     Stock Options. Stock Options provide value to executives only if the market value of our common stock appreciates over time. The exercise price for each Stock Option was the closing price of our common stock on the grant date. One-third of the Stock Options become exercisable or “vest” on each of the first three anniversaries of the grant date. See “Fiscal 2013 Compensation” below for a discussion of how the number of shares underlying this and other equity awards was determined.

     Performance Share Units. The Committee determined that long-term incentives for Fiscal 2013 should be weighted most heavily toward Performance Share Units, which provide an opportunity for our executives to earn common stock if targeted performance goals are met over a three-year performance period. The end of Fiscal 2013 marks the completion of a three-year performance period for Performance Share Units awarded in May 2010 (“Fiscal 2011 Performance Share Units”). As noted below, none of the Fiscal 2011 Performance Share Units were earned.

46	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     These annual awards are designed with overlapping performance periods, so the end of Fiscal 2013 also marks the second year of a three-year performance period for Performance Share Units awarded in June 2011 (“Fiscal 2012 Performance Share Units”). Finally, Fiscal 2013 marks the first year of a three-year performance period for Performance Share Units awarded in May 2012 (“Fiscal 2013 Performance Share Units”).

     Fiscal 2013 Performance Share Units. Based on a review of current market practices, the Committee determined that Performance Share Units granted in Fiscal 2013 may be earned based on the achievement of targeted Earnings Per Share (“EPS”) over the three-year performance period beginning with Fiscal 2013. The Committee concluded that EPS, aside from being a key measure of stockholder value, serves as the best measure of performance and profitability in light of the Company’s multi-year turnaround strategy. This new performance measure represents a significant change from the Fiscal 2011 and Fiscal 2012 Performance Share Units, which vest based on a combination of relative revenue growth and average return on invested capital.

     The Committee determined that the Fiscal 2013 Performance Share Units should provide an opportunity for incremental vesting based on EPS performance in Fiscal 2013 and Fiscal 2014 to motivate and reward progress toward multi-year turnaround goals. Accordingly, one quarter of the targeted Fiscal 2013 Performance Share Units would vest if EPS in Fiscal 2013 equals or exceeds a threshold level. If this threshold level of performance is not achieved in Fiscal 2013, one quarter of the targeted Fiscal 2013 Performance Share Units nevertheless would vest if EPS in Fiscal 2014 equals or exceeds the threshold level. Finally, if the EPS in Fiscal 2013 is sufficient to trigger the partial vesting described above, and EPS in Fiscal 2014 equals or exceeds 75% of targeted EPS, then an additional 25% of the targeted Fiscal 2013 Performance Share Units will vest. In summary, recipients are given the opportunity to vest in up to 50% of the targeted Fiscal 2013 Performance Share Units based on EPS performance in Fiscal 2013 and Fiscal 2014. Performance Share Units above 50% of the targeted level can only be earned based on EPS performance at the end of the three-year performance period.

     Fiscal 2013 Performance Share Unit Payout Scale. The Committee established $2.60 as the threshold EPS applicable to the Fiscal 2013 Performance Share Units, subject to adjustment to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, and unusual or infrequently occurring events or transactions. Given the sale of CSC Credit Services, Inc., as well as a number of other divestitures during Fiscal 2013, the Committee later deemed an adjustment was appropriate and reduced the threshold EPS goal to $2.19.

     Based on the Fiscal 2013 diluted EPS from continuing operations of $3.20 (compared to negative $28.31 for Fiscal 2012), 25% of the Fiscal 2013 target Performance Share Units vested on May 15, 2013.

     Fiscal 2011 and Fiscal 2012 Performance Share Units. Performance Share Units awarded in Fiscal 2011 and Fiscal 2012 vest at the end of three-year performance periods based on our three-year average Return on Invested Capital (“ROIC”) and our Relative Revenue Performance. ROIC is calculated by multiplying profit before interest expense, special items, and after tax expense by the investment base turnover. Investment base turnover equals revenues divided by average debt and equity for the period.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	47

     The Committee evaluates the Company’s Relative Revenue Performance over the applicable performance period against revenue performance of our peer companies in the commercial and federal sectors, which are then combined into an overall Peer Index growth rate. Under the methodology employed to calculate Relative Revenue Performance, revenues are adjusted to reflect material acquisitions, divestitures and segment realignments. In addition, Peer Index companies are combined into either a federal or commercial index1 which allows the revenue growth results of each index to be weighted based on CSC’s relative activity within these sectors.

     The following matrix depicts the payout for achievement of various combinations of Relative Revenue Performance and ROIC.

Payout Matrix: Fiscal 2011 and 2012 Performance Share Units

% of Target Shares Earned		Return On Invested Capital (ROIC) Over Performance Period
		8.5%	9.0%	9.5%	10.0%	10.5%	11.0%	11.5%
Relative Revenue Performance over Performance Period	3.0%	60%	83%	107%	130%	153%	177%	200%
	2.0%	50%	73%	97%	115%	143%	167%	190%
	1.0%	40%	63%	87%	100%	133%	157%	180%
	0.0%	30%	53%	77%	90%	123%	147%	170%
	-1.0%	20%	43%	67%	80%	113%	137%	160%
	-2.0%	10%	33%	57%	70%	103%	127%	150%
	-3.0%	0%	23%	47%	60%	93%	117%	140%
____________________

1The commercial sector companies are: Accenture Ltd., Automatic Data Processing, Inc., ATOS Origin, Cap Gemini S.A., CGI Group, Inc., Cognizant Technology Solutions Corp., Convergys Corporation, Deutsche TeleKom AG -Systems Solutions, HP – HP Enterprise Business-Services, IBM - Global Technology Services and Global Business Services, Siemens AG – IT Solutions and Services, Syntel, Inc., Tata Consultancy Services Limited, Unisys – Services and Wipro Ltd. The public sector companies are: Boeing – Global Services and Support, CACI International Inc., Dynamics Research Corp, General Dynamics Corp. – Information Systems and Technology, L-3 Communications Holdings Inc. – Government Services, Aircraft Modernization and Maintenance, Lockheed Martin – Information Systems & Global Services, ManTech International, MAXIMUS, Inc., NCI, Inc., Northrop Grumman – Information Systems, Technical Services, Raytheon – Intelligence and Information Systems, Technical Services, Network Centric Systems, SAIC, Inc. and SRA International Inc.

48	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Fiscal 2011 Performance Share Units Results. At the end of the three-year performance period ended March 29, 2013, none of the Fiscal 2011 Performance Share Units vested due to the steep decline in Company Revenue in Fiscal 2012.

     Fiscal 2013 Long-Term Incentive Awards. The target award value and the number of shares2 granted for each element of annual LTI compensation is set forth in the table below. One-time equity inducement awards are described below and are not included in this table.

Fiscal 2013 Long-Term Incentive Awards

				Performance
		Stock Options		Share Units
	Target Long-	Target	Stock	Target	Share
	Term	Award	Options	Award	Units
Named Executive Officer	Incentives ($)	Value ($)	(#)	Value ($)	(#)
J. Michael Lawrie	8,750,000	3,500,000	403,859	5,250,000	180,041
Paul N. Saleh	2,800,000	1,120,000	139,130	1,680,000	60,738
Thomas E. Hogan	2,720,000	1,088,000	159,765	1,632,000	64,480
Gary M. Budzinski	2,437,500	975,000	140,288	1,462,500	56,598
William L. Deckelman, Jr.	1,349,250	539,700	63,569	809,550	27,762

     Based on the Fiscal 2013 diluted Earnings Per Share from continuing operations of $3.20 (compared to negative $28.31 for Fiscal 2012), 25% of the Fiscal 2013 target Performance Share Units vested on May 15, 2013.

     Fiscal 2013 Inducement Equity Awards. Mr. Lawrie’s employment agreement provides for a onetime inducement equity award in addition to the annual long-term equity awards described above. The award consists of 400,000 restricted stock units, which were granted to Mr. Lawrie on April 16, 2012. One-half of the award, consisting of 200,000 restricted stock units, is subject to time-vesting conditions and will vest in four equal tranches on the last day of each of the Company’s 2013 through 2016 Fiscal Years, in each case subject to Mr. Lawrie’s continued employment (the “Time-Vesting Inducement RSUs”). The other 200,000 restricted stock units are subject to performance-vesting conditions (the “Performance-Vesting Inducement RSUs”) and will vest in four equal tranches if specified performance targets are met, subject to Mr. Lawrie’s continued employment on the applicable vesting date.
____________________

2In accordance with CSC’s Equity Grant Policy, the target award values listed in this table generally differ from the award values listed in the Summary Compensation Table. In order to determine the number of stock options to award, the target grant value for options is divided by the fair market value of an option determined by using the average closing price of CSC stock for the three-month period ending on the grant date and the Black Scholes option pricing model. In contrast, the grant values in the Summary Compensation Table are determined using the grant date closing price. The number of shares underlying our Performance Share Units is calculated by dividing the target grant value by the average closing price of CSC stock for the three-month period ending on the grant date. This method is employed to reduce the impact of stock price spikes, either positive or negative, when determining the number of shares underlying these awards.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	49

     The Performance-Vesting Inducement RSUs vest based on the attainment of sustained increases in the trading price of the Company’s common stock. The units vest if the average closing price over any 30 consecutive trading day period commencing on or after the April 16, 2012 grant date equals or exceeds the following percentage increases over a “base price” calculated as the average closing price over the 3 calendar months preceding Mr. Lawrie’s first day of employment, March 19, 2012:

Common Stock price increase	Cumulative Number of
from Base Price of $28.32	RSUs Vesting
20%	50,000
40%	100,000
60%	150,000
80%	200,000

     Vesting is contingent on Mr. Lawrie’s continued employment through the vesting date. Once a tranche of Performance-Vesting Inducement RSUs has vested, that tranche will not be affected by any subsequent change in the trading price of the Common Stock. Any portion of RSUs that remains unvested on the last day of the Fiscal Year ending March 31, 2017 will be forfeited.

     The “base price” established for the Performance-Vesting Inducement RSUs equals $28.32. Increases in the trading price of the common stock since April 16, 2012 have resulted in the first three tranches of the units vesting, with the first tranche vesting on November 29, 2012, the second tranche vesting on January 10, 2013, and the third tranche vesting on March 4, 2013. In addition, Mr. Lawrie vested in the first tranche of his Time-Vesting Inducement RSUs on March 29, 2013.

     Mr. Saleh also received a one-time inducement award consisting of 35,000 restricted stock units, which were granted on June 15, 2012. These restricted stock units will vest on the third anniversary of the grant date subject to Mr. Saleh’s continued employment.

     Mr. Hogan received a one-time equity award on August 15, 2012, consisting of 250,000 stock options with an exercise price equal to CSC’s closing stock price on the grant date, in lieu of Mr. Hogan’s participating in the Company’s Career Shares program. These options vest on the fourth anniversary of the grant date, subject to Mr. Hogan’s continued employment. In addition, Mr. Hogan’s inducement award provided that 100,000 of the stock options would vest in the event his employment is terminated in certain circumstances before August 15, 2016.

     As with the inducement equity award for Mr. Lawrie, the inducement equity award for Mr. Saleh and the one-time award for Mr. Hogan were in addition to the annual long-term equity awards described above.

50	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Fiscal 2013 Target Total Direct Compensation

     The chart below displays the value of each element of Target Total Direct Compensation described above for our NEOs, with the exception of Mr. Mancuso, who retired on May 29, 2012. As noted above in the discussion of each element of compensation, the value of compensation actually realized will vary from the Committee’s targets based on our financial results and our stock price performance. One-time equity inducement awards are not included in this table.

		Target Annual	Target Long-Term
Named Executive	Base Salary*	Cash Incentives	Incentive Grant	Target Total Direct
Officer	($)	($)	Value ($)	Compensation ($)
J. Michael Lawrie	1,250,000	1,875,000	8,750,000	11,875,000
Paul N. Saleh	600,385	600,385	2,800,000	4,000,770
Thomas E. Hogan	457,692	613,308	2,720,000	3,791,000
Gary M. Budzinski	537,500	537,500	2,437,500	3,512,500
William L. Deckelman, Jr.	539,700	539,700	1,349,250	2,426,650
____________________

*Base salaries for Messrs. Saleh, Hogan and Budzinski, who joined CSC mid-year, are the actual salaries they received for Fiscal 2013 rather than their full annual salaries. Base salaries for Messrs. Lawrie and Deckelman reflect annual base salary as of July 1, 2012.

Other Executive Compensation

Post-Employment Benefits

     Retirement Plans. The Committee views retirement benefits as a component of our executive compensation program. As such, we offer our employees, including the NEOs, a retirement program that provides the opportunity to accumulate retirement income. We periodically review our benefits program against our peer group and aim for the program to be competitive.

Retirement Plans
CSC Matched Asset Plan (“MAP”)	Broad-based, qualified, defined contribution 401(k) plan with company match on a portion of employee contributions and directed investment alternatives.
Pension Plan

Prior to July 10, 2009, employees could participate in a broad-based, qualified pension plan which offered post retirement income based on a combination of employee and company contributions. Effective July 10, 2009, the plan was closed to new entrants and future accruals stopped for most participants, including the NEOs. Mr. Deckelman is the only NEO who participated in the Pension Plan; however, his accrued benefit was frozen as of July 10, 2009. Additional details can be found under “Pension Benefits” below.

Deferred Compensation Plan	CSC maintains the CSC Deferred Compensation Plan, which is offered to approximately 2,000 U.S. executives annually. This unfunded plan allows participants to defer receipt of incentive compensation and salary. Additional details can be found under “Fiscal Year 2013 Nonqualified Deferred Compensation” below.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	51

     Career Shares. CSC grants Career Shares to a limited number of key executives. Career Shares are RSUs. Once vested, delivery of shares commences at retirement and is spread ratably in 10 annual installments following retirement, thereby continuing to tie a portion of the executive’s post-retirement income to share value and promoting long-term alignment with stockholder interests.

     The Committee reviewed the Career Share program in May 2012 to assess its effectiveness in attracting and retaining mid-to-late career senior executives, particularly in the early stages of the Company’s turnaround. While the Committee determined that the program remains a valuable compensation tool, it concluded that the vesting provisions of future grants should be modified to enhance the program’s effectiveness in attracting and retaining mid-career executive talent. Beginning with grants made in May 2013, the vesting provisions differ among executives who first began participating in the program before June 2012 (i.e., existing participants) and those who began participating in the program after that date (i.e., future participants). Career Shares for existing participants fully vest upon the participant reaching age 65, or age 55 or older with at least 10 years of service. Career Shares for future participants provide for 50% vesting upon a recipient reaching age 55 with five years of service, and additional vesting in 10% increments for each additional year of service beyond five years, and in all cases full vesting at age 62.

     Among our NEOs, only Mr. Deckelman received a Career Share grant in Fiscal Year 2013. The value of his Career Share grant equaled 25% of base salary and AMIP earned (rather than target) for Fiscal 2012. Because no amounts were earned under the Fiscal 2012 AMIP, Mr. Deckelman’s award was 4,492 Career Shares, or 25% of his earned salary. In May 2013, at the beginning of Fiscal Year 2014, Messrs. Lawrie, Saleh, Budzinski and Deckelman each received Career Share grants in an amount equal to 25% of their base salary and AMIP earned for Fiscal 2013.

Severance and Change-in-Control Compensation

     In order to offer competitive total compensation packages to our executive officers, as well as to ensure the ongoing retention of these individuals, we offer certain post-employment benefits to a select group of executive officers, including our NEOs. The Severance Plan for Senior Management and Key Employees (the “Severance Plan”) provides reasonable income and benefits continuity protection to the executive for the limited case in which the employment of the executive officer is terminated without cause or for good reason during a specified window of time following a change in control. The Severance Plan is intended to preserve executive productivity and encourage retention during an actual or potential change in control of the Company. We believe the importance of these benefits increases with the position and level of responsibility of the executive.

     In August 2012, after reviewing current market practices, the Committee also adopted an Executive Officer Severance Policy (the “Severance Policy”) to provide severance benefits to certain executives whose employment with the Company is terminated by the Company without cause in situations not involving a change in control. The Severance Policy covers those executives reporting directly to the Chief Executive Officer who are Section 16 officers. Additional details regarding the Severance Plan can be found under “Change in Control Termination Benefits” below. An executive who resigns from the Company is not entitled to benefits under the Severance Policy.

     Mr. Lawrie does not participate in the Severance Plan, nor is he covered under the Severance Policy. Instead, the Company has entered into an employment agreement with Mr. Lawrie that provides for certain severance payments. Additional details are provided under “Potential Payments Upon Change in Control and Termination of Employment” below.

     The Company has entered into non-compete agreements with each of our executive officers other than the CEO. These agreements generally prohibit our executives from competing with CSC for 12 months following any termination of employment, prohibit our executives from soliciting our employees or clients for 24 months following any termination of employment, and contain a non-disclosure provision. We entered into these agreements in an effort to protect vital Company interests. Mr. Lawrie is subject to separate non-compete requirements under the terms of his employment agreement.

52	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Perquisites and Other Benefits

     Health Care Benefits. CSC provides health care benefits to eligible employees, including medical, dental, life, disability and accident insurance. These benefits are available to all U.S. employees generally, including the NEOs, and are similar to those provided by our peer group. These programs are designed to provide certain basic quality of life benefits and protections.

     Perquisites. CSC provides certain limited perquisites to senior executives, including the NEOs, in order to enhance their security and productivity. The Compensation Committee reviews the perquisites provided to the NEOs annually as part of its overall review of executive compensation. The Compensation Committee has determined that it is reasonable and competitive to provide relocation benefits to newly hired or relocated executives.

     In addition, the CEO may use Company owned or leased aircraft for personal purposes and, at times, is advised to use such aircraft for security reasons even if for personal travel. The CEO is taxed on the value of this usage according to IRS rules and no tax gross-up is provided for personal usage of corporate aircraft. See the notes to the Summary Compensation Table for more information regarding the perquisites provided to the NEOs.

Compensation Framework

Role of Management

     The CEO, with the assistance of the Chief Human Resources Officer, conducts an annual review of the total compensation of each executive officer, including the NEOs. The CEO’s review includes an assessment of each executive officer’s performance, the performance of the individual’s respective business or function, executive retention considerations, succession potential and the competitive market. Following such review, the CEO recommends a change in base salary (if any), a change in target annual incentive award (if any), and the target and actual long-term incentive award (if any) for the executive officers to the Compensation Committee.

     Prior to his retirement, Mr. Lawrie’s predecessor conducted a performance assessment of his senior leadership team, including Mr. Deckelman, on the basis of leadership, strategy and planning, operational excellence, customer relations and talent development. This assessment formed the basis of his recommendations for each element of Fiscal 2013 Target Total Direct Compensation for Mr. Deckelman. For the purpose of setting Fiscal 2014 compensation, Mr. Lawrie conducted a similar performance assessment of his senior leadership team with a focus on each executive’s individual performance during Fiscal 2013. Because many of the executives were new to CSC with less than one year to review, this was a baseline assessment.

Role of the Compensation Committee

     The Compensation Committee, which is comprised entirely of independent directors, is responsible for overseeing the Company’s compensation policies and programs. In fulfilling its responsibilities, the Committee annually reviews general trends in executive compensation, compensation design, and the total value and mix of compensation for our executive officers. This process includes the review and approval of the total direct compensation of each executive officer, taking into consideration internal pay equity, tenure and performance of various executive officers, potential future contributions, succession, and competitive market information. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee or to Company employees or others. The Compensation Committee has not delegated its authority for compensation for executive officers. However, the Compensation Committee has delegated authority under CSC’s Equity Incentive Plans to the CEO to grant equity awards to senior executives subject to certain limits.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	53

     Chief Executive Officer Compensation. The Compensation Committee works directly with its compensation consultant to provide a decision-making framework for setting the CEO’s Target Total Direct Compensation. The Committee establishes the goals and objectives relevant to the CEO’s compensation and makes a recommendation to the Board for the CEO’s compensation. The independent directors of the Board review the Committee’s recommendations and determine the CEO’s total compensation. This process resulted in Mr. Lawrie’s employment agreement of February 7, 2012, which specifies his compensation for Fiscal 2013.

Role of Compensation Consultant

     To assist the Compensation Committee in discharging its responsibilities, the Committee has retained an independent compensation consultant. The Committee retained Pay Governance LLC as its independent compensation consultant for the bulk of Fiscal 2013. In November 2012, the Committee retained a new independent compensation consultant, Pearl Meyer & Partners (“PM&P”).

     Both PM&P and Pay Governance consulted with the Committee on executive compensation matters generally, including advising on trends and best practices in the design, composition and policies of executive compensation programs and providing commentary and advice on management proposals to the Committee. Specifically, during Fiscal 2013, the compensation consultants advised the Committee on:

  Pay practice trends
  Proxy trends
  CEO compensation
  Inducement equity awards
  Non-employee director compensation
  Pay for performance
  Executive severance benefit trends
  Selection of peer group companies; and
  Peer group benchmarking

     The compensation consultants also attended most Committee meetings at the request of the Committee Chair. Other than the work performed in Fiscal 2013 for the Compensation Committee, neither Pay Governance nor PM&P provided any consulting services to CSC or its executive officers.

Review of Market Compensation Data

     CSC reviews market pay levels and practices for NEOs using a combination of survey data and proxy disclosures on pay for a selected peer group. The Committee reviews the peer group periodically and identified the following companies as CSC’s peer group for the purposes of reviewing pay levels as well as practices (the “Peer Group”) for Fiscal 2013 through December: Honeywell International Inc.; General Dynamics Corp.; Accenture, plc; Northrop Grumman Corp.; Raytheon Co.; Xerox Corp.; EMC Corporation; L-3 Communications Holdings, Inc.; Texas Instruments, Inc.; Textron, Inc.; SAIC, Inc.; Automatic Data Processing, Inc.; Motorola Solutions, Inc.

     The Committee previously chose these companies as our primary peers because they had annual revenues of approximately 50% to 200% of CSC’s annual revenue, compete with CSC in the commercial and/or public sector market, share a common core technology which includes information technology services or technical systems, and compete with CSC for executive talent.

54	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     In December 2012, the Committee undertook a review of the Peer Group with the assistance of PM&P. The Committee considered several factors in its review, including the market in which the Company competes for executive talent, certain strategic aspects of the Company’s turnaround strategy, and stockholder concerns. The Committee determined that including significantly larger companies in the Peer Group was appropriate. Based on the advice of PM&P and input from senior management, the Committee altered the Peer Group by removing Honeywell International Inc. and General Dynamics Corp., and by adding Hewlett-Packard Co., International Business Machines, Microsoft Corp., Dell Inc., Seagate Technology Plc, Fidelity National Information Services and Teradata Corp. Because of variations in revenue size among the Peer Group companies, PM&P regressed compensation data to enhance its comparability.

     The final Peer Group of 18 is reflected in the following table. CSC Fiscal Year 2013 Revenue was $15.0 billion, which ranked near the middle of the 13 Size Relevant Peer Companies (median revenue of 13 Size Relevant Peer Companies was $13.2 billion).

Peer Group
Revenue
Company Name	($ in billions)*
Hewlett-Packard Co.	115.6
International Business Machines	103.2
Microsoft Corp.	76.0
Dell Inc.	56.4
Accenture, plc	28.3
Northrop Grumman Corp.	25.1
Raytheon Co.	24.4
Xerox Corp.	22.2
EMC Corporation	22.0
Seagate Technology Plc	15.4
L-3 Communications Holdings, Inc.	13.2
Texas Instruments, Inc.	12.6
Textron, Inc.	12.2
SAIC, Inc.	11.2
Automatic Data Processing	11.2
Motorola Solutions, Inc.	8.7
Fidelity National Info. Svc., Inc.	5.9
Teradata Corp.	2.6
____________________

*Represents reported revenue from April 2012 through March 2013 with the following exceptions: Hewlett Packard (May 2012 – April 2013); Dell (May 5, 2012 – May 3, 2013); Accenture (March 2012 – February 2013); SAIC (February 2012 – January 2013).

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	55

Additional Compensation Policies

     In addition to the components of our executive compensation program, we maintain the compensation policies described below.

Policy on Transactions in Company Securities and Related Derivatives

     The Board of Directors has adopted a policy prohibiting directors, corporate officers and each employee of CSC or its subsidiaries who are financial insiders, and members of their immediate families, from entering into any transactions in CSC’s securities except during announced trading periods, pursuant to a trading plan under Rule 10b5-1 of the Exchange Act or as otherwise permitted by the Company’s General Counsel prior to entering any such transaction. In addition, CSC prohibits directors, officers and financial insiders, and members of their immediate families, from derivative security transactions with respect to equity securities of CSC. CSC also discourages persons subject to such policy from margining or pledging CSC stock to secure a loan or purchase shares of CSC stock on margin.

Equity Ownership Guidelines

     The Compensation Committee has adopted equity ownership guidelines for senior level executives to encourage them to build their ownership positions in our common stock over time and retain shares they earn through our equity incentive plans. The Compensation Committee believes that stock ownership by our executive officers further aligns their interests with those of long-term stockholders. Under the equity ownership guidelines, each senior level executive has five years from the date he or she becomes subject to such guidelines to achieve the following equity ownership levels:

Stock Value as a
Position	Percentage of Base Salary
Chief Executive Officer	700%
Other Named Executive Officers	250 – 400%

     The Compensation Committee reviews compliance with the guidelines on an annual basis and considers the amount of common stock held directly or through the Company’s Matched Asset Plan (401(k) plan), Career Shares, Performance Share Units and other RSUs in determining whether an executive has achieved his designated equity ownership level. As of the end of Fiscal 2013, all NEOs were in compliance with the ownership guidelines.

Tax Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code limits a company’s annual tax deduction for compensation to its CEO and its three other highest-paid executive officers employed at year-end (other than the CFO) to $1 million per person, unless, among other things, the compensation is “performance-based,” as defined in Section 162(m), and provided under a plan that has been approved by the stockholders. It is our policy to design and administer our compensation program in a tax efficient manner and the Compensation Committee considers the impact of the deduction limitations imposed by Section 162(m) on the Company. As noted above, compensation decisions are made, among other things, to ensure market competitiveness, to reward outstanding performance, and to attract proven talent. Sometimes this results in compensation amounts being non-deductible under Section 162(m). For example, since the CEO’s salary is above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company. In Fiscal 2013, substantially all such compensation was deductible and the effects of any loss of such deduction were insignificant.

56	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Compensation Recoupment Policy

     CSC maintains a compensation recoupment or “clawback” policy that permits the Company to recover performance-based compensation from participants whose fraud or intentional illegal conduct materially contributed to a financial restatement. The policy allows for the recovery of the difference between compensation awarded or paid and the amount which would have been paid had it been calculated based on the restated financial statements, excluding any tax payments. In addition, under the Company’s equity grant agreements, employees may be required to forfeit awards or gains if a recipient breaches the non-competition, non-solicitation of employees, or non-disclosure provisions of such agreements.

Contracts and Agreements

     Currently, the Company is not a party to any employment agreement with any of the NEOs, other than Mr. Lawrie. The Company and Mr. Lawrie entered into an employment agreement on February 7, 2012, pursuant to which the Company agreed to employ Mr. Lawrie as its President and Chief Executive Officer through March 31, 2017 at a minimum annual base salary of $1,250,000 and an annual bonus with a target opportunity of 150% of base salary and a maximum amount of 300% of base salary. In respect of each fiscal year of the Company which commences during the term of his employment agreement, Mr. Lawrie also will receive time-vesting stock options with an aggregate value equal to 280% of base salary and performance share units with an aggregate value of 420% of base salary, in each case on terms and conditions that are generally consistent with those applicable to awards granted to other senior executive officers of the Company. The employment agreement also provides for the one-time equity inducement award described above. Finally, Mr. Lawrie generally is eligible to participate in the Company’s employee benefits plans on the same basis as all other executives. Mr. Lawrie reports directly to the Board of Directors, and his salary and target incentive are subject to annual review and increase by the Board.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	57

Summary Compensation Table

     The following table provides information on the compensation of the Named Executive Officers in the Fiscal Years indicated.

							Change in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary[2]	Bonus[3]	Awards[4]	Awards[5]	Compensation[6]	Earnings[7]	Compensation[8]	Total
Name & Principal Position[1]	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
J. Michael Lawrie	2013	1,250,000	–	13,656,687	2,936,580	3,002,000	–	442,921	21,288,188
President and Chief
Executive Officer	2012	48,077	–	–	–	–	–	1,442	49,519
Paul N. Saleh	2013	600,385	–	2,365,686	924,616	750,512	–	5,326	4,646,525
Executive Vice
President and Chief
Financial Officer
Michael J. Mancuso	2013	106,954	–	–	–	0	–	46,675	153,629
Former Vice President	2012	632,000	–	1,183,716	646,307	0	–	19,728	2,481,751
and Chief Financial	2011	621,154	–	1,322,674	607,435	369,100	–	26,925	2,946,889
Officer
Thomas E. Hogan	2013	457,692	–	2,020,803	3,514,041	456,000	–	81,965	6,530,501
Executive Vice
President and General
Manager, Global
Business Services
Gary M. Budzinski	2013	537,500	–	1,320,431	912,630	504,533	–	56,620	3,331,714
Executive Vice President
and General Manager,
Global Infrastructure
Services
William L. Deckelman, Jr.	2013	536,077	524,000	851,183	461,759	700,446	12,102	45,564	3,119,029
Executive Vice President
and General Counsel
____________________

1.	Mr. Mancuso retired on May 29, 2012, and Mr. Saleh became Vice President and Chief Financial Officer effective the same date at annual base salary of $700,000. Mr. Saleh’s title was later changed to Executive Vice President and Chief Financial Officer. Mr. Budzinski assumed his current role with the Company on June 4, 2012 at annual base salary of $650,000. Mr. Hogan joined CSC on July 30, 2012 at an annual base salary of $680,000. On June 17, 2013, the Company accepted Mr. Hogan’s resignation from the Company, which was effective immediately.

2.	The amounts shown in Column (c) reflect all salary earned during the fiscal year, whether or not payment was deferred pursuant to the Deferred Compensation Plan or any other plan.

3.	The amount shown in Column (d) reflects a one-time retention award granted to Mr. Deckelman in connection with the announced retirement of Mr. Lawrie’s predecessor in October 2011 and paid one year later in October 2012.

4.	The amounts shown in Column (e) reflect the aggregate grant date fair values computed in accordance with FASB ASC Topic 718 for Performance Share Units, RSUs, and Career Shares (where applicable) granted during the fiscal year. On his retirement, Mr. Mancuso forfeited 35,942 equity awards.

58	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Pursuant to Regulation S-K Item 402(c)(2)(v), the amounts shown exclude the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of RSUs, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2013 Annual Report filed on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718. Performance Share Units and RSUs canceled or forfeited during Fiscal 2013 are as follows:

2013 Total Stock Award
Name	Cancellations/Forfeitures
Michael J. Mancuso	47,845
William L. Deckelman, Jr.	8,041

Performance Share Units (PSUs) and Service-Vesting RSUs cancelled or forfeited during Fiscal 2013 include:

(i)	Fiscal 2010 annual cycle grants of 8,041 PSUs to Mr. Deckelman and 11,903 PSUs to Mr. Mancuso that had a 3-year performance period and paid out at 0% of target based upon the Company’s performance

(ii)	Fiscal 2012 annual cycle grants of 12,609 PSUs and 12,609 RSUs and Fiscal 2011 annual cycle grant of 10,724 PSUs to Mr. Mancuso that were forfeited upon his retirement.

Stock awards granted consisted of RSUs and Performance Share Units. For all Performance Share Units, the amounts included in Column (e) reflect the value at the grant date based upon the estimated performance during the performance period. Based on grant date values, the maximum value of the Fiscal 2013 stock awards is as follows:

Fiscal 2013 Stock
Awards at
Name	Maximum Value ($)
J. Michael Lawrie	20,446,564
Paul N. Saleh	3,866,522
Thomas E. Hogan	4,041,606
Gary M. Budzinski	2,640,863
William L. Deckelman, Jr.	1,583,822

5.	The amounts shown in Column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year.

Pursuant to Regulation S-K Item 402(c)(2)(vi), the amounts shown exclude the impact of estimated forfeitures. For a discussion of the assumptions made in the valuation of stock options, reference is made to the section of Note 1 to the Company’s consolidated financial statements set forth in the Company’s 2013 Annual Report on Form 10-K providing details of the Company’s accounting under FASB ASC Topic 718.

2013 Total Stock Option
Award
Name	Cancellations/Forfeitures
Michael J. Mancuso	19,701

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	59

Mr. Mancuso forfeited 19,701 stock options during Fiscal 2013 (the final third of his Fiscal 2012 annual cycle stock option grant).

6.	The amounts shown in Column (g) reflect amounts earned during the fiscal year under the AMIP, whether or not payment was deferred pursuant to the Deferred Compensation Plan.

7.	The amounts shown in Column (h) for Fiscal 2013 reflect the sum of (i) the aggregate annual change in the actuarial present value of the NEO’s accumulated benefit under the Pension Plan, plus (ii) the NEO’s above market or preferential earnings during the fiscal year under the Deferred Compensation Plan, if any. Mr. Deckelman is the sole NEO participating in the Pension Plan. Mr. Deckelman is the sole NEO participating in the Deferred Compensation Plan during Fiscal 2013.

	Annual Increase in	Preferential Earnings
	Accumulated Benefit	Under Deferred
	Under Pension Plan	Compensation Plan
Name	at March 29, 2013	During Fiscal Year 2013	Total
William L. Deckelman, Jr.	$10,585	$1,517	$12,102

8.	Column (i) includes the total dollar amount of all other compensation, perquisites and other property paid to the NEOs. The Company provided the following perquisites and other personal benefits, or property, to the NEOs, except as otherwise indicated: personal use of Company aircraft (Mr. Lawrie), housing allowance (Mr. Lawrie), commuting expenses (Messrs. Hogan, Budzinski), legal expenses relating to executive employment agreement (Messrs. Lawrie, Hogan) and financial planning services (Messrs. Mancuso, Hogan, Budzinski, Deckelman). In addition, the Company makes matching contributions to the Company’s broad-based 401(k) defined contribution plan on behalf of the NEOs. The Company also pays premiums for life insurance policies for the benefit of the NEOs, none of whom has or will receive, or has been allocated, an interest in any cash surrender value under these policies. None of the NEOs received any tax reimbursements during Fiscal Year 2013.

The incremental cost of each perquisite representing more than 10% of the value of all of an executive’s perquisites or, if greater, more than $25,000, and the amount of matching contributions to the defined contribution plan and life insurance premiums paid for each NEO in Fiscal Year 2013 are set forth below:

		Employment
		Agreement		401(k) Plan	Basic Life
Named Executive Officer	Personal Use of	Legal	Commuting	Matching	Insurance
(NEO)	Company Aircraft	Expenses	Expenses	Contributions	Premiums
J. Michael Lawrie	$237,469	50,000	–	15,096	$1,524
Paul N. Saleh	–	–	–	4,437	$889
Michael J. Mancuso	–	–	–	2,604	$161
Thomas E. Hogan	–	8,017	$48,694	11,246	$692
Gary M. Budzinski	–	–	$35,449	12,000	$826
William L. Deckelman, Jr.	–	–	–	6,795	$817

The incremental cost of Mr. Lawrie’s use of Company aircraft is based on the variable costs to the Company, including fuel costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. This calculation does not include fixed costs which do not change based on usage, such as depreciation, leasing costs, and flight crew salaries.

Matching contributions to the Company’s defined contribution plan are subject to a graded vesting scheduled and do not become fully vested until a participant has accrued five years of service.

60	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Summary of CEO Compensation Realized in Fiscal 2013

     The table below provides a different perspective on compensation that is supplemental to the information contained in the Summary Compensation Table. This table details the pre-tax amounts realized by Mr. Lawrie during Fiscal 2013 from base salary, annual incentive compensation, and annual cycle and inducement long term equity incentive compensation from which Mr. Lawrie has received cash or vested shares (including dividend equivalents paid on RSUs). It does not include non-qualified deferred compensation or other compensation included in column “i” of the Summary Compensation Table (other than dividend equivalents paid on RSUs) or vested, unexercised stock options.

     Mr. Lawrie’s employment agreement provides for a one-time inducement equity award in addition to annual cycle long-term equity awards. The inducement equity award was granted to Mr. Lawrie on April 16, 2012 and consisted of 400,000 restricted stock units. Half of this inducement equity award is subject to performance-vesting conditions designed to drive sustained increases in CSC’s stock price. This performance-based award vests in four equal tranches of 50,000 shares if specific share price targets are met and sustained (i.e., 20%, 40%, 60%, and 80% share price increases measured by average closing share price over 30 consecutive trading days vs. $28.32, the 3-month average closing CSC stock price measured prior to Mr. Lawrie joining CSC as its CEO on March 19, 2012). Consistent with the anticipated 3-5 year timeframe for the Company’s turnaround, these performance targets were designed with a maximum lifespan of 5 years, meaning that any portion of the performance-based award not earned by April 2017 will be forfeited.

     Due to the initial success of the Company’s turnaround strategy and the increase in CSC’s share price, the first three tranches (of the four total tranches) of performance-based inducement RSUs vested during Fiscal 2013. The vesting of this performance-based award represents the largest portion of Mr. Lawrie’s realized compensation during Fiscal 2013.

		Annual	Pre-Tax
	Applicable	Rate/	Realized
Cash Compensation	Period	Target ($)	Amount ($)	Explanation
Salary	Fiscal 2013	$1,250,000	$1,250,000	Represents base salary for full Fiscal 2013

Annual Cash Incentive	Fiscal 2013	$1,875,000	$3,002,000	Represents AMIP for Fiscal 2013

Total Cash Compensation		$3,125,000	$4,252,000

		Award	Pre-Tax
	Applicable	Date Value	Realized
Equity Compensation	Period	($)	Amount ($)
Time-Vesting Inducement RSUs	Fiscal 2013	$1,368,000	$2,501,959

A total of 50,000 Time-Vesting Inducement RSUs (representing 25% of the 200,000 RSU grant with a 4-year graded vesting schedule) vested on March 29, 2013. The Pre-Tax Realized Income includes the 79.9% CSC stock price increase from grant date through vesting date plus $40,459 of dividend equivalents, equal to CSC TSR (Total Shareholder Return) of 82.9% during that period.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	61

		Award	Pre-Tax
	Applicable	Date Value	Realized
Equity Compensation	Period	($)	Amount ($)
Performance-Vesting Inducement RSUs	Fiscal 2013	$3,433,405	$6,500,864

Vesting of the 200,000 Performance-Vesting Inducement RSUs is contingent upon CSC achieving 20%, 40%, 60%, and 80% stock price increases measured over 30 consecutive trading days vs. the Base Price of $28.32 (i.e., 3-month average closing CSC stock price prior to Mike Lawrie joining CSC as its CEO on March 19, 2012). 150,000 PSUs (75% of the entire grant) vested during FY2013.

The first tranche of 50,000 Performance-Vesting Inducement RSUs vested on November 29, 2012 when CSC had achieved a 20% stock price increase measured with the average CSC closing share price over 30 consecutive trading days vs. the Base Price of $28.32. The pre-tax realized value from the vesting of this PSU tranche was $1,941,455 (i.e., 50,000 shares X $38.42 CSC closing share price on November 29, 2012 vesting date = $1,921,000 plus Dividend Equivalents of $20,455).

The second tranche of 50,000 Performance-Vesting Inducement RSUs vested on January 10, 2013 when CSC had achieved a 40% stock price increase measured with the average closing CSC stock price over 30 consecutive trading days vs. the Base Price of $28.32. The pre-tax realized value from the vesting of this PSU tranche was $2,114,452 (i.e., 50,000 shares X $41.68 CSC closing share price on January 10, 2013 vesting date = $2,084,000 plus Dividend Equivalents of $30,452).

The third tranche of 50,000 Performance-Vesting Inducement RSUs vested on March 4, 2013 when CSC had achieved a 60% stock price increase measured with the average closing CSC stock price over 30 consecutive trading days vs. the Base Price of $28.32. The pre-tax realized value from the vesting of this PSU tranche was $2,444,957 (i.e., 50,000 shares X $48.29 CSC closing share price on March 4, 2013 vesting date = $2,414,500 plus Dividend Equivalents of $30,457).

Total Equity Compensation		$4,801,405	$9,002,823
Total Realized Compensation		$7,926,405	$13,254,823

62	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Grants of Plan-Based Awards

     The following table provides information on AMIP awards, RSUs and stock options granted to the NEOs in the Fiscal Year ended March 29, 2013.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:		Date Fair
									Number	Number	Exercise	Value of
			Estimated Future Payouts						of	of	or Base	Stock
			Under Non-Equity Incentive			Estimated Future Payouts Under			Shares	Securities	Price of	and
			Plan Awards[1]			Equity Incentive Plan Awards[2]			of Stock	Underlying	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
J. Michael Lawrie
AMIP			937,500	1,875,000	3,750,000	–	–	–	–	–	–	–
RSUs – Service[3]	4/16/2012	2/7/2012	–	–	–	–	–	–	200,000	–	–	5,472,000
RSUs – Performance	5/22/2012	2/7/2012	–	–	–	45,010	180,041	360,082	–	–	–	4,751,282
RSUs – Performance[4]	4/16/2012	2/7/2012	–	–	–	50,000	125,490	200,000	–	–	–	3,433,405
Stock Options	4/16/2012	2/7/2012	–	–	–	–	–	–	–	403,859	27.36	2,936,580

Paul N. Saleh
AMIP			300,192	600,385	900,577	–	–	–	–	–	–	–
RSUs – Service[5]	6/15/2012	5/14/2012	–	–	–	–	–	–	35,000	–	–	864,850
RSUs – Performance	6/15/2012	5/14/2012	–	–	–	15,185	60,738	121,476	–	–	–	1,500,836
Stock Options	6/15/2012	5/14/2012	–	–	–	–	–	–	–	139,130	24.71	924,616

Michael J. Mancuso
AMIP	–	–	–	–	–	–	–	–	–	–	–	–
RSUs – Service	–	–	–	–		–	–	–	–	–	–	–
RSUs – Performance	–	–	–	–	–	–	–	–	–	–	–	–
RSUs - Career Shares	–	–	–	–	–	–	–	–	–	–	–	–

Thomas E. Hogan
AMIP			306,654	613,308	915,385	–	–	–	–	–	–	–
RSUs – Performance	8/15/2012	7/27/2012	–	–	–	16,120	64,480	128,960	–	–	–	2,020,803
Stock Options[6]	8/15/2012	7/27/2012	–	–	–	–	–	–	–	409,765	31.34	3,514,041

Gary M. Budzinski
AMIP			268,750	537,500	806,250	–	–	–	–	–	–	–
RSUs – Performance	7/16/2012	6/26/2012	–	–	–	14,145	56,598	113,196	–	–	–	1,320,431
Stock Options	7/16/2012	6/26/2012	–	–	–	–	–	–	–	140,288	23.33	912,630

William L.
Deckelman, Jr.
AMIP			269,850	539,700	809,550	–	–	–	–	–	–	–
RSUs – Performance	5/22/2012	5/14/2012	–	–	–	6,941	27,762	55,524	–	–	–	732,639
RSUs – Career Shares[7]	5/22/2012	5/14/2012	–	–	–	–	–	–	4,492	–	–	118,544
Stock Options	5/22/2012	5/14/2012	–	–	–	–	–	–	–	63,569	26.39	461,759
____________________

1.	The amounts shown in Columns (d), (e) and (f) reflect the threshold, target and maximum amounts which could be earned under the AMIP for Fiscal 2013. Actual amounts earned for Fiscal 2013 under the AMIP are set forth in column (g) of the Summary Compensation Table.

2.	Other than the Performance-Vesting Inducement RSUs for Mr. Lawrie, the number of shares which vest ranges from 25% of the target shares if Fiscal 2013 or Fiscal 2014 Earnings Per Share threshold is met, to a maximum of 200% of the target shares if Fiscal 2015 Earnings Per Share maximum is achieved. The threshold number contained in Column (g) represents achievement of 25% of target, but the actual payment could range to zero.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	63

3.	Represents Mr. Lawrie’s Time-Vesting Inducement RSUs, which vest in four equal tranches on the last day of each of the Company’s 2013 through 2016 Fiscal Years, subject to Mr. Lawrie’s continued employment on the vesting date.

4.	Represents Mr. Lawrie’s Performance-Vesting Inducement RSUs, which vest in four equal tranches based on sustained increases in the trading price of the Company’s common stock on or before March 31, 2017. The target amount shown in Column (h) was determined by first calculating a fraction, the numerator of which is the grant date fair value of the inducement award, as computed in accordance with FASB ASC Topic 718, and the denominator of which is the product of (i) the grant date trading price of the Company’s common stock, and (ii) the maximum number of shares available under the award. The resulting fraction is then multiplied by the maximum number of shares under the award to determine the target amount.

5.	Represents a one-time inducement equity award granted to Mr. Saleh when he joined CSC, which vests on the third anniversary of the grant date, subject to Mr. Saleh’s continued employment on the vesting date.

6.	Includes a one-time inducement equity award of 250,000 stock options granted to Mr. Hogan when he joined CSC. Mr. Hogan received these options in lieu of his participating in the Company’s Career Shares program. On June 17, 2013, the Company accepted Mr. Hogan’s resignation from the Company, which was effective immediately.

7.	Career Shares granted in Fiscal 2013 were RSUs that vest upon the executive reaching age 65, or age 55 or older with at least 10 years of service, or as otherwise determined by the Compensation Committee. They are settled in shares of CSC stock at the rate of 10% of the shares granted on each of the first ten anniversaries of the executive’s retirement date.

Outstanding Equity Awards at Fiscal Year-End

     The following table provides information on unexercised stock options and unvested RSUs held by the NEOs on March 29, 2013.

		Option Awards				Stock Awards
								Equity
								Incentive	Equity
								Plan	Incentive
								Awards:	Plan Awards:
								Number of	Market or
								Unearned	Payout Value
		Number of				Number of	Market Value	Shares,	of Unearned
		Securities	Number of			Shares or	of Shares or	Units or	Shares,
		Underlying	Securities			Units of	Units of	Other	Units or
		Unexercised	Underlying	Option		Stock	Stock	Rights That	Other Rights
		Options	Unexercised	Exercise	Option	That Have	That Have	Have Not	That Have
		(#)	Options (#)	Price	Expiration	Not Vested	Not Vested[1]	Vested[2]	Not Vested[1,2]
Name		Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	Grant Date	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
J. Michael Lawrie	5/22/2012	–	–	–	–	–	–	45,010 [3]	2,215,842
	4/16/2012	134,620[4]	269,239 [5]	27.36	4/16/2022	–	–	–	–
	4/16/2012	–	–	–	–	150,000 [6]	7,384,500	–	–
	4/16/2012	–	–	–	–	–	–	50,000 [7]	2,461,500
Paul N. Saleh	6/15/2012	–	139,130 [8]	24.71	6/15/2022	–	–	–	–
	6/15/2012	–	–	–	–	–	–	15,184 [3]	747,508
	6/15/2012	–	–	–	–	35,000 [9]	1,723,050	–	–

64	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

		Option Awards					Stock Awards
									Equity
									Incentive	Equity
									Plan	Incentive
									Awards:	Plan Awards:
									Number of	Market or
									Unearned	Payout Value
		Number of					Number of	Market Value	Shares,	of Unearned
		Securities		Number of			Shares or	of Shares or	Units or	Shares,
		Underlying		Securities			Units of	Units of	Other	Units or
		Unexercised		Underlying	Option		Stock	Stock	Rights That	Other Rights
		Options		Unexercised	Exercise	Option	That Have	That Have	Have Not	That Have
		(#)		Options (#)	Price	Expiration	Not Vested	Not Vested[1]	Vested[2]	Not Vested[1,2]
Name		Exercisable		Unexercisable	($)	Date	(#)	($)	(#)	($)
(a)	Grant Date	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)
Michael J. Mancuso	6/20/2011	39,404	[10]	–	38.55	5/31/2017	–	–	–	–
	5/25/2010	42,511	[11]	–	48.22	5/31/2017	–	–	–	–
	5/26/2009	38,931	[12]	–	42.12	5/26/2019	–	–	–	–
	1/15/2009	32,091	[12]	–	36.66	1/15/2019	–	–	–	–
Thomas E. Hogan	8/15/2012	–		159,765 [12]	31.34	8/15/2022	–	–	–	–
	8/15/2012	–		250,000 [13]	31.34	8/15/2022	–	–	–	–
	8/15/2012	–		–	–	–	–	–	16,120 [3]	793,588
Gary M. Budzinski	7/16/2012	–		140,288 [12]	23.33	7/16/2022	–	–	–	–
	7/16/2012	–		–	–	–	–	–	14,149 [3]	696,555
William L. Deckelman, Jr.	5/22/2012	–		63,569 [12]	26.39	5/22/2022	–	–	–	–
	5/22/2012	–		–	–	–	–	–	6,941 [3]	341,705
	5/22/2012	–		–	–	–	4,492 [14]	221,141	–	–
	6/20/2011	12,252	[12]	24,502 [12]	38.55	6/20/2021	–	–	–	–
	6/20/2011	–		–	–	–	–	–	784 [15]	38,596
	6/20/2011	–		–	–	–	7,841 [9]	386,012	–	–
	6/20/2011	–		–	–	–	4,561 [14]	224,538	–	–
	5/25/2010	15,665	[12]	7,832 [12]	48.22	5/25/2020	–	–	–	–
	5/25/2010	–		–	–	–	5,928 [9]	291,835	–	–
	5/25/2010	–		–	–	–	5,051 [14]	248,661	–	–
	5/25/2010	–		–	–	–	–	–	593 [16]	29,193
	5/26/2009	26,300	[12]	–	42.12	5/26/2019	–	–	–	–
	5/26/2009	–		–	–	–	6,801 [14]	334,813	–	–
	5/27/2008	21,879	[12]	–	48.61	5/27/2018	–	–	–	–
	5/27/2008	–		–	–	–	1,024 [14]	50,412	–	–
	2/15/2008	8,333	[12]	–	44.91	2/15/2018	–	–	–	–
____________________

1.	As required by Regulation S-K Item 402(f)(2), the market value of Service RSUs shown in Column (g) and Performance Share Units shown in Column (i) is based on the $49.23 closing market price of CSC common stock on March 28, 2013. The stock market was closed on the last date of Fiscal 2013.

2.	As required by Regulation S-K Item 402(f)(2), the number of unearned Performance Share Units and the market value of unearned Performance Share Units shown in Columns (h) and (i) are based on achieving threshold performance goals, which would result in a payout equal to 25% of the target payout for annual cycle grants issued during Fiscal Year 2013 provided that the threshold Basic EPS target is achieved during Fiscal Year 2013. For Performance Share Units granted during Fiscal Years 2011 and 2012, threshold performance achievement would result in a payout equal to 10% of the target payout.

3.	Represents unearned Performance Share Units that vest, subject to satisfaction of performance conditions of the Company’s performance for Fiscal 2015. Vesting may occur earlier if the Company’s performance is at or above the threshold level of performance during Fiscal 2013. On May 15, 2013, the Compensation Committee determined that the threshold metrics had been achieved. Thus, 25% of the target units were earned and paid during the first quarter of Fiscal 2014.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	65

4.	One-third of the grant vested on March 19, 2013.

5.	Represents two-thirds of the grant, which vests on the second and third anniversaries of Mr. Lawrie’s hire date, March 19, 2014 and March 19, 2015, respectively.

6.	Represents Mr. Lawrie’s Inducement Service RSUs. One-fourth vests on the final day of each of the four fiscal years following the grant date. The remaining vesting dates are March 28, 2014, April 3, 2015, and April 1, 2016, respectively.

7.	Represents one-fourth of Mr. Lawrie’s Performance-Vesting Inducement RSUs, which will vest on or before March 31, 2017, solely upon satisfaction of the performance conditions set forth in the award agreement. A total of 150,000 units vested in Fiscal 2013, with 50,000 units vesting on each of the following dates: November 29, 2012, January 10, 2013, and March 4, 2013, respectively.

8.	Represents 100% of Mr. Saleh’s annual grant. One-third vests on each of the first three anniversaries of the grant date, June 15, 2013, June 15, 2014, and June 15, 2015, respectively.

9.	Represents a one-time inducement award of Service RSUs that vest on the third anniversary of the grant date.

10.	The amount reflected represents two-thirds of the grant, which vested on May 29, 2012 in connection with Mr. Mancuso’s retirement.

11.	One-third of the grant vested on each of May 25, 2011, and May 25, 2012, respectively, while the remainder vested on May 29, 2012 pursuant to Mr. Mancuso’s retirement. See “Termination Provisions Applicable to Mr. Mancuso” below for a discussion regarding payments made to Mr. Mancuso as a result of his retirement.

12.	One-third of the grant vests on each of the first three anniversaries of the grant date.

13.	Represents Mr. Hogan’s inducement grant that was awarded in lieu of Career Shares. Absent a termination of employment, these options vest on the fourth anniversary of the grant date. On June 17, 2013, the Company accepted Mr. Hogan’s resignation from the Company, which was effective immediately.

14.	Represents Career Shares that will vest on January 14, 2018.

15.	Represents threshold performance that would result in a payout equal to 10% of the target payout for the Fiscal 2012 Performance Share Units for the Fiscal 2012-2014 performance cycle.

16.	Represents threshold performance that would result in a payout equal to 10% of the target payout for the Fiscal 2011 Performance Share Units. None of the Fiscal 2011 Performance Share Units vested due to the Company’s performance for the Fiscal 2011-2013 performance cycle.

66	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Option Exercises and Stock Vested

     The following table provides information on stock options held by the NEOs that were exercised and RSUs held by the NEOs that vested, during the Fiscal Year ended March 29, 2013.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired	Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting[1]	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
J. Michael Lawrie	—	—	200,000	8,881,000
Paul N. Saleh	—	—	—	—
Michael J. Mancuso[2]	—	—	22,627	609,623
Thomas E. Hogan	—	—	—	—
Gary M. Budzinski	—	—	—	—
William L. Deckelman, Jr.	—	—	11,752	392,439
____________________

1.	Reflects the gross number of underlying shares for restricted stock units on the vest date. For Mr. Lawrie, these shares represent the partial vesting of his Performance-Vesting Inducement RSUs and Time- Vesting Inducement RSUs. The total number of shares acquired and the value realized net of shares withheld for tax payment to each of the Named Executive Officers are as follows:

	# of Shares
	Issued on	Value Realized
Name	Vesting	on Vesting ($)
J. Michael Lawrie	112,782	4,974,331
Paul N. Saleh	—	—
Michael J. Mancuso	15,487	417,308
Thomas E. Hogan	—	—
Gary M. Budzinski	—	—
William L. Deckelman, Jr.	7,919	263,742

2.	Includes 7,417 net shares that were issued upon settlement of RSUs that vested as of May 29, 2012, Mr. Mancuso’s retirement date. Settlement of the underlying shares was subject to a six-month delay pursuant to Internal Revenue Code Section 409A.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	67

Pension Benefits

     Mr. Deckelman is the only NEO who participates in the Company’s tax-qualified Pension Plan. The following table provides information on the actuarial value of Mr. Deckelman’s accumulated benefit under the Pension Plan as of March 29, 2013, as applicable, determined using the assumptions set forth in Note 12 of the Company’s 2013 Annual Report filed on Form 10-K.

Payments
			Present Value of	During
		Number of Years	Accumulated	Last Fiscal
		Credited Service	Benefit	Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
William L. Deckelman, Jr.	Pension Plan	5	93,471	–

     The Pension Plan is a contributory, career average defined benefit pension plan. The Pension Plan generally provides for annual retirement benefits, calculated on a single life annuity basis, equal to 2.25% of the participant’s base salary during all years of participation. The Pension Plan was “frozen” for most participants, including Mr. Deckelman, effective July 10, 2009, and no new accruals have occurred after that date.

     Pursuant to Internal Revenue Code requirements, the maximum benefits payable under the Pension Plan and the maximum base salary used to compute Pension Plan benefits are limited each year. For calendar year 2013, the maximum annual benefit is $205,000 and the maximum base salary is $255,000.

Fiscal Year 2013 Nonqualified Deferred Compensation

     The Deferred Compensation Plan is an unfunded, nonqualified plan which permits participants to defer U.S. federal and most state income tax on all or part of their annual cash incentive award, all or part of their annual base salary, or amounts payable in cash to non-employee directors for board services. Prior to the 2013 calendar year, employee participants were permitted to defer salary only in excess of a specified annual amount ($245,000 for calendar year 2011 and $250,000 for calendar year 2012).

     Amounts deferred under the plan were credited each year with a specified rate of return. For periods prior to 2013, this rate equaled the 120 month rolling average yield to maturity of the Merrill Lynch U.S. Corporate, A Rated, 15+ Years Index, calculated as of December 31 of the preceding year. Effective January 1, 2013, in a change to align to market practice, each participant is required to select from among four notional investment options, and deferred amounts are credited with earnings based on the participant’s investment choices. The notional investment options mirror actual investment options offered under the Company’s broad-based 401(k) defined contribution plan.

     Participants elect when they wish to receive distributions of their Deferred Compensation Plan account balances upon termination of employment, death, disability, change in control or a date certain. There is a potential six-month delay in payments under the Deferred Compensation Plan to certain specified employees (as determined under Section 409A of the Internal Revenue Code) for amounts deferred on or after January 1, 2005 (as determined under Section 409A). The Deferred Compensation Plan provides for the crediting of earnings during any such payment delay period.

68	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     The following table summarizes, for each NEO, the contributions and earnings under the Deferred Compensation Plan in Fiscal Year 2013 and the aggregate account balance as of March 29, 2013.

	Executive	Aggregate	Aggregate	Aggregate
	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY ($)	Last FY ($)	Distribution ($)	Last FYE($)
(a)	(b)	(c)	(d)	(e)
J. Michael Lawrie	—	—	—	—
Paul N. Saleh	—	—	—	—
Michael J. Mancuso	—	—	—	—
Thomas E. Hogan	—	—	—	—
Gary M. Budzinski	—	—	—	—
William L. Deckelman, Jr.	—	4,593	—	65,147

     The Summary Compensation Table provides for each of the NEOs preferential earnings, if any, during the fiscal year under the Deferred Compensation Plan. In this proxy statement, such amounts (which are a subset of the amounts set forth in Column (c) of this table) are included in Column (h) of the Summary Compensation Table and are described in note 7 to that table. The Executive Contributions set forth on Column (b) of this table are not reported as compensation in the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination of Employment

     We offer certain post-employment benefits to a select group of executive officers, including our NEOs. With the exception of the CEO, these post-employment benefits are limited to the payments and benefits provided under the Severance Plan for Senior Management and Key Employees (the “Severance Plan”) and, new for Fiscal 2013, the Executive Severance Policy (the “Severance Policy”). Mr. Lawrie does not participate in the Severance Plan or the Severance Policy; however, he is entitled to certain post-employment benefits under his employment agreement. The post-employment benefits for our NEOs are described below.

     Mr. Mancuso retired from the Company effective May 29, 2012, the date Mr. Saleh assumed the role of CFO. Potential payments to Mr. Mancuso upon a change in control or termination of employment are not described in the sections below. Instead, payments actually made to Mr. Mancuso as a result of his termination are described separately under “Termination Provisions Applicable to Mr. Mancuso” below.

Change in Control Termination Benefits

     The table below reflects the value of compensation and benefits that would become payable to each of the NEOs under plans and arrangements existing as of March 29, 2013, if a change in control had occurred on that date and, in circumstances explained below, the executive’s employment had terminated. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, and in accordance with SEC regulations, based on the Company’s closing stock price of $49.23 on March 28, 2013 (the stock market was closed on the last date of Fiscal Year 2013). These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	69

     The actual amounts that would be paid upon a NEO’s termination of employment in connection with a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age and service.

     The benefits payable as a result of a change in control as reported in the columns of this table are as follows:

  Cash Severance Benefit: Under the Severance Plan and Mr. Lawrie’s employment agreement, upon an involuntary termination or a voluntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives are paid a multiple of base salary plus average annual earned/paid AMIP;

  Pro-Rata Bonus: Mr. Lawrie’s employment agreement provides that, in the event of an involuntary termination or termination for good reason following a change in control, Mr. Lawrie also will receive a pro-rata annual bonus for the year in which the termination occurs based on his target bonus for the fiscal year in which the termination occurs;

  Benefits Continuation: The Severance Plan and Mr. Lawrie’s employment agreement provide that upon an involuntary termination for good reason following a change in control (and, in the case of executives other than Mr. Lawrie, within a specified number of years following a change in control), executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment.

  Equity Awards: The amounts reported in the table below are the intrinsic value of stock options and RSU awards (including Performance Share Units and Career Shares) that vest upon a change in control regardless of whether the executive officer’s employment terminates; and

  Excise Tax and Gross Up: The Severance Plan provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a change in control. None of the NEOs is entitled to an excise tax gross up. To the extent that any payments or benefits provided to Severance Plan participants or to Mr. Lawrie (under his employment agreement) constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, these payments will be reduced to the maximum amount that the executive may receive without becoming subject to the excise tax imposed under Section 4999 of the Code if it is determined that the executive would retain more, on an after-tax basis, having such payments so reduced.
70	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table. Mr. Mancuso retired from the Company on May 29, 2012, and therefore is not included in this table.

			Early Vesting of:
	Cash	Misc.		Time			Excise
	Severance	Benefits	Stock	Vesting		Total	Tax Paid	Net
	Benefit[1]	Continuation	Options[2]	RSUs[2]	PSUs[2]	Payments	By NEO[3]	Payments[3]
Name	($)	($)	($)	($)	($)	($)	($)	($)
J. Michael Lawrie	6,250,000	47,568	875,517	1,861,832	8,863,418	17,898,335	2,945,467	14,952,868
Paul N. Saleh	2,800,000	36,168	599,546	457,888	2,990,132	6,883,734	1,242,474	5,641,260
Thomas E. Hogan[4]	3,182,400	46,992	1,975,294	—	3,174,350	8,379,036	1,543,585	6,835,451
Gary M. Budzinski	2,600,000	46,920	533,864	—	2,786,320	5,967,104	1,071,233	4,895,871
William L. Deckelman, Jr.	1,668,533	35,688	204,998	716,978	2,044,571	4,670,768	687,449	3,983,319
Totals	16,500,933	213,336	4,189,219	3,036,698	19,858,791	43,798,977	7,490,208	36,308,769
____________________

1.	For Mr. Deckelman, the cash severance was calculated using Fiscal 2013 base salary and a three-year average AMIP payout (i.e., for Fiscal Years 2010-2012). For all other NEOs, Fiscal 2013 base salary and target bonus were used.

2.	The intrinsic value of RSUs and PSUs, per share is equal to the closing market price of CSC common stock on March 28, 2013 ($49.23). The stock market was closed on the last date of Fiscal Year 2013. The intrinsic value of a stock option, per share, is equal to the excess of (a) the closing market price of CSC common stock on March 28, 2013, over (b) the options exercise price per share. All outstanding PSUs (except for the Mr. Lawrie’s Performance-Vesting Inducement RSUs) were assumed to vest at target upon a change-in-control. Because the change-in-control vesting criterion for Mr. Lawrie’s Performance- Vesting Inducement RSUs had not been met on March 28, 2013 (i.e., the pre-specified target stock price of $50.98 for the final tranche of 50,000 RSUs exceeded the March 28, 2013 closing CSC stock price of $49.23), the remaining unvested tranche of 50,000 RSUs would be forfeited upon a change-in-control.

3.	Reducing the full payment to each NEO such that the executive would not be subject to the excise tax imposed under Section 4999 of the Code would result in a smaller overall payment than if the executive was subject to the excise tax on the full payment. The final payment, net of excise taxes, therefore is shown above.

4.	On June 17, 2013, the Company accepted Mr. Hogan’s resignation, which was effective immediately.

     Severance Plan for Senior Management and Key Employees. Each of the NEOs other than Mr. Lawrie participates in the Severance Plan, which provides certain benefits to participants in the event of a Change of Control (as defined below) of the Company. If there were a Change of Control and any of them either:

  had a voluntary termination of employment for Good Reason (as defined below) within two years afterward, or had an involuntary termination of employment, other than for death, disability or Cause (as defined below), within three years afterward,
COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	71

then he would receive a one-time payment and certain health and welfare benefits during a specified period after termination. The amount of the one-time payment is equal to two times the participant’s then-current annual base salary plus the average of the three most recent annual AMIP awards paid or determined (or, for NEOs employed by the Company for less than one year, the target AMIP award for the fiscal year). The number of years after termination of employment during which a participant would receive health and welfare benefits is equal to the same applicable multiple.

     There is a potential six-month delay in payments and benefits provided under the Severance Plan to certain specified employees (as determined under Section 409A). The Severance Plan provides for the crediting of interest during any such payment or benefits delay period.

     For purposes of the Severance Plan, the following definitions apply:

  “Change of Control” means the consummation of a “change in the ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, in each case, as defined under Section 409A of the Internal Revenue Code.

  A participant’s termination of employment with the Company is deemed for “Good Reason” if it occurs within six months of any of the following without the participant’s express written consent:
  A substantial change in the nature, or diminution in the status, of the participant’s duties or position from those in effect immediately prior to the Change of Control;

  A reduction by the Company in the participant’s annual base salary as in effect on the date of a Change of Control or as in effect thereafter if such compensation has been increased and such increase was approved prior to the Change of Control;

  A reduction by the Company in the overall value of benefits provided to the participant, as in effect on the date of a Change of Control or as in effect thereafter if such benefits have been increased and the increase was approved prior to the Change of Control;

  A failure to continue in effect any stock option or other equity-based or non-equity based incentive compensation plan in effect immediately prior to the Change of Control, or a reduction in the participant’s participation in any such plan, unless the participant is afforded the opportunity to participate in an alternative incentive compensation plan of reasonably equivalent value;

  A failure to provide the participant the same number of paid vacation days per year available to him or her prior to the Change of Control, or any material reduction or the elimination of any material benefit or perquisite enjoyed by the participant immediately prior to the Change of Control;

  Relocation of the participant’s principal place of employment to any place more than 35 miles from the participant’s previous principal place of employment;

  Any material breach by CSC of any provision of the Severance Plan or of any agreement entered into pursuant to the Severance Plan or any stock option or restricted stock agreement;

  Conduct by the Company, against the participant’s volition, that would cause the participant to commit fraudulent acts or would expose the participant to criminal liability; or

  Any failure by the Company to obtain the assumption of the Severance Plan or any agreement entered into pursuant to the Severance Plan by any successor or assign of CSC;
72	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

provided that for purposes of bullets 2 through 5 above, “Good Reason” will not exist (i) if the aggregate value of all salary, benefits, incentive compensation arrangements, perquisites and other compensation is reasonably equivalent to the aggregate value of salary, benefits, incentive compensation arrangements, perquisites and other compensation as in effect immediately prior to the Change of Control, or as in effect thereafter if the aggregate value of such items has been increased and such increase was approved prior to the Change of Control, or (ii) if the reduction in aggregate value is due to reduced performance by the Company, the operating unit of the Company for which the participant is responsible, or the participant, in each case applying standards reasonably equivalent to those utilized by the Company prior to the Change of Control.

  “Cause” means:
  fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

  conviction of a felony involving a crime of moral turpitude;

  willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

  substantial and willful failure to render services in accordance with the terms of the Severance Plan (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the participant in writing by or on behalf of CSC’s Board of Directors at least 60 days prior to termination identifying the manner in which the Board believes that the participant has failed to perform and (ii) the participant has thereafter failed to remedy such failure to perform.

     Vesting of Equity Awards Upon Change in Control. All stock options and RSUs held by the NEOs provide for accelerated vesting upon a Change in Control (as defined in the Severance Plan above), although in some cases the accelerated vesting can be prevented by action of the Compensation Committee. Stock options and RSUs, including Performance Share Units and Career Shares provide for accelerated vesting upon a Change in Control, defined as a change in ownership of the Company, a change in effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Section 409A of the Internal Revenue Code.

Termination Benefits Unrelated to Change in Control

     The table below reflects the value of compensation and benefits that would become payable to each of the NEOs under plans and arrangements existing as of March 29, 2013, if their employment had been terminated by the Company without cause on that date in the circumstances explained below. These amounts are reported based upon the executive’s compensation and service levels as of such date and, if applicable, in accordance with SEC regulations, based on the Company’s closing stock price of $49.23 on March 28, 2013 (the stock market was closed on the last date of Fiscal Year 2013). These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, retirement plans and deferred compensation plans, and benefits available generally to salaried employees, such as distributions under the Company’s broad based 401(k) plan.

     The actual amounts that would be paid upon a NEO’s termination of employment absent a change in control can be determined only at the time of any such event. Due to the number of factors that affect the nature and amount of any benefits provided upon such an event, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s age and service.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	73

     The benefits payable as a result of a termination of employment as reported in the columns of this table are as follows:

  Cash Severance Benefit: Under the Severance Policy and Mr. Lawrie’s employment agreement, upon an involuntary termination without cause (or, in Mr. Lawrie’s case, a voluntary termination for good reason), executives are paid a multiple of base salary (plus, in Mr. Lawrie’s case, his target annual bonus under the AMIP).

  Pro-Rata Bonus: The Severance Policy and Mr. Lawrie’s employment agreement provide that, in the event of an involuntary termination without cause (or, in Mr. Lawrie’s case, termination for good reason), executives also will receive a pro-rata annual bonus for the year in which the termination occurs based on actual performance;

  Benefits Continuation: The Severance Policy and Mr. Lawrie’s employment agreement provide that upon an involuntary termination without cause, executives also receive the continuation of certain health and welfare benefits for a specified period following the termination of employment; and

  Equity Awards: The amounts reported in the table below are the intrinsic value of stock options and RSU awards (including Performance Share Units and Career Shares) that would vest upon a termination of the executive officer’s employment. Of the stock options held by NEOs, only Mr. Hogan’s inducement stock option award vests upon a termination of employment, as explained below.

A resignation does not qualify for benefits under the Severance Policy.

     Additional information regarding the conditions under which these benefits are payable and the definitions used under the arrangements for determining whether an event triggering the benefit has occurred are discussed further following the table.

			Early vesting of:
	Cash	Benefits	Stock		Aggregate
	Severance	Continuation	Options	RSUs	Payments
Name	Benefit ($)[1]	($)[2]	($)[3]	($)[3]	($)
J. Michael Lawrie	9,252,000	33,372	0	7,384,500	16,669,872
Paul N. Saleh	1,450,512	16,999	0	1,723,050	3,190,561
Michael J. Mancuso[4]	n/a	n/a	n/a	n/a	n/a
Thomas E. Hogan[5]	1,136,000	22,455	1,789,000	0	2,947,455
Gary M. Budzinski	1,154,533	22,455	0	0	1,176,988
William L. Deckelman, Jr.	1,240,146	16,999	0	0	1,257,145
Totals	14,233,191	112,280	1,789,000	9,107,550	25,242,021
____________________

1	Mr. Lawrie is entitled to two times base salary plus target bonus, plus a pro-rata bonus for the year of employment termination. Every other NEO is entitled to 12 months of base salary continuation plus a pro-rata bonus for the year of employment termination. For purposes of this disclosure, the annual bonus actually paid for Fiscal 2013 is used as the pro-rata bonus described above.

2	Mr. Lawrie is entitled to 18 months of Company-subsidized COBRA continuation coverage, while the other NEOs are entitled to 12 months of Company-subsidized COBRA continuation coverage.

74	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

3	The intrinsic value of each RSU (including Performance Share Units, Service-Vesting RSUs, and Career Shares) is equal to the closing CSC stock price on March 28, 2013 ($49.23), because the NYSE was closed on March 29, 2013, CSC’s fiscal year end date. The intrinsic value of a stock option is equal to the excess of (a) the closing CSC stock price on March 28, 2013 ($49.23) over (b) the exercise price of the option. For Mr. Lawrie, these amounts do not include the Inducement Service-Vesting RSUs that vested on March 29, 2013, nor do they include 150,000 of the Performance-Vesting RSUs, which vested before March 29, 2013.

4	Mr. Mancuso retired from CSC on May 29, 2012, before the Fiscal 2013 closing date of March 29, 2013 on which the data in this table are effective.

5	On June 17, 2013, the Company accepted Mr. Hogan’s resignation, which was effective immediately. Mr. Hogan was not entitled to any payments under the Severance Policy.

     Executive Officer Severance Policy. In August 2012, the Company also adopted an Executive Officer Severance Policy (the “Severance Policy”) to provide severance benefits to certain executives whose employment with the Company is terminated in situations not involving a change in control. The Severance Policy covers only those executive officers reporting directly to the Chief Executive Officer who are subject to Section 16 of the 1934 Act.

     Upon termination of employment by the Company without cause (as defined in the Severance Policy), each covered executive would receive 12 months of base salary continuation, paid in installments, and 12 months of Company-provided COBRA premiums. Terminated executives also are eligible to receive a pro-rata portion of the AMIP award earned for the year of termination, subject to approval by the Committee.

     Vesting of Equity Awards Upon Terminations of Employment. All annual equity awards provide for accelerated vesting (unless the Compensation Committee determines otherwise) upon retirement, other than for Cause (as defined below), at age 62 or older with at least ten years of service (and, in the case of performance share units, provided the executive’s retirement date is more than one year after the grant date). Stock options that are vested but unexercised at the time of employment termination remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of employment termination (for terminations due to death or permanent disability and all terminations at age 62 or older other than for Cause), or three months after employment termination (for all other terminations). “Cause” means:

  fraud, misappropriation, embezzlement or other act of material misconduct against the Company or any of its affiliates;

  conviction of a felony involving a crime of moral turpitude;

  willful and knowing violation of any rules or regulations of any governmental or regulatory body material to the business of the Company; or

  substantial and willful failure to render services in accordance with the terms of his or her employment (other than as a result of illness, accident or other physical or mental incapacity), provided that (i) a demand for performance of services has been delivered to the Employee in writing by the Employee’s supervisor at least 60 days prior to termination identifying the manner in which such supervisor believes that the Employee has failed to perform and (ii) the Employee has thereafter failed to remedy such failure to perform.

Annual stock option awards granted to Mr. Lawrie contain special exercise provisions and the one-time inducement equity award he received in Fiscal 2013 contains additional vesting provisions. These special provisions are described below in connection with his employment agreement.

     The one-time inducement equity awards granted to Messrs. Saleh and Hogan in Fiscal 2013 also contain modified vesting provisions. In addition to vesting upon death or disability, Mr. Saleh’s inducement equity award of restricted stock units will vest if the Company terminates his employment without Cause. The inducement stock options granted to Mr. Hogan in Fiscal 2013 also vest upon death or disability. In addition,

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	75

100,000 of the 250,000 options will vest if Mr. Hogan’s employment is terminated prior to August 15, 2016 in certain circumstances. Stock options that are vested but unexercised upon termination of employment remain exercisable until the earlier of (a) the option expiration date or (b) three months after employment termination. For terminations due to death or disability or retirement at age 62 or older (other than for terminations for cause) options remain exercisable until the earlier of (a) the option expiration date or (b) the fifth anniversary of termination.

     There are provisions in the award agreements for all stock options and RSUs (including Performance Share Units and Career Shares) which require the holder of such securities to deliver to the Company an amount in cash equal to the intrinsic value of the securities on the date (the “Realization Date”) they vested (in the case of RSUs or restricted stock) or were exercised (in the case of stock options) if the holder:

  competes with the Company after voluntary termination of employment and prior to six months after the Realization Date, or solicits the Company’s customers or solicits for hire or hires the Company’s employees, or discloses the Company’s confidential information, after voluntary or involuntary termination of employment and prior to one year after a Realization Date.

These forfeiture provisions do not apply if there has been a Change in Control within three years prior to the employment termination date. In addition, the Company has entered into new Non-Competition Agreements with all members of senior management.

     Employment Agreement with Mr. Lawrie. The Company and Mr. Lawrie entered into an employment agreement that is described above under “Contracts and Agreements.” In the event that Mr. Lawrie is terminated by the Company without “cause” or if he resigns from the Company for “good reason” (as each such term is defined in the employment agreement and collectively referred to as a “Qualifying Termination”), he will receive the following payments under the terms of the agreement:

  a pro-rata annual bonus for the year in which the termination occurs, based on the Company’s actual performance for the entire fiscal year, payable at the time annual bonuses are generally paid (the “Pro-Rata Bonus”);

  a severance payment equal to two times the sum of Mr. Lawrie’s (A) base salary and (B) target annual bonus, payable in twenty-four equal monthly installments following Mr. Lawrie’s termination;

  COBRA premiums for a period of eighteen months following termination.

     In the event of a Qualifying Termination prior to April 1, 2017, any then-vested stock options will remain exercisable for the lesser of two years following the date of termination or the expiration of their original terms. The employment agreement also provides that upon the termination of Mr. Lawrie’s employment due to death or disability, he will be eligible to receive a Pro-Rata Bonus.

     Special vesting provisions apply to the one-time inducement equity award granted to Mr. Lawrie in Fiscal 2013. As described above, this award consists of 200,000 Time-Vesting Inducement RSUs and 200,000 Performance-Vesting RSUs. In the event of a Qualifying Termination, (i) all unvested Time-Vesting Inducement RSUs will immediately vest, and (ii) all unvested Performance-Vesting Inducement RSUs will vest to the extent the closing price of a share of the Company’s common stock on the trading day immediately preceding Mr. Lawrie’s termination date meets or exceeds the specified performance targets. The table above does not include 150,000 of the Performance-Vesting RSUs, which vested before March 29, 2013, nor does it include 50,000 of the Time-Vesting RSUs, which vested on March 29, 2013.

76	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     The severance benefits described above are subject to Mr. Lawrie’s continued compliance with certain restrictive covenants as set forth in the employment agreement and the non-competition agreement described below and, in the event of a Non-CIC Qualifying Termination, the execution and non-revocation of a release of claims against the Company and certain related parties.

     There will be a six-month delay in payments and benefits provided under the employment agreement following certain terminations of Mr. Lawrie’s employment if such payments and benefits are determined to be subject to the provisions of Section 409A of the Internal Revenue Code at the time of termination. The employment agreement provides for the crediting of interest during any such payment or benefits delay period.

     Termination Provisions Applicable to Mr. Mancuso. In connection with Mr. Mancuso’s retirement, the Committee agreed, in exchange for Mr. Mancuso’s ongoing postretirement co-operation, and as permitted under the terms of Mr. Mancuso’s outstanding equity awards, to accelerate the vesting of all outstanding options and service-based RSUs that otherwise would have vested during the twelve month period following Mr. Mancuso’s retirement on May 29, 2012, had he remained employed by the Company during that period. As result, Mr. Mancuso became vested in 53,574 options and 10,724 service-based RSUs on May 29, 2012. Mr. Mancuso did not become entitled to any other termination-related payments upon his retirement.

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PROPOSAL 2 - ADVISORY VOTE APPROVING
EXECUTIVE COMPENSATION

     In accordance with Section 14A of the Exchange Act we are providing our stockholders the opportunity to approve, on a nonbinding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement. We urge the stockholders to read the CD&A appearing elsewhere in this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on our compensation policies and practices and our NEOs’ compensation. As disclosed in the CD&A, the Company’s compensation programs focus on aligning pay to performance.

     We believe that the information provided in this proxy statement demonstrates that our compensation policies and practices are aligned with our stockholders’ interests and reward our NEOs for performance. We are therefore asking our stockholders to approve the following advisory resolution at the Annual Meeting:

     RESOLVED, that the stockholders of Computer Sciences Corporation approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Computer Sciences Corporation 2013 definitive proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the accompanying footnotes and narratives.

     The vote on the compensation of our NEOs as disclosed in this proxy statement is advisory, and therefore not binding on the company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. We have determined that our stockholders should cast an advisory vote on the compensation of our NEOs on an annual basis. Unless this policy changes, the next advisory vote on the compensation of our NEOs will be at the 2014 annual meeting of stockholders. The affirmative vote of a majority of votes cast is required to approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.

The Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO THE 2010 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

     In 2010, the Board adopted and the stockholders approved the 2010 Non-Employee Director Incentive Plan (the “2010 Director Plan”), which authorized the issuance of up to 150,000 shares of CSC stock pursuant to equity incentives granted to non-employee directors. We have granted 80,600 shares under the 2010 Director Plan in the form of restricted stock units (“RSUs”) since the plan’s adoption. Only 69,400 shares of CSC stock remain available under the 2010 Director Plan as of May 31, 2013.

     On May 14, 2013, the Board approved on recommendation of the Compensation Committee an amendment to the 2010 Director Plan increasing the number of shares authorized for issuance under the plan from 150,000 to 300,000 and extending the term of the 2010 Director Plan through May 13, 2023 (which is the day prior to the tenth anniversary of the date on which the Board approved the amendment to the 2010 Director Plan). The Board believes that this share reserve should be sufficient for a period of four years, taking into account the potential addition of new board members and grant increases over at least that period.

     The future benefits that will be received under the amended and restated 2010 Director Plan by non-employee directors are not determinable at this time. As of May 31, 2013, all non-employee directors as a group held the following amounts of RSUs. No associates of such directors have received restricted stock or RSUs under the 2010 Director Plan.

Aggregate Stock
Awards Outstanding
Name	as of May 31, 2013
Irving W. Bailey, II	35,352
David J. Barram	24,700
Stephen L. Baum	32,419
Erik Brynjolfsson	10,200
Rodney F. Chase	39,540
Judith R. Haberkorn	18,600
Chong Sup Park	19,300
Lawrence A. Zimmerman	4,300

     The 2010 Director Plan, as amended and restated, is attached as Appendix B to this Proxy Statement. The following summary of the plan is qualified in its entirety by reference to the full text of the amended 2010 Director Plan.

Shares Available for Issuance

     If the stockholders approve this Proposal 3, the maximum number of shares of CSC stock that may be issued pursuant to awards granted under the amended 2010 Director Plan will be 300,000, subject to certain adjustments for corporate transactions, as described in “Adjustments” below. Shares of CSC stock issued under the 2010 Director Plan may consist of newly issued shares, treasury shares and/or shares purchased in the open market or otherwise. Only shares of CSC stock actually issued pursuant to awards granted under the 2010 Director Plan will be counted against the authorized shares. If an award is settled or terminates by expiration, forfeiture, cancellation or otherwise without the issuance of all shares originally covered by the award, then the shares not issued will again be available for use under the 2010 Director Plan.

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Eligibility

     Each CSC director who is not an employee of the Company or any of its subsidiaries is eligible for the grant of awards under the 2010 Director Plan. As of May 31, 2013, there were eight non-employee directors.

Administration

     The 2010 Director Plan will be administered by the Board or, in the Board’s discretion, a committee of the Board consisting of three or more directors, each of whom is:

  “independent” for purposes of CSC’s Corporate Governance Guidelines; and

  a “non-employee director” for purposes of SEC Rule 16b-3(b)(3).

     The administrator of the 2010 Director Plan (the “Administrator”) will have full and final authority to select the non-employee directors to whom awards will be granted under the 2010 Director Plan, to grant awards and to determine the terms and conditions of those awards.

Types of Awards

     The 2010 Director Plan provides for the grant of:

  restricted stock; and

  RSUs

     Subject to the 2010 Director Plan, the Administrator will determine the terms and conditions of each award, which will be set forth in an award agreement executed by CSC and the participant.

     Restricted Stock and Restricted Stock Units. The 2010 Director Plan authorizes the Administrator to grant awards of restricted stock and RSUs with time-based vesting. An RSU represents the right to receive a specified number of shares of CSC stock, or cash based on the market value of those shares, upon vesting or at a later date permitted in the award agreement. The terms and conditions of the restricted stock and RSUs will be determined by the Administrator, subject to the requirements of the 2010 Director Plan. Among those requirements are the following:

  Unless the Administrator determines otherwise, all restricted stock will have full voting rights;

  Rights to dividends or dividend equivalents may be extended to and made part of any award of restricted stock or RSUs, subject to such terms, conditions and restrictions as the Administrator may establish; and

  The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments.

Transferability

     Unless the Administrator determines otherwise, no award, and no shares of CSC stock subject to an outstanding award as to which any applicable restriction or deferral period has not lapsed, may be sold or transferred except by will or the laws of descent and distribution.

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Change in Control

     Unless an award agreement specifies otherwise, upon the date of a change in control of CSC (as such term is defined under Section 409A of the Internal Revenue Code):

  all restrictions applicable to outstanding restricted stock will lapse in full; and

  all outstanding RSUs will become fully vested.

Adjustments

     If there is a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or similar transaction, or a sale of substantially all of CSC’s assets, then, unless the terms of the transaction provide otherwise and the outstanding shares of CSC common stock are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities (or if cash, property, and/or securities are distributed in respect of such shares), the Administrator will make such adjustments as it deems appropriate and proportionate in:

  the number and type of shares, cash or property subject to outstanding awards granted under the 2010 Director Plan, and the exercise or purchase price per share; and

  the maximum number and type of shares authorized for issuance under the 2010 Director Plan.

Plan Amendments

     The Board of Directors may amend or terminate all or any part of the 2010 Director Plan at any time and in any manner, subject to the following:

  CSC stockholders must approve any amendment or termination if (i) stockholder approval is required by the SEC, NYSE or any taxing authority, or (ii) the amendment or termination would materially increase the benefits accruing to non-employee directors or the maximum number of shares which may be issued under the 2010 Director Plan, or materially modify the 2010 Director Plan’s eligibility requirements; and

  Non-employee directors must consent to any amendment or termination that would impair their rights under outstanding awards.

     The Administrator may amend the terms of any outstanding award, but no such amendment may impair the rights of any non-employee director without his or her consent.

     Plan Duration. The 2010 Director Plan initially became effective upon its adoption by the Board of Directors on May 19, 2010. As described above, the Board adopted an amendment increasing the number of shares reserved for issuance under the 2010 Director Plan effective May 14, 2013. No award may be granted under the 2010 Director Plan after May 13, 2023, but any award granted prior to that date may extend beyond that date.

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     New Plan Benefits. Because benefits under the 2010 Director Plan will depend on the Administrator’s actions and the fair market value of CSC stock at various future dates, it is not possible to determine the benefits that will be received by non-employee directors if the 2010 Director Plan is approved by CSC stockholders.

Federal Income Tax Treatment

     The following is a brief description of the principal effect of U.S. federal income taxation upon a non-employee director and CSC with respect to the grant and settlement of awards under the 2010 Director Plan, based on U.S. federal income tax laws in effect on the date hereof. The following is only a summary and therefore is not complete, does not discuss the income tax laws of any state or foreign country in which a non-employee director may reside, and is subject to change.

     Restricted Stock. Pursuant to the 2010 Director Plan, non-employee directors may be granted restricted stock. Unless the non-employee director makes a timely election under Section 83(b) of the Internal Revenue Code, he or she will generally not recognize any taxable income until the restrictions on the shares expire or are removed, at which time the non-employee director will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at that time over the purchase price for the restricted shares, if any. If the non-employee director makes an election under Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income on the date of grant equal to the fair market value of the shares on the date of grant. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director.

     Restricted Stock Units. Pursuant to the 2010 Director Plan, non-employee directors may be granted RSUs. The grant of an RSU is generally not a taxable event for the non-employee director. In general, the non-employee director will not recognize any taxable income until the shares of CSC stock subject to the RSU (or cash equal to the value of such shares) are distributed to him or her without any restrictions, at which time the non-employee director will recognize ordinary income equal to the fair market value of the shares (or cash) at that time. CSC will generally be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director.

Section 409A

     Awards made under the 2010 Director Plan are intended to comply with or be exempt from Section 409A of the Internal Revenue Code. If any provision or award under the 2010 Director Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or award will be reformed to avoid imposition of the additional tax and no action taken to comply with Section 409A shall be deemed to adversely affect the non-employee director’s rights to an award.

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Other Information

     The following table gives information about our Common Stock that may be issued under our equity compensation plans as of March 29, 2013.

Number of
	securities	Weighted-
	to be issued	average	Number of securities
	upon exercise	exercise price	remaining available for
	of outstanding	of outstanding	future issuance under
	options,	options,	equity compensation
	warrants and	warrants	plans (excluding securities
	rights	and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	17,591,879	$37.21	12,049,759 [1]
Equity compensation plans not
approved by security holders	—	—	—
Total	17,591,879		12,049,759
____________________

1	Includes 3,000 shares available for future issuance under the 2006 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, and RSUs. Includes 69,400 shares available for future issuance under the 2010 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to RSUs and restricted stock.

Includes 2,291,508 and 1,908,592 shares available for future issuance under the 2004 and 2007 Incentive Plans, respectively. Each of these plans permits shares to be issued pursuant to stock options, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2007 plan, 1,908,592 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 954,296 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2007 plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan. Under the 2007 Incentive Plan, shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award will not become available again for issuance.

Includes 7,777,259 shares available for future issuance under the 2011 Omnibus Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, or RSUs, or performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2011 Omnibus Incentive Plan, 7,777,259 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 3,888,630 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2011 Omnibus Incentive Plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	83

     The following table gives information about our Common Stock that may be issued under our equity compensation plans as of May 31, 2013.

Number of
	securities	Weighted-
	to be issued	average	Number of securities
	upon exercise	exercise price	remaining available for
	of outstanding	of outstanding	future issuance under
	options,	options,	equity compensation
	warrants and	warrants	plans (excluding securities
	rights	and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	19,080,734	$36.61	9,343,320 [1]
Equity compensation plans not
approved by security holders	—	—	—
Total	19,080,734		9,343,320
____________________

1	Includes 3,000 shares available for future issuance under the 2006 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, and RSUs. Includes 69,400 shares available for future issuance under the 2010 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to RSUs and restricted stock.

Includes 675,990 and 2,003,017 shares available for future issuance under the 2004 and 2007 Incentive Plans, respectively. Each of these plans permits shares to be issued pursuant to stock options, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2007 plan, 2,003,017 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 1,001,508 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2007 plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan. Under the 2007 Incentive Plan, shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award will not become available again for issuance.

Includes 6,591,913 shares available for future issuance under the 2011 Omnibus Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, or RSUs, or performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2011 Omnibus Incentive Plan, 6,591,913 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 3,295,956 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2011 Omnibus Incentive Plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan.

84	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

     Information concerning stock options granted under our equity compensation plan and outstanding as of May 31, 2013 is as follows:

		Weighted average	Aggregate
Number of options	Weighted average	remaining	intrinsic value
outstanding	exercise price	contractual term	(in millions)
16,137,568	$43.29	6.02 Years	$69

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal, provided that the number of votes cast is greater than 50% of the total outstanding shares of the common stock.

The Board of Directors recommends a vote FOR approval of the Amendment of the 2010
Non-Employee Director Incentive Plan.

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PROPOSAL 4 – APPROVAL OF AMENDMENTS TO THE 2011 OMNIBUS INCENTIVE PLAN

     In 2011, the Board adopted and the stockholders approved the 2011 Omnibus Incentive Plan (the “2011 Incentive Plan”), which authorized the issuance of up to 11,000,000 shares of CSC stock pursuant to equity incentives granted to employees. As of May 31, 2013, 9,270,920 shares were available for grant under CSC’s existing employee stock incentive plans.

     We have granted 4,656,385 shares under the 2011 Incentive Plan in the form of stock options and restricted stock units (“RSUs”) since the plan’s adoption. Only 6,591,913 shares of CSC stock remain available under the 2011 Incentive Plan as of May 31, 2013.

Proposed Amendments

     On May 14, 2013, the Board approved on recommendation of the Compensation Committee the following amendments to the 2011 Incentive Plan:

  An increase in the number of shares authorized for issuance under the plan from 11,000,000 to 19,300,000. The Board believes that this share reserve should be sufficient for a period of two to three years, taking into account potential grant increases over at least that period;

  The addition of Client Satisfaction as a new performance goal to be used in connection with awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

  Elimination of interest on dividend equivalents paid in connection with the settlement of RSUs;

  Amendments to streamline the provisions relating to the determination of specified employees under Section 409A of the Code; and

  The extension of the term of the 2011 Incentive Plan through the ten year anniversary of the date stockholders approve the amended 2011 Incentive Plan.

     The 2011 Incentive Plan, as amended and restated, is attached as Appendix C to this proxy statement. The following summary of the material features of the amended and restated 2011 Incentive Plan is qualified in its entirety by reference to the full text of the Plan.

Summary of the 2011 Plan

Eligibility

     All employees of CSC and its subsidiaries are eligible for awards under the Plan. As of May 31, 2013, there were approximately 88,200 employees.

Administration

     The 2011 Incentive Plan is administered by our Compensation Committee, except as otherwise provided with respect to actions or determinations by our Board.

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Types of Awards

     Options to purchase shares of common stock, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and cash awards may be granted under the Plan. Awards may be structured as performance awards subject to the attainment of one or more performance goals. Performance awards may be in the form of performance-based RSUs or “performance units”, restricted stock, options, SARs or cash awards.

     The per share exercise price of an option or SAR cannot be less than the fair market value per share of the common stock on the date of grant. Options and SARs must have fixed terms no longer than ten years. Options may be granted as incentive stock options under Section 422 of the Code or nonqualified stock options. Options may not include provisions that “reload” the option upon exercise.

Repricing and Exchanges

     Repricing of options and SARs and the cancellation of options and SARs in exchange for cash or other awards or options or SARs having a lower exercise price is prohibited under the 2011 Incentive Plan without approval of our stockholders.

Vesting Limitations

     Any restricted stock, RSU, option or SAR (an “award”) that is not a performance award generally must have a minimum vesting period of three years. Any performance award generally must have a performance period of not less than three years. Earlier vesting of awards may occur in the events of death, disability, change in control, retirement, involuntary termination without cause or voluntary termination for good reason and to the extent provided for in an employee’s employment agreement that was effective prior to the effective date of the 2011 Incentive Plan. Vesting of options, SARs, restricted stock, RSUs, and performance units may occur incrementally over the three-year restricted period or three-year performance period, as applicable. However, 965,000 or five percent of the total number of shares of common stock available for issuance under the 2011 Incentive Plan will not be subject to the minimum restricted period or performance period, as applicable that is described above.

Shares Reserved

     The amended and restated 2011 Incentive Plan currently provides that the number of shares of common stock as to which awards may be granted is 19,300,000 shares, which is referred to as the Maximum Share Limit. Under the terms of the amended 2011 Incentive Plan, no more than 19,300,000 shares may be used for options and stock appreciation rights (the “Option/ SAR Limit”) and no more than 9,650,000 shares may be used for awards other than options and stock appreciation rights (the “Full Value Award Limit”).

     Each Option and SAR granted shall reduce each of the Maximum Share Limit and the Option/SAR Limit by one share and the Full Value Award Limit by one-half share; and each Award other than an Option or SAR granted shall reduce each of the Maximum Share Limit and the Options/SAR Limit by two shares and the Full Value Award Limit by one share. Awards only settled in cash will not reduce the maximum share limit under the 2011 Incentive Plan.

     If an award expires or is terminated, cancelled or forfeited, the shares of common stock associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the 2011 Incentive Plan. In the case of an Award other than an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option/SAR Limit shall each be increased by two shares of Common Stock, and the Full Value Award Limit shall be increased by one share of Common stock for each such Award that is not an Option or SAR. In the case of an Option or SAR that expires, terminates, is cancelled or is forfeited,

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the Maximum Share Limit and Option/SAR Limit shall each be increased by one share of Common Stock and the Full Value Award Limit shall be increased by one-half share for each such Option or SAR. However, the following shares of common stock will not become available again for issuance under the 2011 Incentive Plan:

  Shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award; and

  Shares of common stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise or settlement of such SAR.

     If cash is issued in lieu of shares of common stock pursuant to an award, the shares will not become available for issuance under the Plan.

Award Limits

     Under the 2011 Incentive Plan, no employee may be granted, in any fiscal year period: options or SARs that are exercisable for more than 1,000,000 shares of common stock; stock awards covering more than 1,000,000 shares of common stock; or cash awards or RSUs that may be settled solely in cash having a value greater than $10,000,000.

Adjustments

     The 2011 Incentive Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards, the exercise price or other price of outstanding awards, as well as the maximum award limits under the 2011 Incentive Plan, in the event of changes in our outstanding common stock by reason of a merger, stock split, reorganization, recapitalization or similar events.

Award Agreements

     Each award granted under the 2011 Incentive Plan will be evidenced by an agreement that contains such additional terms and conditions not inconsistent with the 2011 Incentive Plan as may be determined by the Compensation Committee in its sole discretion. Such terms and conditions may include, among other things, the date of grant, the number of shares covered by the award or the cash amount of the award, the purchase or exercise price per share, the treatment upon a termination of employment of a participant, the means of payment for the shares, the purchase or exercise period and the terms and conditions of purchase or exercise, if applicable. No awards will provide any right to continued employment.

Dividends

     The Compensation Committee may include provisions in stock awards for the payment or crediting of dividends or dividend equivalents upon vesting of the award. No dividends or dividend equivalents will be paid on unvested stock, RSU or performance unit awards prior to vesting.

Performance Awards

     Any award available under the 2011 Incentive Plan may be structured as a performance award. Performance awards not intended to qualify as qualified performance-based compensation under Code Section 162(m) will be based on achievement of such goals and will be subject to such terms, conditions and restrictions as the Compensation Committee will determine.

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     Performance awards granted under the 2011 Incentive Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective performance goals established by the Compensation Committee. One or more of such goals may apply to the employee, one or more of our business units, divisions or sectors, or our entire company, and if so desired by the Compensation Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism. Performance awards may be based on any one or more of the following measures:

contract awards; revenue; overhead; operating income margin; earnings per share; book value per share; return on stockholders’ equity; stock price; return on assets;
  backlog;

  sales;

  other expense management;

  earnings (including net earnings, EBT, EBIT and EBITDA);

  cash flow;

  improvement in capital structure;

  return on investment;

  total contract value

  total stockholder return;

  client satisfaction;
market share; days’ sales outstanding; operating income; earnings margin; working capital; credit rating; cash flow return on investment; economic profit; annual contract value.

     The Compensation Committee may provide in any particular performance award agreement that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the annual report to stockholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses and (viii) settlement of hedging activities. Awards that are intended to qualify as qualified performance-based awards may not be adjusted upward. The Compensation Committee may retain the discretion to adjust any performance awards downward, either on a formula or discretionary basis or any combination, as the Compensation Committee determines.

Change in Control

     Unless (i) an award agreement provides otherwise or (ii) the agreement effectuating a change in control provides for the assumption or substitution of awards, upon the date of a change in control:

  all outstanding options that have not vested in full shall be fully vested and exercisable;

  all restrictions applicable to outstanding restricted stock will lapse in full;

  all outstanding RSUs that have not vested in full will be fully vested; and

  all performance awards will be considered earned and payable at their target value and prorated (if the change in control occurs during the performance period), and will be immediately paid or settled.
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Assignability and Transfer

     Generally, no award under the 2011 Incentive Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a domestic relations order issued by a court of competent jurisdiction.

Award Termination; Forfeiture; Disgorgement

     The Compensation Committee will have full power and authority to determine whether, to what extent and under what circumstances any award will be terminated, or forfeited or the participant should be required to disgorge the gains attributable to the award. In addition, awards will be subject to any recoupment or clawback policy adopted by, or applicable to, us.

Duration; Plan Amendments

     The 2011 Incentive Plan, as amended, has a term of ten years from its effective date (which is the date that stockholders approve the amended 2011 Incentive Plan). The Board may at any time amend, modify, suspend or terminate the 2011 Incentive Plan (and the Compensation Committee may amend or modify an award agreement) but in doing so cannot adversely affect any outstanding award without the participant’s written consent or make any amendment to the Plan without stockholder approval, if stockholder approval is otherwise required by applicable legal requirements.

Material Federal Income Tax Consequences of Awards Under the 2011 Incentive Plan

     The following summary is based on current interpretations of existing U.S. federal income tax laws. The discussion below is not purported to be complete, and it does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any local, state or foreign country in which a participant’s income or gain may be taxable.

Stock Options

     Some of the options issuable under the 2011 Incentive Plan may constitute incentive stock options, while other options granted under the 2011 Incentive Plan may be nonqualified stock options. The Code provides for special tax treatment of stock options qualifying as incentive stock options, which may be more favorable to employees than the tax treatment accorded nonqualified stock options. On grant of either form of option, the optionee will not recognize income for tax purposes, and we will not receive any deduction. Generally, on the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the shares at the time of exercise is an adjustment in computing alternative minimum taxable income that may require payment of an alternative minimum tax. On the sale of shares of common stock acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year of the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, on the exercise of a nonqualified option, the optionee generally recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares of common stock acquired on the date of exercise and the exercise price. On any sale of those shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the nonqualified option will be treated generally as capital gain or loss. No deduction is available to us on the exercise of an incentive stock option (although a deduction may be available if the employee sells the shares acquired on exercise before the applicable holding periods expire); however, on exercise of a nonqualified stock option, we generally are entitled to a deduction in an amount equal to the income recognized by the employee. Except in the case of the death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment on exercise. An

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incentive stock option exercised more than three months after an optionee’s termination of employment other than on death or disability of an optionee cannot qualify for the tax treatment accorded incentive stock options. Any such option would be treated as a nonqualified stock option for tax purposes.

Stock Appreciation Rights

     The amount of any cash or the fair market value of any shares of common stock received by the holder on the exercise of SARs in excess of the exercise price will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount.

Restricted Stock

     Generally, a grant of shares of common stock under the 2011 Incentive Plan subject to vesting and transfer restrictions will not result in taxable income to the participant for federal income tax purposes or a tax deduction to us at the time of grant. The value of the shares will generally be taxable to the participant as compensation income in the year in which the restrictions on the shares lapse. Such value will be the fair market value of the shares as to which the restrictions lapse on the date those restrictions lapse. Any participant, however, may elect pursuant to Code Section 83(b) to treat the fair market value of the restricted shares on the date of grant as compensation income in the year of grant, provided the participant makes the election pursuant to Code Section 83(b) within 30 days after the date of grant. In any case, we will receive a deduction for federal income tax purposes equal to the amount of compensation included in the participant’s income in the year in which that amount is so included.

Restricted Stock Units

     A grant of a right to receive shares of common stock or cash in lieu of the shares will result in taxable income for federal income tax purposes to the participant at the time the award is settled in an amount equal to the fair market value of the shares or the amount of cash awarded. We will be entitled to a corresponding deduction at such times for the amount included in the participant’s income.

Performance Units

     The amount of any cash or the fair market value of any shares of common stock received by the holder on the settlement of performance units under the 2011 Incentive Plan will be subject to ordinary income tax in the year of receipt, and we will be entitled to a deduction for that amount in the year in which that amount is included.

Cash Awards

     Cash awards under the 2011 Incentive Plan are taxable income to the participant for federal income tax purposes at the time of payment. The participant will have compensation income equal to the amount of cash paid, and we will have a corresponding deduction for federal income tax purposes.

Basis; Gain

     A participant’s tax basis in vested shares of common stock purchased under the 2011 Incentive Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant on the transfer of vested shares. The participant’s holding period for the shares generally begins on the transfer to the participant of vested shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

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Certain Tax Code Limitations on Deductibility

     In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the 2011 Incentive Plan could also be limited by Code Section 280G, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible.

     The ability to obtain a deduction for amounts paid under the 2011 Incentive Plan could also be affected by Code Section 162(m), which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. It is intended that the approval of the 2011 Incentive Plan by our stockholders will satisfy the stockholder approval requirement for the qualified performance-based exception and we will be able to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 as they relate to the grant and payment of certain qualified performance-based awards (including options and SARs) under the Incentive Plan so as to be eligible for the qualified performance-based exception. In certain cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception.

Code Section 409A

     Code Section 409A generally provides that deferred compensation subject to Code Section 409A that does not meet the requirements for an exemption from Code Section 409A must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Code Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty at the federal level (and possibly penalties at the state level) on the participant of the deferred amounts included in the participant’s income.

Benefits Granted Under the 2011 Incentive Plan

     The number and type of awards that will be granted under the 2011 Incentive Plan are not determinable at this time as the Compensation Committee or the full board of directors, as applicable, will make these determinations in its sole discretion. However, as of May 31, 2013, all current executive officers as a group held 2,476,837 stock options and 1,057,980 RSUs under the 2011 Incentive Plan. No associates of such executive officers have received stock options or RSUs under the 2011 Incentive Plan. All employees as a group had 831,810 stock options and cash-settled stock appreciation rights and 1,459,980 RSUs outstanding under the 2011 Incentive Plan. Non-employee directors are not eligible to participate in the 2011 Incentive Plan.

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Other Information

     The following table gives information about our Common Stock that may be issued under our equity compensation plans as of March 29, 2013.

Number of
	securities	Weighted-
	to be issued	average	Number of securities
	upon exercise	exercise price	remaining available for
	of outstanding	of outstanding	future issuance under
	options,	options,	equity compensation
	warrants and	warrants	plans (excluding securities
	rights	and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	17,591,879	$37.21	12,049,759 [1]
Equity compensation plans not
approved by security holders	—	—	—
Total	17,591,879		12,049,759
____________________

1	Includes 3,000 shares available for future issuance under the 2006 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, and RSUs. Includes 69,400 shares available for future issuance under the 2010 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to RSUs and restricted stock.

Includes 2,291,508 and 1,908,592 shares available for future issuance under the 2004 and 2007 Incentive Plans, respectively. Each of these plans permits shares to be issued pursuant to stock options, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2007 plan, 1,908,592 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 954,296 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2007 plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan. Under the 2007 Incentive Plan, shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award will not become available again for issuance.

Includes 7,777,259 shares available for future issuance under the 2011 Omnibus Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, or RSUs, or performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2011 Omnibus Incentive Plan, 7,777,259 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 3,888,630 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2011 Omnibus Incentive Plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan.

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     The following table gives information about our Common Stock that may be issued under our equity compensation plans as of May 31, 2013.

Number of
	securities	Weighted-
	to be issued	average	Number of securities
	upon exercise	exercise price	remaining available for
	of outstanding	of outstanding	future issuance under
	options,	options,	equity compensation
	warrants and	warrants	plans (excluding securities
	rights	and rights	reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans
approved by security holders	19,080,734	$36.61	9,343,320 [1]
Equity compensation plans not
approved by security holders	—	—	—
Total	19,080,734		9,343,320
____________________

1	Includes 3,000 shares available for future issuance under the 2006 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, and RSUs. Includes 69,400 shares available for future issuance under the 2010 Non-Employee Director Incentive Plan. This plan permits shares to be issued pursuant to RSUs and restricted stock.

Includes 675,990 and 2,003,017 shares available for future issuance under the 2004 and 2007 Incentive Plans, respectively. Each of these plans permits shares to be issued pursuant to stock options, restricted stock or RSUs, or pursuant to performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2007 plan, 2,003,017 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 1,001,518 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2007 plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan. Under the 2007 Incentive Plan, shares of common stock that are tendered by a participant or withheld as full or partial payment of minimum withholding taxes or as payment for the exercise price of an award will not become available again for issuance.

Includes 6,591,913 shares available for future issuance under the 2011 Omnibus Incentive Plan. This plan permits shares to be issued pursuant to stock options, restricted stock, or RSUs, or performance awards payable in shares of CSC stock, restricted stock, RSUs or any combination of the foregoing. Of the shares available for issuance under the 2011 Omnibus Incentive Plan, 6,591,913 shares are available for future grant as stock options with each option granted counted as one share against the available shares under such plan or assuming no options are granted, 3,295,956 shares are available for future awards of restricted stock or RSUs, after giving effect to the requirement set forth in the 2011 Omnibus Incentive Plan that a grant of one share of restricted stock or one RSU be counted as two shares against the available shares under such plan.

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     Information concerning stock options granted under our equity compensation plans and outstanding as of May 31, 2013 is as follows:

		Weighted average	Aggregate
Number of options	Weighted average	remaining	intrinsic value
outstanding	exercise price	contractual term	(in millions)
16,137,568	$43.29	6.02 Years	$69

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal, provided that the number of votes cast is greater than 50% of the outstanding shares of common stock.

The Board of Directors recommends a vote FOR approval of the Amendments to the 2011 Omnibus
Incentive Plan.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	95

PROPOSAL 5 - RATIFICATION OF INDEPENDENT AUDITORS

     The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014. Deloitte & Touche LLP, or one of its predecessor firms, have been retained as the Company’s independent registered public accounting firm continuously since 1962.

     The Audit Committee is responsible for approving the audit fee of the independent registered public accounting firm. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairman will continue to be directly involved in the selection of the new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

     The Audit Committee has recommended that the stockholders ratify the selection of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for Fiscal Year 2014.

     We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting. He will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions

Fees

     The following table summarizes the aggregate fees billed by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, which include Deloitte Consulting, for services provided during the last two fiscal years:

	FY2013	FY2012
Audit Fees[1]	$16,632,000	$18,358,000
Audit-Related Fees[2]	3,213,000	2,057,000
Tax Fees[3]	3,258,000	3,754,000
All Other Fees[4]	10,000	47,000
	$23,113,000	$24,216,000
____________________

1.	Includes fees associated with the audit of our consolidated annual financial statements, review of our consolidated interim financial statements, statutory audits of international subsidiaries and the audit of our internal control over financial reporting.

2.	Consists primarily of fees for third party data center reviews, accounting research, employee benefit plan audits and a carve-out audit for a divestiture.

3.	Consists of fees for tax compliance and consultation, and expatriate tax services.

4.	Consists primarily of technical training services.

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Pre-Approval Policy

     The Audit Committee pre-approves all audit, audit-related and tax and all other services to be provided by the independent auditors. The Committee has delegated to its Chairman the authority to pre-approve services to be provided by the independent auditors. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Vote Required

     A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte &
Touche LLP as independent auditors for Fiscal Year 2014.

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ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires CSC directors and executive officers, and persons who own more than 10% of the CSC stock, to file with the SEC initial reports of ownership and reports of changes in ownership of CSC stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on a review of information furnished to us, reports filed through us and representations that no other reports were required, all of our executive officers, directors and greater than 10% beneficial owners filed the reports required under Section 16(a) on a timely basis except that one report on Form 4 for our CEO, J. Michael Lawrie, was filed one day after the applicable filing date. The aforementioned Form 4 filing was in respect of the vesting of the performance-vesting inducement Restricted Stock Units.

Business for 2014 Annual Meeting

     Stockholder Proposals. For a stockholder proposal to be considered for inclusion in CSC’s proxy statement for the 2014 Annual Meeting, the written proposal must be received by CSC’s Corporate Secretary at our principal executive offices not later than February 28, 2014. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, then the deadline for inclusion of a stockholder proposal in CSC’s proxy statement is instead a reasonable time before CSC begins to print and mail its proxy materials. The proposal must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

     Corporate Secretary
     CSC
     3170 Fairview Park Drive
     Falls Church, Virginia 22042
     Facsimile: (703) 641-3168

     Stockholders seeking to nominate directors at the 2014 Annual Meeting or who wish to bring a proposal before the meeting that is not intended to be included in CSC’s proxy statement for the 2014 Annual Meeting must comply with the advance notice deadlines contained in CSC’s Bylaws. The Bylaws provide that any such notice must be given not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the anniversary date of the preceding year’s annual meeting. In addition, the Bylaws specify that in the event that the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day prior to the upcoming annual meeting and not later than the close of business on the later of (x) the 90th day prior to the upcoming annual meeting and (y) the 10th day following the date on which public announcement of the date of such upcoming meeting is first made. The term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, in a document publicly filed by CSC with the SEC, or in a notice pursuant to the applicable rules of an exchange on which the securities of CSC are listed. For the 2014 Annual Meeting, a stockholder’s notice, to be timely, must be delivered to, or mailed and received at our principal executive offices:

  not earlier than the close of business on April 15, 2014; and

  not later than the close of business on May 15, 2014.
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Householding; Availability of 2013 Annual Report and Proxy Statement

     The SEC permits the Company to deliver a single proxy statement and annual report to an address shared by two or more stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for the Company. In order to take advantage of this opportunity, the Company, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

     If you would like an additional copy of the 2013 Annual Report or this proxy statement, these documents are available on the Company’s Website, www.csc.com, under “Investor Relations/SEC Filings.” They are also available without charge to any stockholder, upon request, by calling 800.542.3070 or writing to:

     Investor Relations
     CSC
     3170 Fairview Park Drive
     Falls Church, VA 22042

     If you share the same address with other CSC stockholders and would like to start or stop householding for your account, you can call 800.542.1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, NY 11717, including your name, the name of your broker or other holder of record and your account number(s).

     If you consent to householding, your election will remain in effect until you revoke it. If you revoke your consent, you will be sent separate copies of documents mailed at least 30 days after receipt of your revocation.

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APPENDIX A - INDEPENDENCE STANDARDS

     A director is “independent” if the Board of Directors has determined that he or she has no material relationship with Computer Sciences Corporation or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not “independent” if:

1.	The director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company;

2.	The director has received, or has an immediate family member who has received, during any 12-month period during the last three years, more than $120,000 in direct compensation from the Company (other than Board and committee fees, and pension or other forms of deferred compensation for prior service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company is not considered for purposes of this standard;

3.	(a) The director, or an immediate family member of the director, is a current partner of the Company’s internal or external auditor; (b) the director is a current employee of the Company’s internal or external auditor; (c) an immediate family member of the director is a current employee of the Company’s internal or external auditor who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director, or an immediate family member of the director, was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

4.	The director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee; or

5.	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

     An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	A-1

APPENDIX B - COMPUTER SCIENCES CORPORATION 2010 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

SECTION 1. PURPOSE

     The purpose of this amended and restated 2010 Non-Employee Director Incentive Plan (“Plan”) of Computer Sciences Corporation, a Nevada corporation (the “Company”), is to enable the Company to attract, retain and motivate its Non-Employee Directors by providing for or increasing their proprietary interests in the Company.

SECTION 2. CERTAIN DEFINITIONS

     As used in this Plan, the following terms have the meanings set forth below:

(a)	“Administrator” means that administrator of the Plan as described in Section 3.

(b)	“Award” means any Restricted Stock or RSU.

(c)	“Award Agreement” means any written or electronic agreement, contract, or other instrument or document evidencing any Award granted hereunder, in a form approved by the Administrator that is executed or acknowledged by both the Company and the Participant.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Change in Control” means a “change in control,” as defined in Section 409A.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(g)	“Dividend Equivalents” means an amount equal to dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record on a like number of Shares.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)	“Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator. Unless the Administrator shall determine otherwise, the Fair Market Value of a Share on any day means the last sale price, regular way, of a Share on such day (or in case the principal United States national securities exchange on which the Shares are listed or admitted to trading is not open on such date, the next preceding date upon which it is open), or in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal United States national securities exchange on which the Shares are listed or admitted to trading.

(j)	“Fiscal Year” means a fiscal year of the Company.

(k)	“Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its subsidiaries.

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(l)	“Participant” means a Non-Employee Director who is selected by the Administrator to receive an Award under this Plan.

(m)	“Restricted Stock” means any Share issued hereunder with the restriction that the holder may not sell, assign, transfer, pledge or otherwise encumber such Share, and with such other restrictions as the Administrator, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

(n)	“Restricted Stock Unit” or “RSU” means a right granted hereunder to receive a specified number of Shares, or cash based on the Fair Market Value of such Shares, upon vesting or at a later date permitted in the Award Agreement.

(o)	“Section 409A” means Section 409A of the Code, together with the regulations and other Treasury department guidance promulgated thereunder.

(p)	“Section 409A Transaction” means a “change in ownership or effective control of a corporation” or a “change in the ownership of a substantial portion of the assets of a corporation” as defined in Section 409A.

(q)	“Shares” means shares of the Common Stock, par value $1.00 per share, of the Company, as adjusted in accordance with Section 5(d) hereof.

SECTION 3. ADMINISTRATION

     This Plan shall be administered by the Board or, in the Board’s discretion, a committee of the Board (the Board or such Committee, the “Administrator”) consisting of at least three directors, each of whom is (i) “independent” for purposes of the Company’s Corporate Governance Guidelines; and (ii) a “non-employee director” for purposes of Rule 16b-3(b)(3) promulgated under the Exchange Act.

     Subject to the provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(a)	adopt, amend and rescind rules and regulations relating to this Plan;

(b)	determine which persons are Non-Employee Directors, and to which of such Non-Employee Directors, if any, Awards shall be granted hereunder;

(c)	grant Awards to Non-Employee Directors and determine the terms and conditions thereof, including the number of Shares and/or the amount of cash issuable pursuant thereto;

(d)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property, or canceled or suspended;

(e)	determine whether, and the extent to which adjustments are required pursuant to Section 5(d) hereof; and

(f)	interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

     Decisions of the Administrator shall be final, conclusive and binding upon all persons and entities, including the Company, all stockholders of the Company, all Non-Employee Directors, all Participants and all persons claiming under Award Agreements.

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SECTION 4. ELIGIBILITY

     Any Non-Employee Director shall be eligible to be selected as a Participant.

SECTION 5. SHARES SUBJECT TO THIS PLAN

(a)	The maximum aggregate number of Shares that may be issued pursuant to all Awards granted under this Plan shall be 300,000, of which 150,000 shares were added in 2013, subject to adjustment as provided in Section 5(d) hereof.

(b)	In connection with the granting of an Award, the number of Shares available for issuance under this Plan shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

(c)	Whenever any outstanding Award (or portion thereof) expires, is cancelled or is otherwise terminated for any reason without having been exercised or payment having been made in the form of Shares, the number of Shares available for issuance under this Plan shall be increased by the number of Shares allocable to the expired, cancelled or otherwise terminated Award (or portion thereof). To the extent that any Award is forfeited, the Shares subject to such Awards will not be counted as shares delivered under this Plan. Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as Shares delivered to the same extent as if the Award were settled in Shares.

(d)	If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Administrator shall make appropriate and proportionate adjustments, as of the date of such transaction, in:

(i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to outstanding Awards; and

(ii) the maximum number and type of shares or other securities that may be issued pursuant to all Awards granted under this Plan, as set forth in Section 5(a) hereof.

SECTION 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

     Restricted Stock and RSUs may be granted hereunder to Participants. All Restricted Stock and RSUs shall be subject to the following terms and conditions, and to such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall deem desirable:

(a)	Restrictions. The restrictions applicable to each grant of Restricted Stock and the vesting provisions applicable to each grant of RSUs shall be determined by the Administrator, in its sole discretion, and shall be based on the Participant’s continued service as a Non-Employee Director (“time-based vesting”).

(b)	Accelerated Vesting. The vesting of Restricted Stock or RSUs may, in the sole discretion of the Administrator, be accelerated in the event of the Participant’s death or termination of service as a Non-Employee Director, or may be accelerated pursuant to Section 7 hereof upon a Change in Control.

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(c)	Voting and Dividends. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of Restricted Stock or RSUs, subject to such terms, conditions and restrictions as the Administrator may establish. The Administrator may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of Restricted Stock or RSUs. Unless the Administrator, in its sole discretion, shall determine otherwise, all Restricted Stock shall have full voting rights.

(d)	Stock Certificates. Restricted Stock issued hereunder may be evidenced in such manner as the Administrator, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or the issuance of a stock certificate or certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

SECTION 7. CHANGE IN CONTROL

     Notwithstanding any other provision of this Plan to the contrary, unless an Award Agreement shall specify otherwise, upon the date of a Change in Control:

(a)	all restrictions applicable to outstanding Restricted Stock shall lapse in full; and

(b)	all outstanding RSUs that have not vested in full on or prior thereto shall be fully vested.

SECTION 8. AMENDMENTS AND TERMINATION

     The Board may amend, alter, suspend, discontinue or terminate this Plan or the terms of any outstanding Award, or any portion thereof, at any time and in any manner; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without:

(a)	the approval of the Company’s stockholders, if:

	(i)	such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply,

	(ii)	such approval is required by the New York Stock Exchange or the Securities and Exchange Commission, or

	(iii)	such amendment, alteration, suspension, discontinuation or termination would materially increase the benefits accruing to Participants, materially increase the maximum number of shares or other securities which may be issued under this Plan, materially modify this Plan’s eligibility requirements; and

(b)	the consent of each Participant whose rights under any outstanding Award would be impaired by such action.

SECTION 9. GENERAL PROVISIONS

(a)	Nontransferability of Awards. Unless the Administrator determines otherwise at the time the Award is granted or thereafter no Award, and no Shares subject to an outstanding Award as to which any applicable restriction or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or the laws of descent and distribution; provided, however, that if so permitted by the Administrator, a Participant may designate a beneficiary to receive his or her rights under any Award after his or her death.

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(b)	Award Entitlement. No Non-Employee Director or Participant shall have any claim to be granted any Award under this Plan, and there is no obligation for uniformity of treatment of Non-Employee Directors or Participants under this Plan.

(c)	Requirement of Award Agreement. The prospective recipient of any Award under this Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, unless and until both the Company and such recipient shall have executed an Award Agreement evidencing the Award and the recipient shall have delivered a copy thereof to the Company.

(d)	Termination, Forfeiture and Disgorgement. The Administrator shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any amounts attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

(i) competing with the Company or participating in any enterprise that competes with the Company; and

(ii) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her service as a Non-Employee Director.

(e)	Compliance with Securities Laws. No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Administrator, in its sole discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(f)	Award Deferrals. The Administrator shall have full power and authority to establish procedures in compliance with Section 409A, if applicable, pursuant to which the payment or settlement of any Award may be deferred.

(g)	Governing Law. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Nevada and applicable U.S. federal law.

(h)	Severability. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, it shall be stricken and the remainder of this Plan shall remain in full force and effect.

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SECTION 10. SECTION 409A

     Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Section 409A, that Plan provision or Award will be reformed to avoid imposition of the additional tax, including that any Award subject to 409A held by a specified employee that is settled upon termination of employment (for reasons other than death) shall be delayed in payment until the expiration of six months, and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. Awards made under this Plan are intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A.

SECTION 11. TERM OF PLAN

     This amended and restated Plan is effective as of May 14, 2013, the date upon which it was approved by the Board; provided, however, that no Award may be granted under this amended and restated Plan until it has been approved by the stockholders of the Company. No Award may be granted under this Plan after May 13, 2023, but any award granted prior to that date may extend beyond that date.

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APPENDIX C - COMPUTER SCIENCES CORPORATION 2011 OMNIBUS INCENTIVE PLAN

COMPUTER SCIENCES CORPORATION
2011 OMNIBUS INCENTIVE PLAN

Amended and Restated
May 14, 2013

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COMPUTER SCIENCES CORPORATION
2011 OMNIBUS INCENTIVE PLAN

Section 1
Purpose and Objectives

          This Computer Sciences Corporation 2011 Omnibus Incentive Plan (this “Plan”) was adopted by Computer Sciences Corporation (the “Company”) to reward selected corporate officers and key employees of the Company by enabling them to acquire shares of common stock of the Company and/or through the provision of cash payments.

          This Plan is designed to attract and retain employees of the Company and its Subsidiaries (as defined herein), to encourage the sense of proprietorship in the Company and its Subsidiaries.

Section 2
Definitions

          As used herein, the terms set forth below shall have the following respective meanings:

     (a) “Authorized Officer” means the Chairman of the Board, the Chief Executive Officer of the Company or the Chief Human Resources Officer of the Company (or any other senior officers of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

     (b) “Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions, and limitations as the Committee may establish in accordance with the objectives of this Plan.

     (c) “Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

     (d) “Board” means the Board of Directors of the Company.

     (e) “Cash Award” means an Award denominated in cash.

     (f) “Change in Control” means the consummation of a “change in ownership” of the Company, a “change in effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company, and in each case, as defined under Code Section 409A.

     (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (h) “Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

     (i) “Common Stock” means the Common Stock, par value $1.00 per share, of the Company.

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     (j) “Company” means Computer Sciences Corporation, a Nevada corporation, or any successor thereto.

     (k) “Disability” means, unless otherwise provided in an Award Agreement, a disability that entitles the Employee to benefits under the Company’s long-term disability plan, as may be in effect from time to time, as determined by the plan administrator of the long-term disability plan, or if the Employee is not a participant under the Company’s long-term disability plan, as determined if the Employee were a participant in a long-term disability plan that covers similarly situated employees. Notwithstanding the foregoing, if an Award is subject to Code Section 409A and Disability is a payment event, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i).

     (l) “Dividend Equivalents” means, in the case of Restricted Stock Units or Performance Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period or performance period, as applicable, on a like number of shares of Common Stock that are subject to the Award.

     (m) “Effective Date” means the date this Plan is approved by the requisite vote of the stockholders of the Company.

     (n) “Employee” means an employee of the Company or any of its Subsidiaries.

     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

     (p) “Exercise Price” means the price at which a Participant may exercise his right to receive cash or Common Stock, as applicable, under the terms of an Award.

     (q) “Fair Market Value” of a share of Common Stock means, as of a particular date, (1) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (2) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by an inter-dealer quotation system, (3) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or (4) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Committee.

     (r) “Fiscal Year” means a fiscal year of the Company.

     (s) “Grant Date” means the date an Award is granted to a Participant.

     (t) “Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Code Section 422.

     (u) “Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Code Section 422.

     (v) “Option” means a right to purchase a specified number of shares of Common Stock at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

     (w) “Participant” means an Employee to whom an Award has been made under this Plan.

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     (x) “Performance Award” means an Award made pursuant to this Plan to a Participant which is subject to the attainment of one or more Performance Goals. A Performance Award may be in the form of Performance Unit Awards, Restricted Stock Awards, Options, SARs or Cash Awards.

     (y) “Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

     (z) “Performance Unit” means a unit evidencing the right to receive in specified circumstances cash or shares of Common Stock or equivalent value of Common Stock in cash, the value of which at the time it is settled is determined as a function of the extent to which established performance criteria have been satisfied. Performance Units may take the form of performance-based Restricted Stock Units or Cash Awards.

     (aa) “Performance Unit Award” means an Award in the form of Performance Units.

     (bb) “Qualified Performance Awards” has the meaning set forth in Section 13.2.

     (cc) “Restricted Stock” means a share of Common Stock that is restricted or subject to forfeiture provisions.

     (dd) “Restricted Stock Award” means an Award in the form of Restricted Stock.

     (ee) “Restricted Stock Unit” means a unit evidencing the right to receive in specified circumstances one share of Common Stock or equivalent value in cash that is restricted or subject to forfeiture provisions.

     (ff) “Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

     (gg) “Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to this Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

     (hh) “Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified Exercise Price.

     (ii) “Stock Award” means an Award in the form of shares of Common Stock, including a Restricted Stock Award, and a Restricted Stock Unit Award or Performance Unit Award that may be settled in shares of Common Stock, and excluding Options and SARs.

     (jj) “Stock-Based Award Limitations” has the meaning set forth in Section 4.3.

     (kk) “Subsidiary” means any corporation, partnership, association, joint stock company, business trust, unincorporated organization or other entity that the Company controls directly, or indirectly through one or more intermediaries.

Section 3
Eligibility

          All Employees are eligible for Awards under this Plan. The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be granted Awards under this Plan.

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Section 4
Shares Subject to Awards

          4.1 Common Stock Available for Awards. Subject to the provisions of Section 18 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 19,300,000 shares of Common Stock (the “Maximum Share Limit”), of which 8,300,000 shares were added in 2013. Within the Maximum Share Limit,

     (a) no more than 19,300,000 shares may be used for Options and SARs (the “Option and SARs Limit”);

     (b) no more than 9,650,000 shares may be used for Awards other than Options and SARs (the “Full Value Award Limit”); and

     (c) Each Option and SAR granted shall reduce each of the Maximum Share Limit and the Option and SARs Limit by one share, and the Full Value Award Limit by one-half share; and each Award other than an Option or SAR granted shall reduce each of the Maximum Share Limit and the Option and SARs Limit by two shares, and the Full Value Award Limit by one share.

          Such shares shall be reserved from authorized but unissued shares, treasury shares and from shares which have been reacquired by the Company. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

          4.2 Share Counting. If an Award expires or is terminated, cancelled or forfeited, the shares of Common Stock associated with the expired, terminated, cancelled or forfeited Award shall again be available for Awards under this Plan. In the case of an Award that is an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option and SARs Limit shall each be increased by one share of Common Stock and the Full Value Award Limit shall be increased by one-half share of Common Stock for each such Option or SAR. In the case of an Award other than an Option or SAR that expires, terminates, is cancelled or is forfeited, the Maximum Share Limit and the Option and SARs Limit shall each be increased by two shares of Common Stock and the Full Value Award Limit shall be increased by one share of Common Stock for each such Award that is not an Option or SAR. Notwithstanding the foregoing, the Committee shall adopt such share counting rules as are required for Incentive Stock Options to comply with the requirements set forth in Code Section 422.

          In addition, the following principles shall apply in determining the number of shares under any applicable limit within the Maximum Share Limit:

     (a) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment to satisfy minimum withholding taxes shall not become available again for issuance under this Plan;

     (b) Shares of Common Stock that are tendered by a Participant or withheld as full or partial payment for the Exercise Price of an Award shall not become available again for issuance under this Plan;

     (c) Shares of Common Stock reserved for issuance upon grant of an SAR, to the extent the number of reserved shares of Common Stock exceeds the number of shares of Common Stock actually issued upon exercise or settlement of such SAR, shall not become available again for issuance under this Plan;

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     (d) Awards that by their terms may only be settled in cash shall not reduce the Maximum Share Limit under this Plan; and

     (e) If cash is issued in lieu of shares of Common Stock pursuant to an Award, such shares not become available again for issuance under this Plan.

          4.3 Fiscal Year Limitations on Grants of Awards. The following limitations shall apply to any Awards made hereunder:

     (a) No Employee may be granted during any Fiscal Year Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

     (b) No Employee may be granted during any Fiscal Year Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation set forth in this subsection (b), together with the limitation set forth in subsection (a), being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

     (c) No Employee may be granted during any Fiscal Year (1) Cash Awards or (2) Restricted Stock Unit Awards or Performance Unit Awards that may be settled solely in cash having a value determined on the Grant Date in excess of $10,000,000.

Section 5
Administration

          5.1 Authority of the Committee; Qualifications. Except as otherwise provided in this Plan with respect to actions or determinations by the Board, this Plan shall be administered by the Committee, subject to the following:

     (a) The members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Common Stock;

     (b) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “Non-Employee Directors” as defined in Securities and Exchange Commission Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and

     (c) any Award intended to qualify for the “performance-based compensation” exception under Code Section 162(m) shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Code Section 162(m) and regulations pursuant thereto.

          5.2 Powers. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan.

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          Subject to Sections 5.4, 6.2 and 6.3 hereof, the Committee may, in its discretion,

     (a) Provide for the extension of the exercisability of an Award;

     (b) In the event of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 18.3 hereof; provided, however, that no such action shall permit the term of any Option or SAR to be greater than 10 years from its Grant Date; or

     (c) Accelerate the vesting or exercisability of an Award to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date.

          5.3 Final and Binding. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          5.4 Prohibition on Repricing of Awards. Subject to the provisions of Section 18 hereof, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s stockholders to

     (a) reduce the Exercise Price of any outstanding Options or SARs; or

     (b) cancel any outstanding Options or SARs in exchange for cash or other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs.

          5.5 Delegation of Authority. Subject to Nevada law, the Committee may delegate any of its authority to the Board, to any other committee of the Board or to an Authorized Officer to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act; provided that the requirements of Section 5.1 are met. Such delegation shall be made in writing specifically setting forth such delegated authority. As permitted by Nevada law, the Committee may also delegate to an Authorized Officer authority to execute on behalf of the Company any Award Agreement. The Committee and the Board, as applicable, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan.

Section 6
Awards

          6.1 Grants. The Committee, in its absolute discretion, may grant all Awards under this Plan from time to time, provided however, that the Committee shall not have the right, without the approval of the Company’s stockholders, to

     (a) Reduce the Exercise price of an existing options;

     (b) Take any action which would be treated as a “repricing” under generally accepted accounting principles; or

     (c) Cancel an existing option at a time when its exercise price exceeds the fair market value of the stock underlying such option in exchange for another option, a restricted stock award or other equity in the Company or cash except as provided in Section 18.

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          6.2 Award Agreements. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in Sections 7 - 13 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Upon the termination of employment by a Participant who is an Employee, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

          6.3 Vesting Limitations. Except as otherwise provided below, any Stock Award, Option or Stock Appreciation Right that

     (a) is not a Performance Award shall have a minimum Restriction Period of three years from the date of grant; or

     (b) is a Performance Award shall have a minimum performance period of three years from the date of grant;

provided, however, that (1) the Committee may provide for earlier vesting (x) to the extent provided for in an Employee’s employment agreement with the Company or any Subsidiary that was effective prior the Effective Date and (y) upon an Employee’s termination of employment by reason of death, Disability, Change in Control, retirement, involuntary termination without cause or voluntary termination for good reason and (2) vesting of a Stock Award, Option or Stock Appreciation Right may occur incrementally over the three-year Restriction Period or three-year minimum performance period, as applicable. The foregoing notwithstanding, 965,000 of the total number of shares of Common Stock available for issuance under this Plan may be granted without regard to any minimum Restriction Period or performance period, as applicable, described in this Section 6.3.

          6.4 Payment of Awards. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Common Stock, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may be settled in shares of Common Stock, the shares of Common Stock that may be issued at the end of the Restriction Period shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          6.5 Dividends and Dividend Equivalents. Rights to dividends will be extended to and made part of any Restricted Stock Award and Dividend Equivalents may, in the Committee’s discretion, be extended to and made part of any Restricted Stock Unit Award and Performance Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish; provided, however, that no such dividends or Dividend Equivalents shall be paid with respect to unvested Stock Awards, including Stock Awards subject to Performance Goals. Dividends and/or Dividend Equivalents shall not be extended to any Options or SARs.

Section 7
Options

          7.1 General. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall be not less than the Fair Market Value of the Common Stock on the Grant Date. The term of an Option shall not exceed 10 years from the Grant Date.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	C-9

Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

          7.2 Option Exercise. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may pay the exercise price by means of the Company withholding shares of Common Stock otherwise deliverable on exercise of the Award or tendering Common Stock valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, shall determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Section.

Section 8
Stock Appreciation Rights

          An Award may be in the form of an SAR. The Exercise Price for an SAR shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that a SAR that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 9
Restricted Stock Awards

          An Award may be in the form of a Restricted Stock Award. The terms, conditions and limitations applicable to any Restricted Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee and subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 10
Restricted Stock Unit Awards

          An Award may be in the form of a Restricted Stock Unit Award. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

C-10	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Section 11
Performance Unit Awards

          An Award may be in the form of a Performance Unit Award. Each Performance Unit shall have an initial value that is established by the Committee on the Grant Date. Subject to the terms of this Plan, after the applicable performance period has ended, the Participant shall be entitled to receive settlement of the value and number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. The timing and the terms of settlement of earned Performance Units shall be as determined by the Committee and as evidenced in an Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may settle earned Performance Units in the form of cash or in shares of Common Stock (or in a combination thereof) equal to the value of the earned Performance Units as soon as practicable after the end of the performance period and following the Committee’s determination of actual performance against the performance measures and related goals established by the Committee; provided, however, that a Performance Unit Award that may be settled all or in part in shares of Common Stock shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in Section 6 hereof.

Section 12
Cash Awards

          An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee.

Section 13
Performance Awards

          Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee.

          13.1 Nonqualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

          13.2 Qualified Performance Awards. Performance Awards granted to Employees under this Plan that are intended to qualify as qualified performance-based compensation under Code Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of the period of service to which the Performance Goal relates; and (ii) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.

          A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies including by direct reference to peers, by reference to an index, or by a similar mechanism.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	C-11

          (a) Performance Goals. A Performance Goal shall include one or more of the following:

(i)	contract awards;

(ii)	backlog;

(iii)	market share;

(iv)	revenue;

(v)	sales;

(vi)	days’ sales outstanding;

(vii)	overhead;

(viii)	other expense management;

(ix)	operating income;

(x)	operating income margin;

(xi)	earnings (including net earnings, EBT, EBIT and EBITDA);

(xii)	earnings margin;

(xiii)	earnings per share;

(xiv)	cash flow;

(xv)	working capital;

(xvi)	book value per share;

(xvii)	improvement in capital structure;

(xviii)	credit rating;

(xix)	return on stockholders’ equity;

(xx)	return on investment;

(xxi)	cash flow return on investment;

(xxii)	return on assets;

(xxiii)	total stockholder return;

(xxiv)	economic profit;

(xxv)	stock price;

(xxvi)	total contract value;

(xxvii)	annual contract value; or

(xxviii)	client satisfaction.

C-12	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

          Unless otherwise stated, a Performance Goal applicable to a Qualified Performance Award need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria).

          (b) Interpretation; Code Requirements. In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of this Plan to conform with the standards of Code Section 162(m) and Treasury Regulation § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting this Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

          13.3 Adjustment of Performance Awards. The Committee may provide in any such Performance Award in writing in advance that the results may be adjusted to include or exclude particular factors, including but not limited to any of the following events that occur during a Performance Period:

     (a) asset write-downs;

     (b) litigation or claim judgments or settlements;

     (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

     (d) any reorganization and restructuring programs;

     (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable Fiscal Year;

     (f) acquisitions or divestitures;

     (g) foreign exchange gains and losses; and

     (h) settlement of hedging activities.

          Only Awards that are not intended to qualify as Qualified Performance Awards may be adjusted upward in the discretion of the Committee. The Committee may retain the discretion to adjust any Performance Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Section 14
Change of Control

          Notwithstanding any other provision of this Plan to the contrary, unless (1) an Award Agreement shall specify otherwise or (2) the agreement effectuating the Change in Control provides for the assumption or substitution of Awards, upon the date of a Change in Control:

     (a) all outstanding Options that have not vested in full on or prior thereto shall be fully vested and exercisable;

     (b) all restrictions applicable to outstanding Restricted Stock shall lapse in full;

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	C-13

     (c) all outstanding Restricted Stock Units that have not vested in full on or prior thereto shall be fully vested;

     (d) if the Change in Control occurs during the Performance Period, all Performance Awards shall be considered earned and payable at their target value, prorated for the portion of the Performance Period that has elapsed and shall be immediately paid or settled; and

     (e) if the Change in Control occurs after the Performance Period, all Performance Awards shall, as soon as administratively practicable, be paid or settled based on the actual achievement of the applicable performance goals

Section 15
Taxes

          The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of required withholding taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes; provided, however, that the number of shares of Common Stock withheld for payment of required withholding taxes must equal no more than the required minimum withholding taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

Section 16
Amendment, Modification, Suspension or Termination

          The Board may amend, modify, suspend or terminate this Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

          No amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that:

     (a) expands the types of Awards available under this Plan;

     (b) materially increases the number of shares of Common Stock available for Awards under this Plan;

     (c) materially expands the classes of persons eligible for Awards under this Plan;

     (d) materially extends the term of this Plan;

     (e) materially changes the method of determining the Exercise Price of Options;

     (f) deletes or limits any provisions of this Plan that prohibit the repricing of Options or SARs; or

     (g) decreases any minimum vesting requirements for any Stock Award.

C-14	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Section 17
Assignability

          Unless otherwise determined by the Committee and expressly provided for in an Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except (1) by will or the laws of descent and distribution or (2) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of this Plan or applicable Award and in a form acceptable to the Committee. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Section 17 shall be null and void. Notwithstanding the foregoing, no Award may be transferred for value or consideration.

Section 18
Adjustments

          18.1 Outstanding Awards. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          18.2 Plan Adjustments

     (a) Subdivision or Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then:

     (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

     (ii) the number of shares of Common Stock covered by outstanding Awards;

     (iii) the exercise price or other price in respect of such Awards;

     (iv) the appropriate Fair Market Value and other price determinations for such Awards; and

     (v) any other limitations contained within this Plan shall each be proportionately adjusted by the Committee as appropriate to reflect such transaction.

     (b) Recapitalizations, Reorganizations, etc. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make appropriate adjustments to:

     (i) the number of shares of Common Stock reserved under this Plan and the number of shares of Common Stock available for issuance pursuant to specific types of Awards as described in Section 4;

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	C-15

     (ii) the number of shares of Common Stock covered by outstanding Awards;

     (iii) the exercise price or other price in respect of such Awards;

     (iv) the appropriate Fair Market Value and other price determinations for such Awards;

     (v) the Stock-Based Award Limitations; and

     (vi) any other limitations contained within this Plan;

provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards.

          18.3 Award Adjustments. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, split-up, spin-off, split-off, initial public offering of the common equity of a Subsidiary, reorganization or liquidation, the Committee may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its discretion, to:

     (a) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines, including stock of another company) for an Award or the assumption of the Award (and for awards not granted under this Plan), regardless of whether in a transaction to which Code Section 424(a) applies;

     (b) provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction;

     (c) provide for the acceleration of the vesting and exercisability of an Award and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof;

     (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the Fair Market Value of such Awards as of the date of such event, which, in the case of any Option, shall be the amount equal to the excess of the Fair Market Value of a share of Common Stock as of such date over the per-share exercise price for such Option (for the avoidance of doubt, if such exercise price is less than such Fair Market Value, the Option may be canceled for no consideration or for such consideration that the Committee shall determine or as provided by the agreement effectuating an event described in this Section 18.3); or

     (e) cancel Awards that are Options and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.

          18.4 Compliance with Code Section 409A. No adjustment or substitution pursuant to this Section 18 shall be made in a manner that results in noncompliance with the requirements of Code Section 409A, to the extent applicable.

C-16	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Section 19
Restrictions

          No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Section 20
Unfunded Plan

          This Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan. With respect to this Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in this Plan or any applicable Award Agreement.

Section 21
Code Section 409A

          21.1 Awards. Awards made under this Plan are intended to comply with or be exempt from Code Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Code Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an additional tax under Code Section 409A, that Plan provision or Award shall be reformed, to the extent permissible under Code Section 409A, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

          21.2 Settlement Period. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award, Performance Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Code Section 409A. If the Committee determines that a Restricted Stock Unit Award, Performance Unit Award or Cash Award is intended to be subject to Code Section 409A, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Code Section 409A.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	C-17

          21.3 Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (i) the first business day following the expiration of six months from the Participant’s separation from service, (ii) the date of the Participant’s death, or (iii) such earlier date as complies with the requirements of Code Section 409A.

Section 22
Award Termination, Forfeiture and Disgorgement

          The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be terminated or forfeited, or the Participant should be required to disgorge to the Company any gains attributable to the Award. Such circumstances may include, without limitation, the following actions by a Participant:

     (a) competing with the Company or participating in any enterprise that competes with the Company;

     (b) using or disclosing, other than as expressly authorized by the Company or a Subsidiary, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment with the Company or any Subsidiary; and

     (c) after the Participant is no longer employed by the Company or any Subsidiary:

     (i) soliciting, with respect to any of the services or products that the Company or any Subsidiary then provides to customers, any person or entity whom the Participant knows to be a customer of the Company or any Subsidiary, or whose business the Participant solicited on behalf of the Company or any Subsidiary while employed by it,

     (ii) soliciting or hiring any person who is then an Employee, or

     (iii) taking any action that, in the judgment of the Committee, is not in the best interests of the Company.

          Additionally, any Awards granted pursuant to this Plan shall be subject to any recoupment or clawback policy that is adopted by, or applicable to, the Company.

Section 23
Awards to Non-U.S. Employees

          Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

Section 24
Governing Law

          This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Nevada.

C-18	COMPUTER SCIENCES CORPORATION	2013 Proxy Statement

Section 25
Right to Continued Service or Employment

          Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he is employed or otherwise serves the Company or its Subsidiaries.

Section 26
Term

          This Plan, as approved by the Board on May 14, 2013, shall be effective as of the Effective Date. This Plan shall continue in effect for a term of 10 years commencing on the Effective Date, unless earlier terminated by action of the Board.

Section 27
Usage

          Words used in this Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

Section 28
Headings

          The headings in this Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Plan.

COMPUTER SCIENCES CORPORATION	2013 Proxy Statement	C-19

CSC INVESTOR RELATIONS 3170 FAIRVIEW PARK DRIVE FALLS CHURCH, VIRGINIA 22042
VOTE BY INTERNET - www.proxyvote.com
Use the Internet up until 11:59 p.m. Eastern Daylight Time on August 12, 2013 to transmit your voting instructions and to enroll for electronic delivery of subsequent stockholder communications. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Computer Sciences Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1.800.690.6903
To transmit your voting instructions, use any touch-tone telephone up until 11:59 p.m. Eastern Daylight Time on August 12, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to Computer Sciences Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Note: Proxy voting instructions for shares held in the Company's Matched Asset Plan must be given by 11:59 p.m. Eastern Daylight Time on August 8, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M61228-P41268-Z61145	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COMPUTER SCIENCES CORPORATION
The Board of Directors recommends a vote "FOR" each of the nominees in Proposal 1, "FOR" Proposal 2, Proposal 3, Proposal 4 and Proposal 5

Vote On Directors
1.	To elect nine nominees to the CSC Board of Directors		For	Against	Abstain
Nominees:
	1a.	David J. Barram	☐	☐	☐

	1b.	Erik Brynjolfsson	☐	☐	☐

	1c.	Rodney F. Chase	☐	☐	☐

	1d.	Judith R. Haberkorn	☐	☐	☐

	1e.	Nancy Killefer	☐	☐	☐

	1f.	J. Michael Lawrie	☐	☐	☐

	1g.	Brian P. MacDonald	☐	☐	☐

	1h.	Chong Sup Park	☐	☐	☐

	1i.	Lawrence A. Zimmerman	☐	☐	☐

To provide comments, please check this box and write them on the back where indicated.					☐

Please indicate if you plan to attend this meeting.			☐	☐

Vote On Proposals		For	Against	Abstain

2.	Approval, by non-binding vote, of executive compensation	☐	☐	☐

3.	Approval of an amendment to the 2010 Non-Employee Director Incentive Plan	☐	☐	☐

4.	Approval of amendments to the 2011 Omnibus Incentive Plan	☐	☐	☐

5.	Ratification of the appointment of independent auditors	☐	☐	☐

Please sign, date and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or as an agent, attorney or duciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO STOCKHOLDERS

VOTING PREVENTS ESCHEATMENT

Most states have escheatment laws which require CSC to transfer stockholder accounts when they meet that state's criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the stockholder's possession is cancelled on the records of CSC's transfer agent. While the specified number of years varies by state, escheatment generally occurs if you have not voted during a three-year period and you have not contacted CSC's transfer agent during that time. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds of its sale.

Therefore, it is very important that you vote and that CSC has your current address. If you have moved, please provide your new address to CSC's transfer agent: Computershare, P.O. Box 43006, Providence, RI 02940-3006; telephone 800.676.0654; and Internet address: www-us.computershare.com/investor/contact. Please inform Computershare if there are multiple accounts or stock is held under more than one name.

For additional information, the CSC Shareholder Services and automated literature request line is available at telephone 800.542.3070.

Note: CSC employees are requested to notify the CSC Service Center (telephone 877.612.2211) of any address change or their local Human Resources representative if not supported by the CSC Service Center.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M61229-P41268-Z61145

COMPUTER SCIENCES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 13, 2013

       The undersigned hereby appoints J. MICHAEL LAWRIE, PAUL N. SALEH and M. LOUISE TURILLI, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, Virginia 22042, at 10:00 a.m., Eastern Daylight Time, on August 13, 2013, and at any adjournments or postponements thereof, and to consider and to vote on any other matter properly coming before the meeting.

       If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

       This card also provides voting instructions for shares, if any, held in the Company's Matched Asset Plan.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR 1) THE ELECTION OF DIRECTORS, 2) APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, 3) APPROVAL OF AN AMENDMENT TO THE 2010 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN, 4) APPROVAL OF AMENDMENTS TO THE 2011 OMNIBUS INCENTIVE PLAN AND 5) RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. SHARES ALLOCATED TO THIS ACCOUNT AND HELD IN THE COMPANY'S MATCHED ASSET PLAN WILL BE VOTED BY THE BANK OF NEW YORK (THE TRUSTEE FOR THOSE SHARES). IF THE TRUSTEE DOES NOT RECEIVE VOTING INSTRUCTIONS FOR SHARES HELD IN THE MATCHED ASSET PLAN BY AUGUST 8, 2013, THOSE SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PROXY
If you do not timely vote by Internet, telephone or mailing your completed proxy card, or by attending the meeting and voting by ballot, these shares cannot be voted except for non-voted shares allocated to this MAP account, which will be voted as set forth above.